Exhibit 10.28

WORLD TRAVEL PARTNERS, L.P.

OFFICE LEASE

TABLE OF CONTENTS

SECTION		PAGE

1	LEASED PREMISES	1

2	TERM	1

3	RENTAL	1

4	OPERATING EXPENSES	2

5	SECURITY DEPOSIT	4

6	COMPLETION OF IMPROVEMENTS	4

7	DELAY IN DELIVERY OF POSSESSION	5

8	USE OF LEASED PREMISES	5

9	ACCEPTANCE OF PREMISES	5

10	ALTERATIONS, MECHANICS’ LIENS	5

11	WASTE AND QUIET CONDUCT	6

12	FIRE INSURANCE, HAZARDS	6

13	LIABILITY INSURANCE	7

14	INDEMNIFICATION BY TENANT	7

15	WAIVER OF CLAIMS	8

16	LANDLORD’S REPAIRS	8

17	TENANT’S REPAIRS

18	SIGNS, LANDSCAPING

19	ENTRY BY LANDLORD	9

20	SERVICES	9

21	ABANDONMENT	10

22	DESTRUCTION	11

23	ASSIGNMENT AND SUBLETTING	11

24	INSOLVENCY OF TENANT	12

25	BREACH BY TENANT	12

26	ATTORNEYS’ FEES/COLLECTION CHARGES	13

27	CONDEMNATION	13

28	NOTICES	13

29	WAIVER	14

30	EFFECT OF HOLDING OVER	14

31	SUBORDINATION	14

32	ESTOPPEL CERTIFICATE	15

33	PARKING	15

34	MORTGAGE PROTECTION	15

35	RULES AND REGULATIONS	15

36	RELOCATION	16

MISCELLANEOUS PROVISIONS		16

EXHIBITS

EXHIBIT A	FLOOR PLAN
EXHIBIT B	SITE PLAN
EXHIBIT C	TENANT’S ACCEPTANCE OF PREMISES
EXHIBIT D	SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
EXHIBIT E	RULES AND REGULATIONS
EXHIBIT F	JANITORIAL SCHEDULE
EXHIBIT G	SECURITY SCHEDULE
EXHIBIT H	TERMINATION SCHEDULE

STATE OF GEORGIA

DEKALB COUNTY

This Lease Agreement, made this              day of                     , 1995, by and between, WEEKS REALTY, L.P. hereinafter referred to as “Landlord”, and WORLD TRAVEL PARTNERS, L.P. hereinafter referred to as “Tenant”;

WITNESSETH:

LEASED PREMISES

1.01 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the space hereinafter referred to as the LEASED PREMISES, described as approximately 12,681 sq. ft. of office space designated as Suite 700 and shown on Exhibit “A”, in the office building located at 6 West Druid Hills, Atlanta, Georgia (hereinafter referred to as the “Building”). The Property upon which the Building is located is more particularly described on Exhibit “B” attached hereto and by this reference made a part hereof (hereinafter referred to as the “Property”).

TERM

2.01 TO HAVE AND TO HOLD said Leased Premises for a term of three (3) years commencing upon the date of execution hereof and continuing for a period of three (3) years from the Rent Commencement Date (defined below), upon the terms, conditions, and covenants contained herein. “Substantial Completion” shall mean completion of construction of the tenant improvements substantially in accordance with the approved plans and specifications, and the Landlord’s provision to Tenant of a certificate of occupancy, subject only to normal punchlist items. See below.

RENTAL

3.01 As rental for the Leased Premises, Tenant agrees to pay to Landlord the sum of ONE HUNDRED SEVENTY-SEVEN THOUSAND, FIVE HUNDRED THIRTY-FOUR NO/100 Dollars ($177,534.00) per year (hereinafter referred to as “Base Rental”), payable in monthly installments each in the amount of FOURTEEN THOUSAND SEVEN HUNDRED NINETY-FOUR 50/100 Dollars ($14,794.50) on or before the first day of each calendar month beginning on the earlier of Substantial Completion or October 15, 1995 (the “Rent Commencement Date”) and thereafter for the remainder of the term, together with any other additional rental as hereinafter set forth. Tenant shall pay interest at a rate of twelve percent (12%) per annum on all late payments of rent received by Landlord more than ten (10) days after the date due. If the Lease shall commence on any date other than the first day of a calendar month, or end on any date, other than the last day of a calendar month, rent for such month shall be prorated. Tenant has deposited with Landlord, upon delivery of this Lease Agreement, an amount equal to FOURTEEN THOUSAND SEVEN HUNDRED NINETY-FOUR 50/100 Dollars ($14,794.50) which is to be applied as first month’s rental. In the event Landlord delays in tendering possession of Premises to Tenant or in the event Landlord* inhibits or otherwise* delays Tenant in its pursuit of completing such construction, then in either of said events, the Commencement Date shall move forward one (1) day for each day of delay attributed to Landlord.

*	unreasonably

OPERATING EXPENSES

4.01 In addition to the Base Rental payable by Tenant in accordance with Paragraph 3.01 of this Lease, Tenant shall pay monthly to Landlord on the same due date as the Base Rental the sum (hereinafter referred to as the “Additional Rent”) calculated in accordance with the following:

(a) As used in this Lease, the following definitions shall apply:

(i) “Calendar Year” shall mean any period during the Term of this Lease commencing on January 1 and ending on the next following December 31.

(ii) “Base Year” shall mean the Calendar Year 1996.

(iii) “Building” shall mean the Property and the Building and other structures, improvements, fixtures and appurtenances now or hereafter placed, constructed or erected thereon.

(iv) “Pro Rata Share” shall equal fourteen and twenty eight one hundredths percent (14.28%); provided, however, that in the event that the amount of space leased by Tenant shall increase or decrease subsequent to the commencement date of the Term, whether pursuant to an option to expand or otherwise, the Pro Rata Share shall be appropriately adjusted by Landlord.

(v) “Operating Expenses” shall mean any and all costs, expenses and disbursements of every kind and character (subject to the limitations set forth below) which Landlord shall incur, pay or become obligated to pay in connection with the ownership of any estate or interest in the Building or the operation, maintenance, repair, replacement and security of the Building determined in accordance with generally accepted accounting principles consistently applied, including, but not limited to, the following:

(A) Wages and salaries of all employees specifically engaged in the operation, repair, replacement, maintenance, and security of the Building, including taxes, insurance and benefits relating thereto.

(B) All supplies and materials used in the operation, maintenance, repair, replacement, and security of the Building.

(C) Cost of all utilities including gas, water, telephone, telegraph, power, heating, lighting, air-conditioning and ventilating the Building.

(D) Cost of all maintenance and service agreements on equipment, including alarm service, window cleaning and elevator maintenance.

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(E) Cost of casualty, liability and other insurance applicable to the Building or Landlord’s personal property used in connection with the operation and management of the Building.

(F) All taxes and assessments and governmental charges, whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments imposed upon or attributable to the Building, its operation or the Base Rental or Additional Rent without reference to other income of the Landlord.

(G) Cost of repairs, replacements, and general maintenance of the Building.

(H) Cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Building.

(I) Cost of maintaining accounting books and records for the Building.

(J) Costs of contractual management fees and other costs directly related to the on-site management of the Building. The contractual management fees shall not exceed five and one half percent (5 1/2%) of gross rental income of the Building.

(K) Cost of janitorial services, trash, garbage, snow and ice removal; servicing, replacing, equipping and maintenance of all electrical, security and fire alarms, fire pumps, sprinkler systems and fire extinguishers and hose cabinets; painting; window cleaning and landscaping and gardening.

(L) Capital expenditures required by any governmental or regulatory authority, and capital expenditures for energy related equipment or fire and safety equipment provided, however, that the costs will be amortized over the useful life of the improvements.

Specifically excluded from the definition of the term “Operating Expenses” are expenses for repairs, replacements and general maintenance to the extent paid by proceeds of insurance or by Tenant or other third parties and alterations attributable solely to tenants of the Building other than Tenant; interest, amortization or other payments on loans to Landlord whether secured or unsecured; depreciation of the Building; lease payments on capital equipment (elevators or HVAC); leasing commissions; legal expenses; salaries of officers, executives, employees and agents not directly involved in the on-site operation of the Building; and state, federal or local income taxes, excess profits or franchise taxes or other such taxes

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imposed on or measured by or determined from the gross income of Landlord.

(b) The actual amount of Additional Rent payable shall be an amount equal to the product obtained by multiplying the Pro Rata Share times the remainder obtained by subtracting the Operating Expenses for the Base Year from the Operating Expenses for the Calendar Year in question (provided, however, in no event shall the amount so determined be less than zero) . In the event that the Building is not fully occupied during the Base Year, the Landlord shall compute the Operating Expenses for the Base Year as though the Building were fully occupied.

(c) On or before December 31st of each Calendar Year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of its estimate of the Additional Rent for the next ensuing Calendar Year. Commencing in the first (1st) month of the ensuing Calendar Year, or as soon thereafter as Landlord shall invoice Tenant, Tenant shall pay to Landlord one-twelfth (1/12) of such estimated Additional Rent. If notice of Landlord’s estimate of Additional Rent is not given prior to December 31, during the next Calendar Year Tenant shall continue to pay the monthly payment based on the Additional Rent computed for the previous Calendar Year until the month after such notice is given.

(d) As soon as practicable after the close of each Calendar Year, but no later than April 1, Landlord shall deliver to Tenant a final statement of the Additional Rent for the immediately preceding Calendar Year and such statement shall be final and binding upon Landlord and Tenant. If such statement shows an amount owing by Tenant that is less than the payments actually made by the Tenant for the immediately preceding Calendar Year, Tenant shall be credited for such excess against the next monthly payments of Additional Rent. If such statement shows an amount owing by the Tenant that is more than the payments actually made by the Tenant for the immediately preceding Calendar Year, Tenant shall pay the deficiency to Landlord within ten (10) days after delivery of the statement.

SECURITY DEPOSIT

5.01 Intentionally omitted.

COMPLETION OF IMPROVEMENTS

6.01 The rental provided in paragraph 3.01 “Rental” above, includes an allowance (“Allowance”) in the amount of $76,086.00 for the construction of tenant improvements in the Leased Premises on the basis set forth in the plans and specifications attached, or to be attached, hereto in Exhibit “B”. [SEE MISCELLANEOUS PROVISIONS “W”].

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DELIVERY OF POSSESSION

7.01 Upon commencement of this Lease, Landlord shall deliver possession of the Leased Premises to Tenant.

USE OF LEASED PREMISES

8.01 The Leased Premises may be used and occupied only for general office purposes, including, but not limited to the operation of a commercial travel agency, ticketing office and related businesses and for no other purpose or purposes, without Landlord’s prior written consent. Tenant shall promptly comply at its sole expense with all laws, ordinances, orders, and regulations affecting the Leased Premises and their cleanliness, safety, occupation and use. Tenant shall not do or permit anything to be done in or about the Leased Premises that will in any way increase the fire insurance upon the Building. Tenant will not perform any act or carry on any practices that may injure the Building or be a nuisance or menace to tenants of adjoining premises. Tenant shall, at Tenant’s sole cost and expense, comply fully with all environmental laws and regulations, and all other legal requirements, applicable to Tenant’s specific operations at, on or within, or to Tenant’s use and occupancy of, the Leased Premises.

ACCEPTANCE OF LEASED PREMISES

9.01 By entry hereunder, Tenant acknowledges that it has examined the Leased Premises and accepts the same as being in the condition called for by this Lease, and as suited for the uses intended by Tenant subject to items set forth in the Punch List and latent defects. Upon delivery of possession of the Leased Premises to Tenant, Tenant agrees to execute and deliver to Landlord a Tenant’s Acceptance of Premises, in the form attached hereto as Exhibit “C”.

ALTERATIONS, MECHANICS’ LIENS

10.01 Alterations may not be made to the Leased Premises without prior written consent of Landlord, and any alterations of the Leased Premises excepting movable furniture and trade fixtures shall at Landlord’s option become part of the realty and belong to Landlord.

10.02 Should Tenant desire to alter the Leased Premises and Landlord gives written consent to such alterations, at Landlord’s option, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations.

10.03 Notwithstanding anything in paragraph 10.02 above, Tenant may, upon written consent of Landlord, install trade fixtures, machinery or other trade equipment in conformance with all applicable laws, statutes, ordinances, rules, regulations, and the same may be removed upon the termination of this Lease provided Tenant shall not be in default under any of the terms and conditions of this Lease, and the Leased Premises are not damaged by such removal. Tenant shall return the Leased Premises on the termination of this Lease in the same condition as when rented to Tenant, reasonable wear and tear only excepted. Tenant

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shall keep the Leased Premises, the Building and Property in which the Leased Premises are situated free from any liens arising out of any work performed for, materials furnished to, or obligations incurred by Tenant. All such work provided for above, shall be done at such times and in such manner as Landlord may from time to time designate. Tenant shall give Landlord written notice five (5) days prior to employing any laborer or contractor to perform work (excluding, however computer, telecommunications and cable contractors) resulting in an alteration of the Leased Premises so that Landlord may post a notice of non-responsibility.

WASTE AND QUIET CONDUCT

11.01 Tenant shall not commit, or suffer any waste upon the Leased Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building containing the Leased Premises or any building in the project in which the Leased Premises are located.

11.02 So long as Tenant is not in default in the payment of rent, or other charges or in the performance of any of the other terms, covenants, or conditions of the Lease beyond any period given Tenant in the Lease to cure such default, Tenant shall not be disturbed by Landlord or anyone claiming by, through or under Landlord in Tenant’s possession, enjoyment, use and occupancy of the Leased Premises during the original or any renewal term of the Lease or any extension or modification thereof.

FIRE INSURANCE, HAZARDS

12.01 No use shall be made or permitted to be made of the Leased Premises, nor acts done which might increase the existing rate of insurance upon the Building or cause the cancellation of any insurance policy covering the Building, or any part thereof, nor shall Tenant sell, or permit to be kept, used or sold, in or about the Leased Premises, any article which may be prohibited by the Standard form of fire insurance policies. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to the Leased Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering the Leased Premises, Building and appurtenances. Tenant agrees to pay to Landlord as additional rent, any increase in premiums on policies which may be carried and for loss of rent caused by fire and the perils normally included in extended coverage above the rates presently being paid by the Landlord as of the date hereof that may be caused by Tenant’s use or occupancy of the Leased Premises. In the event that Tenant takes any actions in the future, or conducts its business in such a way that causes an increase in the fire insurance rate on the Building, Landlord shall give Tenant notice of such proposed increase, and Tenant shall have a period of ten (10) days within which to discontinue such actions or use before Tenant shall be responsible for the payment of such increase in cost.

12.02 Tenant shall maintain in full force and effect on all of its fixtures and equipment in the Leased Premises a policy or policies of fire and extended coverage insurance with standard

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coverage endorsement to the extent of at least eighty percent (80%) of their insurable value. During the term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures, and Landlord will sign all documents necessary or proper in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant’s possessions. Tenant shall furnish Landlord with a certificate of such policy within thirty (30) days of the commencement of this Lease, and whenever required, shall satisfy Landlord that such policy is in full force and effect.

LIABILITY INSURANCE

13.01 Tenant, at its own expense, shall provide and keep in force with companies acceptable to Landlord public liability insurance for the benefit of Landlord and Tenant jointly against liability for bodily injury and property damage in the amount of not less than One Million Dollars ($1,000,000.00) in respect to injuries to or death of more than one person in any one occurrence, in the amount of not less than One Million Dollars ($1,000,000.00) in respect to injuries to or death of any one person, and in the amount of not less than Fifty Thousand Dollars $(50,000.00) per occurrence in respect to damage to property, such limits to be for any greater amounts as may be reasonably indicated by circumstances from time to time existing. Tenant shall furnish Landlord with a certificate of such policy (which certificate shall contain the insurer’s waiver of subrogation rights exercisable against the Landlord) within thirty (30) days of the commencement date of this Lease and whenever required shall satisfy Landlord that such policy is in full force and effect. Such policy shall name Landlord as an additional insured and shall be primary and non-contributing with any insurance carried by Landlord. The policy shall further provide that it shall not be cancelled or altered without twenty (20) days prior written notice to Landlord.

INDEMNIFICATION BY TENANT

14.01 Tenant shall indemnify and hold harmless Landlord against and from any and all claims arising from Tenant’s use of the Leased Premises (other than those arising from negligence of Landlord or its agents or employees), or the conduct of its business or from any activity, work, or thing done, permitted or suffered by the Tenant in or about the Leased Premises, and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act, neglect, fault or omission of the Tenant, or of its agents or employees, and from and against all costs, attorney’s fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought relative thereto and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel, chosen by Tenant, and who is reasonably acceptable to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in or about the Leased Premises

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from any cause whatsoever except that which is caused by the failure of Landlord to observe any of the terms and conditions of this Lease where such failure has persisted for an unreasonable period of time after written notice of such failure, and Tenant hereby waives all claims in respect thereof against Landlord. The obligations of Tenant under this section arising by reason of any occurrence taking place during the term of this Lease shall survive any termination of this Lease.

14.02 Landlord shall indemnify and hold harmless Tenant against and from all claims arising from any breach or default in the performance of any obligation on Landlord’s part to be performed under this Lease, or arising from any act, neglect, fault or omission of Landlord or of its agents, employees or contractors and from and against all reasonable costs, reasonable attorneys’ fees, expenses and liabilities actually incurred in or about such claim or any action or proceeding brought relative thereto and in case any action or proceeding be brought against Tenant by reason of any such claim, Landlord upon notice from Tenant shall defend the same at Landlord’s expense by counsel, chosen by Landlord and who is reasonably acceptable to Tenant. The obligations of Landlord or Tenant under this section arising by reason of any occurrence taking place during the term of this Lease shall survive any termination of this Lease.

WAIVER OF CLAIMS

15.01 Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for damages to goods, wares and merchandise in, upon or about the Leased Premises and for injury to Tenant, its agents, employees, invitees, or third persons in or about the Leased Premises from any cause arising at any time, other than the intentional misconduct or negligence of Landlord, its agents and employees.

LANDLORD’S REPAIRS

16.01 Tenant agrees that no representations respecting the Leased Premises or the condition thereof and that no promises to decorate, alter, repair or improve the Leased Premises, either before or after the execution hereof, have been made by Landlord or its agents to Tenant, unless the same are contained in the Work Agreement or Exhibit “B” or elsewhere in this Lease.

16.02 Landlord shall maintain and repair only the common hallways and corridors, common rest rooms, main lobby area, heating, ventilating and air-conditioning systems, elevators, building and floor access control systems, electrical and plumbing systems, driveways and parking areas located on the Property, if any, the roof, foundation, floors and exterior walls and glass of the Building. Notwithstanding Landlord’s obligation to maintain and repair under this Paragraph 16, Tenant shall repair and pay for any damage caused by Tenant, or Tenant’ s employees, agents, contractors, invitees or licensees, or caused by Tenant’s default hereunder. Tenant shall immediately give Landlord written notice of any defect or need for repairs known to Tenant, after which Landlord shall have a reasonable time within which to repair same or cure such defect. Landlord’s

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such obligation of Tenant shall survive the expiration or sooner termination of the Term.

ENTRY BY LANDLORD

19.01 Tenant shall permit Landlord and Landlord’s agents to enter the Leased Premises at all reasonable times for the purpose of inspecting the same to perform janitorial and cleaning services, or for the purpose of maintaining the Building, or for the purpose of decorating, making repairs, alterations, or additions to any portion of the Building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of non-responsibility for alterations, additions, or repairs, or for the purpose of showing the Leased Premises to prospective tenants within six (6) months prior to the expiration of the Lease, or placing upon the Building any usual or ordinary “for sale” signs, without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Leased Premises thereby occasioned; and shall permit Landlord at any time within thirty (30) days prior to the expiration of this Lease, to place upon the Leased Premises any usual or ordinary “to let” or “to lease” signs. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the exterior doors about the Leased Premises. Any entry by Landlord shall be made upon notice to Tenant and during regular business hours or as otherwise acceptable to Tenant (other than in an emergency) . In an emergency, Landlord shall have the right to enter the Leased Premises for any proper purpose.

SERVICES

20.01 Subject to the provisions set forth below in this Paragraph 20.01, Landlord shall furnish the following services to the Leased Premises:

(a) Seasonable heating and air-conditioning between the hours of 8:00 a.m. and 6:00 p.m. on Mondays through Fridays, inclusive, and on Saturdays between the hours of 8:00 a.m. and 1:00 p.m., except for those days which are Holidays as defined on Exhibit “E” hereto. Heating, ventilating and air conditioning shall be sufficient to provide reasonable comfort for normal office use in the Leased Premises. Fresh air levels shall be maintained in accordance with prevailing Class A standards and ASHRAE 62-1989 standards (ventilation for acceptable indoor air quality). Landlord shall provide adequate thermal environmental comfort and air velocity limits in accordance with ASHRAE-55. Upon prior notice from Tenant, Landlord shall provide Tenant with heating and air conditioning services during hours other than those listed above, it being understood that Tenant shall pay Landlord $18.00 per hour for such service.

(b) General cleaning and janitorial services as shown on the attached schedule commencing after 5:00 p.m. on Mondays through Fridays, inclusive, except for Holidays.

(c) Passenger elevator service at all times; provided, however, the Landlord reserves the right to reduce the

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number of elevators in operation after 6:00 p.m. on Mondays through Fridays and at all times on Saturdays, Sundays, and Holidays and to impose such other reasonable elevator security measures as the Landlord deems appropriate.

(d) Common use restroom facilities and drinking water.

(e) Electricity for lighting and small business machines designed to operate on 110-120 volt electric power (e.g., ticket printers, facsimile machines, typewriters, dictating machines, adding machines, calculators, copiers, postage machines, teletypes, personal computers and any other small office equipment that is not computer related except personal computers, and any other equipment typical for Tenant’ s use provided that such use is not more than standard office use).

20.02 Tenant will not use any electrical equipment which in Landlord’s opinion will overload the wiring installations or interfere with the reasonable use thereof by other users in the Building. Tenant will not, without Landlord’s prior written consent in each instance, connect any additional items (e.g., electric heaters, vending equipment and auxiliary air-conditioners) to the Building’s electrical system, or make any alteration or addition to the system. Should Landlord grant such consent, all additional circuits or equipment required therefor shall be installed by Landlord and the cost of such installation, equipment and metering device shall be paid by Tenant. The consumption of electricity for such additional equipment shall be paid monthly by Tenant to Landlord at the prevailing utility company rates. In the event the Tenant desires heating, ventilating or air-conditioning services in addition to those set forth above, the Landlord shall use its best efforts to make same available to Tenant at such rates as may be established from time to time by Landlord.

20.03 Landlord shall not be liable for any damages directly or indirectly resulting from the installation, use or interruption of use of any equipment in connection with the furnishing of services referred to in this Lease, and particularly any interruption in services by any cause beyond the control of Landlord.

20.04 Landlord reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electrical power or other utilities or services when necessary by reason of war, insurrection, civil commotion, riots, acts of God or the enemy, governmental action, repairs, improvements, alterations, strikes, lockouts, picketing, whether legal or illegal, accidents, actions or inactions of Tenant, its agents, contractors, servants, employees, sublessees, concessionaires, licensees, invitees, or guests, inability of Landlord to obtain fuel or supplies or any other cause or causes beyond the reasonable control of Landlord.

ABANDONMENT

21.01 Intentionally omitted.

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DESTRUCTION

22.01 In the event of (a) a partial destruction of the Leased Premises or the Building during the lease term which requires repairs to either the Leased Premises or the Building, or (b) the Leased Premises or the Building being declared unsafe or unfit for occupancy by any authorized public authority for any reason other than Tenant’s act, use or occupation which declaration requires repairs to either the Leased Premises or the Building, Landlord shall forthwith make repairs, provided repairs can be made within sixty (60) days under the laws and regulations of authorized public authorities, but partial destruction (including any destruction necessary in order to make repairs required by any declaration) shall in no way annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made. The proportionate reduction is to be based upon the extent to which the making of repairs shall interfere with the business carried on by Tenant in the Leased Premises. In the event that repairs cannot be made within sixty (60) days, or repairs cannot be made under current laws and regulations, this Lease may be terminated at the option of either party. A total destruction (including any destruction required by any authorized public authority) of either the Leased Premises or the Building shall terminate this Lease. In the event of any dispute between Landlord and Tenant relative to the provisions of this paragraph, they may each select an arbitrator, the two arbitrators so selected shall select a third arbitrator and the three arbitrators so selected shall hear and determine the controversy and their decision thereon shall be final and binding on both Landlord and Tenant who shall bear the cost of such arbitration equally between them. Landlord shall not be required to repair any property installed in the Leased Premises by Tenant. Tenant waives any right under applicable laws inconsistent with the terms of this paragraph and in the event of a destruction agrees to accept any offer by Landlord to provide Tenant with comparable space within the project in which the Leased Premises are located on the same terms as this Lease.

ASSIGNMENT AND SUBLETTING

23.01 Landlord shall have the right to transfer and assign, in whole or in part its rights and obligations in the Building and Property that are the subject of this Lease. Tenant shall not assign this Lease or sublet all or any part of the Leased Premises without the prior written consent of the Landlord. In the event of any assignment or subletting, Tenant shall nevertheless at all times, remain fully responsible and liable for the payment of the rent and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. If all or any part of the Leased Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may at its option, collect directly from the assignee or subtenant all rents becoming due to Tenant by reason of the assignment or sublease. Any collection directly by Landlord from the assignee or subtenant shall not be construed to constitute a novation or a

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release of Tenant from the further performance of its obligations under this Lease.

INSOLVENCY OF TENANT

24.01 Either (a) the appointment of a trustee to take possession of all or substantially all of the assets of Tenant, or (b) a general assignment by Tenant for the benefit of creditors, or (c) any action taken or suffered by Tenant under any insolvency or bankruptcy act shall, if any such appointments, assignments or action continues for a period of thirty (30) days, constitute a breach of this Lease by Tenant, and Landlord may at its election without notice, terminate this Lease and in that event be entitled to immediate possession of the Leased Premises and damages as provided below.

BREACH BY TENANT

25.01 In the event of a monetary default by Tenant, which is not cured within ten (10) days of receipt of written notice by Tenant of such default or in the event of a nonmonetary default by Tenant which is not cured within thirty (30) days of receipt of written notice by Tenant of such default, Landlord in addition to any and all other rights or remedies that it may have hereunder, at law or in equity shall have the right to either terminate this Lease or from time to time, without terminating this Lease relet the Leased Premises or any part thereof for the account and in the name of Tenant or otherwise, for any such term or terms and conditions as Landlord in its sole discretion may deem advisable with the right to make reasonable alterations and repairs to the Leased Premises. Tenant shall pay to Landlord, as soon as ascertained, the costs and expenses incurred by Landlord in such reletting or in making such reasonable alterations and repairs. Should such rentals received from time to time from such reletting during any month be less than that agreed to be paid during that month by Tenant hereunder, the Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly.

25.02 No such reletting of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach provided it has not been cured. Should Landlord at any time terminate this Lease for any breach, including the cost of recovering the Leased Premises, and including (1) all amounts that would have fallen due as rent between the time of termination of this Lease and the time of judgment, or other award, less the avails of all relettings and attornments, plus interest on the balance at the rate of twelve percent (12%) per year; and (2) the worth at the time of the judgment or other award, of the amount by which the unpaid rent for the balance of the term exceeds the amount of such rental less that Tenant proves could be reasonably avoided. “Worth” as used in this provision, is computed by discounting the total at the discount rate of the Federal Reserve Bank of Atlanta at the time of the judgment, or award, plus one percent (1%).

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ATTORNEYS’ FEES/COLLECTION CHARGES

26.01 Should Landlord be named as a ‘defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant shall pay to Landlord its cost and expenses incurred in such suit, including reasonable attorneys’ fees. If any rent or other sums of money owed or owing under this Lease is collected by or through an attorney at law, Tenant agrees to pay fifteen percent (15%) thereof as attorneys’ fees. In the event of any dispute under this Lease, the prevailing party shall be entitled to an award of its costs and reasonable attorney’s fees against the nonprevailing party.

CONDEMNATION

27.01 If, at any time during the term of this Lease, title to the Leased Premises should become vested in a public or quasi-public authority by virtue of the exercise of expropriation, appropriation, condemnation or other power in the nature of eminent domain, or by voluntary transfer from the owner of the Leased Premises under threat of such a taking then this Lease shall terminate as of the time of such vesting of title, after which neither party shall be further obligated to the other except for occurrence antedating such taking. The same results shall follow if less than the entire Leased Premises be thus taken, or transferred in lieu of such a taking, but to such extent that it would be legally and commercially impossible for Tenant to occupy the portion of the Leased Premises remaining, and impossible for Tenant to reasonably conduct his trade or business therein.

27.02 Should there be such a partial taking or transfer in lieu thereof, but not to such an extent as to make such continued occupancy and operation by Tenant an impracticability, then this Lease shall continue on all of its same terms and conditions subject only to an equitable reduction in rent proportionate to such taking.

27.03 In the event of any such taking or transfer, whether of the entire Leased Premises, or a portion thereof, it is expressly agreed and understood that all sums awarded, allowed or received in connection therewith shall belong to Landlord, and any rights otherwise vested in Tenant are hereby assigned to Landlord, and Tenant shall have no interest in or claim to any such sums or any portion thereof, whether the same be for the taking of the property or for damages, or otherwise. Landlord agrees that Tenant shall be entitled to pursue a separate award against the condemning authority so long as such award does not diminish or interfere with Landlord’s award.

NOTICES

28.01 All notices, statements, demands, requests, consents, approvals, authorization, offers, agreements, appointments, or designations under this Lease by either party to the other shall be in writing and shall be sufficiently given and served upon the other party, if sent by certified mail, return receipt requested, postage prepaid, and addressed as follows:

(a)	To Tenant at the Leased Premises with a copy to Timothy J. Severt, Vice-President Administration, World Travel Partners, 1055 Lenox Park Boulevard, Suite 420, Atlanta, Georgia 30319;

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(b)	To Landlord, addressed to Landlord at 4497 Park Drive, Norcross, Georgia 30093, with a copy to such other place as Landlord may from time to time designate by notice to Tenant.

WAIVER

29.01 The waiver by Landlord or Tenant of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition or any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

EFFECT OF HOLDING OVER

30.01 If Tenant should remain in possession of the Leased Premises after the expiration of the lease term and without executing a new lease, then such holding over shall be construed as a tenancy from month to month, subject to all the conditions, provisions, and obligations of this Lease insofar as the same are applicable to a month to month tenancy, except that the rent payable hereunder shall be increased to 150% of the amount set out in subparagraph 3.01.

SUBORDINATION

31.01 This Lease, at Landlord’s option, shall be subordinate to any ground lease, first priority mortgage, first priority deed of trust, or first priority security deed now or hereafter placed upon the real property of which the Leased Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof.

31.02 Tenant and Landlord agree to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any such ground lease, mortgage, deed of trust, or security deed, as the case may be, including specifically a subordination, non-disturbance and attornment agreement in the form hereto attached as Exhibit “D”, and failing to do so within ten (10) days after written demand, does hereby make, constitute and irrevocably appoint Landlord as Tenant’s attorney in fact and in Tenant’s name, place and stead, to do so. If requested to do so, Tenant agrees to attorn to any person or other entity that acquires title to the real property encompassing the Leased Premises, whether through judicial foreclosure, sale under power, or otherwise, and to any assignee of such person or other entity.

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ESTOPPEL CERTIFICATE

32.01 Upon ten (10) days notice from Landlord to Tenant, Tenant shall deliver a certificate dated as of the first day of the calendar month in which such notice is received, executed by an appropriate officer, partner or individual, in the form as Landlord may require and stating but not limited to the following: (i) the commencement date of this Lease; (ii) the space occupied by Tenant hereunder; (iii) the expiration date hereof; (iv) a description of any renewal or expansion options; (v) the amount of rental currently and actually paid by Tenant under this Lease; (vi) the nature of any default or claimed default hereunder by Landlord and (vii) that Tenant is not in default hereunder nor has any event occurred which with the passage of time or the giving of notice would become a default by Tenant hereunder.

PARKING

33.01 Tenant shall be entitled to park in common with other tenants of Landlord. Landlord shall provide 4.0 parking spaces per 1,000 square feet of space in the Leased Premises at no extra charge to Tenant. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate parking spaces among Tenant and other tenants. There will be no assigned parking. Tenant agrees to park all Tenant’s trucks in the parking spaces provided at the rear of the building. “Parking” as used herein means the use by Tenant’s employees, its visitors, invitees, and customers for the parking of motor vehicles for such periods of time as are reasonably necessary in connection with use of and/or visits to the demised premises. No vehicle may be repaired or serviced in the parking area and any vehicle deemed abandoned by Landlord will be towed from the project and all costs therein shall be borne by the Tenant. All driveways, ingress and egress, and all parking spaces are for the joint use of all tenants. No area outside of the Leased Premises shall be used by Tenant for storage without Landlord’s prior written permission.

MORTGAGE PROTECTION

34.01 In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed or trust or holder of a security deed or mortgage covering the Leased Premises whose address shall have been furnished it, and shall offer such beneficiary or holder a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

RULES AND REGULATIONS

35.01 This Lease is subject to the rules and regulations pertaining to the Building, which are attached as Exhibit “E”. Tenant, its employees, agents, visitors, invitees, contractors

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and customers will perform and abide by said Rules and Regulations, and any amendments or additions to said Rules and Regulations as may be made from time to time by Landlord. Such amendments shall not adversely impact the business terms of this Lease.

RELOCATION

36.01 Intentionally omitted.

MISCELLANEOUS PROVISIONS

A. Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and the word “person” shall include corporation, firm or association. If there be more than one tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

B. The headings or titles to paragraphs of this Lease are for convenience only and shall have no effect upon the construction or interpretation of any part of this Lease.

C. This instrument contains all of the agreements and conditions made between the parties to this Lease and may not be modified orally or in any other manner than by agreement in writing signed by all parties to this Lease.

D. Where the consent or approval of a party is required, such consent or approval will not be unreasonably withheld or delayed.

E. This Lease shall create the relationship of Landlord and Tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has only a usufruct, not subject to levy and/or sale and not assignable by Tenant except as provided in paragraph 20.01 hereof.

F. Except as otherwise expressly stated, each payment required to be made by Tenant shall be in addition to and not in substitution for other payments to be made by Tenant.

G. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent.

H. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or payment of rent shall be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or payment of rent, or pursue any other remedies available to Landlord.

I. Subject to paragraph 20, the terms and provisions of this Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and assigns of Landlord and Tenant.

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J. Tenant acknowledges and agrees that Landlord shall not be responsible for providing any further security protection for the Leased Premises than that set out on the attached schedule.

K. This Lease shall be governed by Georgia law.

L. Time is of the essence of each term and provision of this Lease.

M. Tenant shall not record this Lease or a memorandum thereof without the written consent of Landlord. Upon the request of Landlord, Tenant shall join in the execution of a memorandum or so-called “short form” of this Lease for the purpose of recordation. Said memorandum or short form of this Lease shall describe the parties, the Leased Premises and the lease term, and shall incorporate this Lease by reference.

N. Landlord’s liability for performance of its obligations under the terms of this Lease shall be limited to its interest in the Building.

O. Landlord hereby grants to Tenant the right of first refusal to lease any of the space in the Building as such space becomes vacant (the Adjacent Space) under the same terms and conditions as the Lease, except such terms as may be contained in the notice set out below. This right of first refusal to lease the Adjacent Space shall be specifically made subordinate to the rights of Wang Laboratories, Inc. to lease the space as contained in that certain lease Agreement by and between Honeywell Bull, Inc. and CDA-Weeks dated May 27, 1988, as assigned and amended.

So long as Tenant is not then in default under the Lease, Landlord will notify Tenant when it has made a proposal to lease any portion of the Adjacent Space to a third party and the terms and conditions upon which it is willing to lease such space.

Tenant shall provide written notice to Landlord, as to Tenant’s decision to lease or not to lease that portion of the Adjacent Space within two (2) business days after Landlord has notified Tenant of the availability of such space (which notice can be verbal or by fax, addressed to Timothy J. Severt, Vice President Administration and Brian Learst, Chief Financial Officer, or their successors or supervisors, at World Travel Partners, 1055 Lenox Park Boulevard, Suite 420, Atlanta, Georgia 30319). If Tenant does provide such notice to lease the Adjacent Space, Landlord and Tenant will execute a lease for the Adjacent Space within ten (10) days after Landlord’s receipt of Tenant’s notice of intent to lease on all the same terms as this Lease except for the rental terms, and other matters which shall be the same as those contained in the proposal to the third party. If Tenant does not provide written notice or indicates that it will not exercise its right of first refusal, this right will expire and Landlord shall have no future obligations to Tenant with regard to that portion of the Adjacent Space which was subject to such notice.

P. Tenant shall have the option to terminate this Lease at any time effective on December 31, 1996 or the last day of any

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calendar month thereafter provided that Tenant gives written notice to Landlord of its intention to terminate at least one hundred twenty (120) days prior to the termination date and provided that Tenant pays to Landlord a sum equal to the unamortized tenant improvements and broker’s commissions relating to the Lease. The total amount of tenant improvements and brokers commissions equal $111,592.00 which shall be amortized over thirty six (36) months at an interest rate of nine and one half (9.5%) percent. The schedule for such amount is attached as Exhibit “H” . It is hereby acknowledged that any such amount required to be paid by Tenant in connection with such early termination is not a penalty but a reasonable estimate of the loss that would be incurred by Landlord as a result of such early termination of this Lease and, in that regard, constitutes liquidated damages with respect to such loss.

On or prior to the termination date, Tenant will surrender possession of the Leased Premises in accordance with the provisions of this Lease as if the termination date were the expiration date of this Lease.

Q. The building is equipped with an Essex Elevator Security System that restricts access to single tenant floors at times determined by Tenant. Landlord reserves the right to change the type of lock off system, however the Landlord agrees that it will not remove the lock off system.

R. Tenant shall have the option to renew this Lease Agreement for one (1) three (3) year term, provided that Tenant gives written notice to Landlord of its intention to renew at least one hundred eighty (180) days prior to the end of the then current term thereof. The renewal shall be upon the same terms and conditions and the same base year as the Agreement, except that the base rent for the renewal term shall be subject to adjustment on the first (1st) day of the renewal term {the “First Adjustment Date”) as follows: The base for computing such adjustment is the Index, as defined hereinbelow. If the index published for the month immediately preceding the First Adjustment Date (the “First Adjustment Index”) has increased over the index published for the first month after the Commencement Date (the “Initial Index”), the Renewal Base Rate shall be adjusted by multiplying the Renewal Base Rate by a fraction, the numerator of which is the First Adjustment Index and the denominator of which is the Initial Index. However, notwithstanding the foregoing, in no event shall such Annual Rental increase less than four (4%) percent or more than twelve (12%) percent.

“Index” shall mean the Consumer Price Index for All Urban Consumers, U.S. City Average for All Items (1982-1984 = 100) published by the Bureau of Labor Statistics, United States Department of Labor. If the Index shall be revised or cease to be compiled and published at any time during the term of this Lease, but a comparable successor index is compiled and published by the Bureau of Labor Statistics, United States Department of Labor, the adjustments shall be computed according to such successor index, with appropriate adjustments in the index to reflect any differences in the method of computation from the Index. If the Index is changed so that the base year differs from that in effect on the Commencement Date, the Index shall be converted in

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accordance with the conversion factor published with the Bureau of Labor Statistic, United States Department of Labor. If, at anytime during the term of this Lease, neither the Index nor a comparable successor index is compiled or published by the Bureau of Labor Statistics, the index for “all items” compiled and published by any other branch or department of the Federal Government shall be used for the adjustments, and if no such index is compiled and published by any branch or department of the Federal government, the statistics reflecting cost of living increases as compiled any institution or organization or individual generally recognized as an authority by financial and insurance institutions shall be used as a basis for such adjustments in order to obtain substantially the same result as would have been obtained if the Index had not been discontinued or revised.

It is expressly understood that Tenant shall have no option to renew this Lease for the renewal term if at the time of the attempted exercise of such option or at the commencement of such renewal term this Lease is not then in full force and effect and if Tenant is then in default of any terms and conditions of this Lease.

S. Tenant will purchase and install a new supplemental HVAC unit in the Leased Premises. This HVAC unit will be separately metered and Tenant will be fully responsible for the cost and maintenance associated with such HVAC unit.

T. Exhibits A, B, C, D, E, F and G are attached hereto and made a part hereof by reference.

U. In addition to the Allowance as set forth in Paragraph 6.01 herein, Landlord shall provide Tenant a special space planning allowance equal to $1,521.72, payable upon execution of this Lease.

V. It is understood and agreed that Tenant may utilize Suite numbers 710, 720, 730, 740, 750 and 775 in addition to Suite number 700, however, such additional suite numbers shall not apply as to the provisions of paragraph 28.01 of the Lease.

W. Landlord will disburse the Allowance to Tenant upon compliance by Tenant with the following conditions:

(a) Tenant shall submit to Landlord an application and certificate for payment, showing the amount of the Improvements installed or constructed through the date of the draw request. The form shall be signed by Tenant and its contractor and shall be accompanied by such documentation as is reasonably required by Landlord to verify and ensure that the work shown on the draw request has been completed.

(b) Tenant shall submit to Landlord such lien waivers and affidavits as are necessary, in Landlord’s opinion, to ensure that the Leased Premises, the Building and the Land remain free and clear of all liens and other encumbrances arising as a result of the installation and construction of the Improvements. All such lien waivers and affidavits shall be satisfactory in form and substance to Landlord.

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(c) Tenant shall obtain a certificate of occupancy from Dekalb County for the Leased Premises. Tenant agrees that it shall have no right to, and will not, occupy the Leased Premises until a certificate of occupancy for the Leased Premises has been issued by the appropriate governmental authority(ies).

(d) All construction work done by Tenant in the Leased Premises shall be pursued diligently to completion and shall be performed in a good and workmanlike manner, and in compliance with all governmental regulations. Tenant covenants and agrees that all contractors, subcontractors and other persons or entities performing work for Tenant at the Leased Premises will carry (i) liability insurance in amounts acceptable to Landlord, in Landlord’s reasonable opinion, and (ii) worker’s compensation insurance in the amounts required by law.

(e) Tenant hereby indemnifies Landlord against, and shall keep all portions of the Leased Premises, the Building and the Land free from liens for any work performed, material furnished or obligations incurred by Tenant. Should any liens or claims be filed against all or any portion of the Leased Premises, the Building or the Land by reason of Tenant’s acts, omissions or work performed by any person or entity, Tenant shall cause same to be discharged by bond or otherwise within fifteen (15) days following notice thereof. If Tenant fails to cause any such lien or claim to be discharged within the required time, Landlord may cause same to be discharged and may make any payment that Landlord, in its reasonable judgment, considers necessary, desirable or proper in order to do so. All amounts paid by Landlord shall bear interest at the lower of (i) eighteen percent (18%) per annum, or (ii) the highest rate permitted under applicable law, from the date of payment by Landlord and shall be payable by Tenant to Landlord upon written demand.

(SIGNATURES CONTAINED ON FOLLOWING PAGE)

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IN WITNESS WHEREOF, the parties hereto who are individuals have set their hands and seals, and the parties who are corporations have caused this instrument to be duly executed by-its proper officers and its corporate seal to be affixed, as of the day and year first above written.

LANDLORD:

Signed, sealed and delivered as to Landlord, in the presence of:	WEEKS REALTY, L.P., a Georgia Limited Partnership

/s/ Patricia L. Adams	By:	Weeks Corporation, a Georgia Corporation, its sole general partner
Notary Public, Gwinnett County, Georgia My Commission Expires June 9, 1997

	By:	/s/ A. R. Weeks, Jr.
Notary Public	Name:	A. R. Weeks, Jr.
	Its:	Chairman/ CEO

(Corporate Seal)

Signed, sealed and delivered as to Tenant, in the presence of:	TENANT:

WORLD TRAVEL PARTNERS, LTD.

/s/ Notary Public	By:	/s/ Timothy J. Severt

	Name:	Timothy J. Severt
Notary Public	Its:	VP of Administration

[SEAL]	ATTEST:
My Commission Expires ___________	By:
Name:
Its:

EXHIBIT “A”

Wooks Corporation

4497 Park Drive

Norcross, Georgia 30093

404 923-4076 / Phone

404 717-3310/Fax

•	Druid Chase Office Park

6 West Druid Hills Road, Suite 700

Space Available: 12,631 RSF (7th Floor)

EXHIBIT A

EXHIBIT “B”

DRUID CHASE

A 20-Acre Office Park / Dekalb Country, Georgia

EXHIBIT “B”

ACCEPTANCE OF PREMISES

Lessee:

Lessor:

Date Lease Signed:

Term of Lease:

Address of Leased Premises: Suite                      containing approximately                                          square feet, located at

Commencement Date:

Expiration Date:

The above described premises are accepted by Lessee as suitable for the purpose for which they were let. The above described lease term commences and expires on the dates set forth above. Lessee acknowledges that it has been received from Lessor                      number of keys to the leased premises. It is understood that there is a punch list which will be completed after move-in and will be an exhibit to the Tenant Estoppel.

LESSEE

(Type Name of Lessee)

WITNESS

By:
	(Signature)	(Signature)

	(Type Name and Title)	(Company)

EXHIBIT “C”

EXHIBIT “D”

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT, made as of the          day of                     , 1995, between                                                               with offices at                                                               (“Tenant”) and                                                               (herein, together with its successors, transferees and assigns, the “Mortgagee”);

W I T N E S S E T H:

WHEREAS, Mortgagee is about to or has heretofore granted to                                         , a Georgia limited partnership (the “owner”) a first mortgage loan, which loan is secured by a security deed (herein “Mortgage”) dated as of                     , 198_ and duly recorded on                     , 198_ in the land records of Gwinnett County, Georgia; and

WHEREAS, the Mortgage is to be a first and prior lien upon the Owner’s fee estate in the real property described in Exhibit “A” annexed hereto (“Mortgaged Premises”); and

WHEREAS, Tenant is occupying a portion of the Mortgaged Premises under a lease dated as of                     , 198_ in which Owner is Landlord (the “Lease”) covering that portion of the Mortgaged Premises therein more particularly described (the “Leased Premises”); and

WHEREAS, Tenant desires to be assured of its continued and undisturbed occupancy of the Leased Premises should the Mortgage be foreclosed or the Mortgaged Premises sold pursuant to any power of sale contained therein and Mortgagee is agreeable thereto.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and in further consideration of the sum of ONE DOLLAR ($1.00) each to the other in hand paid, the receipt whereof is hereby acknowledged, Tenant and Mortgagee mutually covenant and agree as follows:

FIRST: The Lease and all of Tenant’s rights, interest and estate therein and thereunder are hereby made subject and subordinate to the lien of the Mortgage and to any extensions, renewals, replacements, modifications, additions or consolidations thereof and to all rights, title and interest of Mortgagee and its successors and assigns therein and thereunder.

SECOND: In the event, however, proceedings shall ever be instituted by Mortgagee to foreclose or liquidate the Mortgage, the Tenant’s possession of its leased portion of the Mortgaged Premises shall not be disturbed by the foreclosure proceedings and the Mortgaged Premises shall be sold at any foreclosure sale subject to Tenant’s possession on condition that:

(a)	there shall be, at the time of commencement of foreclosure proceedings, as well as all subsequent times, no default by Tenant in the due and timely observance and performance of any covenant and agreement in the Lease to be observed and performed by Tenant; and

(b)	the Tenant shall not have entered into any agreement modifying any term, condition or agreement of the Mortgagee-approved Lease without the prior written consent of Mortgagee.

THIRD: Tenant shall attorn to Mortgagee while Mortgagee is in possession of the Mortgaged Premises, or to a Receiver appointed in any action or proceeding to foreclose the Mortgage. In the event of the completion of foreclosure proceedings and sale of the Mortgaged Premises or in the event the Mortgagee should otherwise acquire possession of the Mortgaged Premises, the Tenant will promptly upon demand attorn to the purchaser at the foreclosure sale or to the Mortgagee, as the case may be, and will recognize such purchaser or the Mortgagee as the Tenant’s landlord. The Tenant agrees to execute and deliver, at any time and from time to time, upon the request of the Mortgagee or the purchaser at the foreclosure sale, as the case may be, any instrument which may be necessary or appropriate to such successor landlord to evidence such attornment. The Tenant shall, upon demand of the Mortgagee or any Receiver or purchaser at the foreclosure sale, pay to the Mortgagee or to such Receiver or purchaser, as the case may be, all rental monies then due or as they thereafter become due.

FOURTH: Upon the attornment provided for in preceding Paragraph THIRD the Tenant’s occupancy shall thereafter be in full force and effect as under a direct Lease between Mortgagee, the Receiver or the purchaser at the foreclosure sale, as the case may be, and Tenant. It is specifically understood and agreed that Mortgagee or any such Receiver or purchaser shall not be:

(a)	liable for any act, omission, negligence or default of any prior landlord, or

(b)	subject to any offsets, claims or defenses which Tenant might have against any prior landlord; or

(c)	bound by any rent or additional rent which Tenant might have paid for more than one month in advance to any prior landlord; or

(d)	bound by any amendment or modification of the Lease made without the prior written consent of the Mortgagee.

FIFTH: On and after the date Tenant in good standing attorns to Mortgagee or any Receiver or subsequent owner in pursuance of its agreement herein set forth, Mortgagee, the Receiver or such subsequent owner will undertake and perform all subsequent obligations of the Landlord as set forth in the Lease for the benefit of and undisturbed occupancy of Tenant under the Lease.

SIXTH: Tenant agrees it will not amend, modify nor abridge the Lease in any way, nor cancel or surrender the same without prior written approval of the Mortgagee other than by reason of a continued uncured material default of the landlord under the Lease, nor will the Lease ever merge into the fee in the event that Mortgagee acquires fee title to the Mortgaged Premises.

SEVENTH: Any notices or other communication to be given hereunder by either party shall be in writing and shall be deemed to have been sufficiently given or served for all purposes if sent by registered or certified mail with return receipt requested to the other party hereto at its address above stated or such other address of which written notification has been timely given to the other party.

EIGHTH: Mortgagee has and shall have the continuing right to execute and record in the Land Records of Gwinnett County, Georgia at any time, in its unilateral discretion, a Declaration of Subordination for the purpose of thereby subordinating its rights, title and interest in and under the Mortgage to the rights, title and interest of Tenant under the Lease. Such Declaration of Subordination shall, at Mortgagee’s election, operate, function and be in full force and effect for whatever period of time Mortgagee declares therein that it shall be in force not exceeding the term of the Lease and any extensions thereof and the said Declaration may be voided unilaterally by Mortgagee when it so elects.

NINTH: Tenant waives any and all rights it may have to execute and record after the date hereof any document purporting to again or further subordinate its right, title or interest under the Lease to the lien of either the Mortgage or any other mortgage or deed of trust or any ground lease or any agreement modifying or amending the Mortgage except with the written consent of Mortgagee.

TENTH: This Agreement cannot be changed orally but only in writing signed by both parties hereto.

ELEVENTH: This Agreement may be recorded by either party at its own expense in the Land Records of Gwinnett County, Georgia whenever, in its sole discretion, either party elects so to do.

TWELFTH: All of the terms, covenants and conditions hereof shall run with the Mortgaged Premises and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, acknowledged and delivered the day and year first above written.

SIGNED, SEALED AND DELIVERED in the presence of:	TENANT:

BY:

MORTGAGEE:

BY:

The undersigned Owner of the leased and mortgaged premises hereby consents to the foregoing Agreement and agrees to be bound by and subject to the terms thereof.

BY:

EXHIBIT “E”

RULES AND REGULATIONS

1. The Tenant shall give the Landlord not less than forty- eight (48) hours prior written notice of the Tenant’s intention to move into or to move out of the Building, and all such moves shall be conducted on Saturdays, Sunday, or Holidays, or between the hours of 6 p.m. and 7 a.m. The Tenant shall use, or cause to be used, the freight elevator serving the Building (and not any of the passenger elevators) in connection with all such moves into or out of the Building. The Tenant shall be responsible to the Landlord for all damage done to the Building, the Leased Premises or any portion of either, by the Tenant’s movers. The Tenant shall insure that its movers take all necessary precautions required by the Landlord to protect the Building and all portions thereof, including, without limitation, protection of all flooring, carpeting, wallcovering, doors and door frames.

2. All safes or other heavy articles shall be carried up or into the Building only at such times and in such manner as shall be prescribed by the Landlord and the Landlord shall in all cases have the right to specify the proper weight and position of any such safe or other heavy article. Any damage done to the Building by taking in or removing any equipment or from overloading any floor in any way shall be paid the Tenant. Defacing or injuring in any way any part of the Building by the Tenant, his invitees, agents or employees, shall be paid for by the Tenant.

3. The sidewalks, entries, passages, corridors, stairways and elevators shall not be obstructed by Tenants, their employees or agents, or used by them for purposes other than ingress and egress to and from their respective suites.

4. Tenant will refer all contractors, contractors’ representatives and installation technicians rendering any service for Tenant to Landlord for Landlord’s approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. Such approval, if given, shall in no way make Landlord a party to any contract between Tenant and any such contractor, and Landlord shall have no liability therefor.

5. If any Tenant desires, at his cost, telegraphic, telephonic or other electric connections, Landlord or its agents will direct the electricians (which must be approved in advance by Landlord) as to where and how the wires may be introduced, and without such directions, no boring or cutting for wires will be permitted.

6. The Tenant shall not (without Landlord’s written consent) install or operate any fans, electric heaters, machinery or stove upon the Leased Premises, or carry on any mechanical business thereon, or do any cooking thereon, or use or allow to be used upon the Leased Premises, oil, burning fluids, camphene, gasoline or kerosene for heating, warming or light. No article deemed extra hazardous on account of fire and no explosives shall be brought into the Building. No offensive gases or liquids will be permitted within the Building.

7. Tenant shall not install or authorize the installation of any vending machines, food or beverage preparation machines or dispensing devices, nor shall Tenant authorize the delivery of food or beverage to the Building, without Landlord’s prior written approval. Landlord shall have the right to rescind this approval, if given, without liability to Tenant for reimbursement of any Tenant costs or expenses.

8. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place as shall first be designated by Landlord; there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building. Tenant suite identification on or adjacent to entry doors will conform to standards established by Landlord and must be installed by Landlord at Tenant’s expense. A directory in a conspicuous place, with the names of the Tenants, will be provided by Landlord; any necessary revision in Tenant’s name will be made by Landlord within a reasonable time after notice from the Tenant, and upon payment of a standard fee. No furniture shall be placed in front of the Building or in any lobby or corridor without written consent of Landlord. Landlord shall have the right to remove all other signs and furniture, without notice to Tenant at the expense of Tenant.

9. Tenant shall have the non-exclusive use in common with the Landlord, other tenants, their guests and invitees, of the automobile parking areas, driveways and footways, subject to reasonable rules and regulations for the use thereof as may be prescribed from time to time by Landlord. Landlord shall have the right to designate parking areas for the use of the other tenants in the Building and their employees, and the tenants and their employees shall not park in parking areas not so designated, specifically including driveways, fire lanes, loading/unloading areas, walkways and building entrances. Landlord will not be liable for damage to vehicles in the parking areas or for theft of vehicles, personal property from vehicles, or equipment of vehicles. Tenant agrees that Tenant and employees of Tenant shall not park on off-site surrounding property, whether publicly or privately owned, without the written consent of the owner of such surrounding property.

10. No Tenant shall do or permit anything to be done in said Leased Premises, or bring or keep anything therein, which will in any way increase the rate of fire insurance on said Building, or on property kept therein, or obstruct or interfere with the rights of other Tenants, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department, or with any insurance policy upon said buildings or any part thereof, or conflict with any rules and ordinances of the local Board of Health or any governing bodies.

11. Tenant shall not injure, overload or deface the Building, the woodwork or the walls of the Building, nor carry on upon the Leased Premises any noisome, noxious, noisy, or offensive business.

12. No person shall disturb the occupants of the Building by the use of any musical instruments, radios, televisions, phonographs, tape players, etc., the making of unreasonable noises, odors, vibrations, or any other unreasonable use of the Building. No dogs or other animals or pets of any kind will be allowed in the Building.

13. No portion of the Building shall be occupied or used as sleeping or lodging quarters at any time.

14. Tenant shall not employ any person other than the janitors of Landlord (who will be provided with pass-keys into the Building) for the purpose of cleaning or taking charge of the Building.

15. The janitor, or janitors of the Building may keep a pass key, and he shall at all times be allowed admittance to said Leased Premises.

16. Landlord or its agents shall have the right to enter the Leased Premises to examine the same or to make such repairs, alterations or additions as Landlord shall deem necessary for the safety, preservation or improvement of the Building.

17. Landlord or its agents may show said Leased Premises and may place on the windows or doors thereof, or upon the bulletin board, a notice “For Rent” for six (6) months prior to the expiration of the Lease.

18. No additional locks shall be placed upon any doors without the written consent of the Landlord. All keys to the Leased Premises and Building Security Card Keys (if any) shall be furnished by the Landlord in a reasonable number commensurate with the square footage leased. Additional keys and Building Security Card Keys (if any) shall be furnished to Tenant at Landlord’s cost plus a reasonable administrative fee. Upon termination of this Lease, all keys and Building Security Card Keys (if any) shall be surrendered, and the Tenant shall then give the Landlord or his agents explanation of the combination of all locks upon the doors or vaults.

19. No windows or other openings that reflect or admit light into the corridors or passageways, or to any other place in said Building, shall be covered or obstructed by any of the Tenants. No sunscreen or other film shall be applied to the interior surface of any window glass. All glass, locks and trimmings in or upon the doors or windows of the Building shall be kept whole and, when any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order under the direction and to the satisfaction of Landlord, and shall be left whole and in good repair.

20. If Tenant desires shades, draperies or other window treatment, they must be of such shape, color, materials and make as shall conform with other window treatment within the Building, shall be purchased and installed at the sole cost and expense of Tenant, and shall be approved in advance by Landlord.

21. The water closets and other water fixtures shall not be used for any purpose other than those for which they were designed or constructed, and any damage resulting to them from misuse, or the defacing or injury of any part of the Building, shall be borne by the person who shall occasion it.

22. No bicycles or similar vehicles will be allowed in the Building.

23. Nothing shall be thrown out the windows of the Building or down the stairways or other passages.

24. Landlord reserves the right at any time to take one elevator out of service to Tenants for exclusive use by the Building management in servicing the Building.

25. Tenant shall not disturb any occupant of the Building, or canvas or conduct surveys within the Building (without the prior written consent of Landlord), and shall cooperate to prevent same.

26. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

27. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

28. The following shall constitute Holidays for purposes of this Lease:

January 1st	New Year’s Day
Last Monday in May	Memorial Day
July 4th	Independence Day
First Monday in September	Labor Day
Fourth Thursday in November	Thanksgiving Day
December 25th	Christmas Day

29. The Landlord reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein. The Landlord shall not be responsible to the Tenant for the non-observance or violation of any of the rules and regulations by any other occupant or tenant of the Building.

EXHIBIT “F”

SPECIFICATIONS FOR

DRUID CHASE

SERVICE DAYS/YR
RESTROOMS
CLEAN RESTROOM FIXTURES & MIRRORS, WIPE ALL COUNTERS, SPT CLN WALLS & PART., REFILL DISP., EMPTY TRASH & MOP FLOORS.	260
WASH ALL RESTROOM PARTITIONS ON BOTH SIDES.	52
DUST AND CLEAN ALL RETURN AIR VENTS.	52
MACHINE SCRUB ALL RESTROOM FLOORS USING GERMICIDAL DETERGENT.	4
WASH ALL CERAMIC TILE WALLS BY HAND.	2

ELEVATORS
COMPLETELY CLEAN AND DAMP MOP HARD FLOOR ELEVATOR.	260
COMPLETELY CLEAN AND VACUUM CARPETED ELEVATOR.	260

STAIRS
POLICE STAIRS FOR LITTER.	248
SWEEP / DUST-MOP STAIRS REMOVING ALL LITTER, DEBRIS AND SPOTS.	12

EXECUTIVE OFFICES
EMPTY ALL TRASH RECEPTACLES AND REPLACE LINERS AS NECESSARY.	260
DUST ALL HORIZONTAL SURFACES.	260
SPOT CLEAN ALL WALLS, DOORS, LIGHT SWITCHES, DESKS AND TABLES.	260
FULLY VACUUM CARPETS FROM WALL TO WALL.	260
USING APPROVED SPOTTER, SPOT CLEAN CARPETED AREA.	52
BRUSH AND REMOVE SPOTS FROM FURNITURE AS NEEDED.	52
SPOT CLEAN INTERIOR GLASS WITHIN NORMAL REACH.	260
USING EDGING TOOL, VACUUM CORNERS AND EDGES REMOVING VISIBLE DUST AND DEBRIS.	52
CLEAN AND DISINFECT TELEPHONES.	12
DUST ALL LOW REACH AREAS.	52
DUST ALL VENETIAN BLINDS.	12
DUST ALL HIGH REACH AREAS.	12
VACUUM OR DUST ALL VENTS AND GRILL WORK AS NEEDED.	4
THOROUGHLY CLEAN INTERIOR GLASS WITH THE EXCEPTION OF THE INTERIOR OF EXTERIOR WINDOWS.	12

CORRIDORS – CARPET
FULLY VACUUM CARPETS FROM WALL TO WALL.	260
USING APPROVED SPOTTER, SPOT CLEAN CARPETED AREA.	260
SEOT CLEAN ALL WALLS, DOORS, LIGHT SWITCHES, DESKS AND TABLES.	260
DUST ALL LOW REACH AREAS.	260
EMPTY AND DAMP WIPE ASHTRAYS; CLEAN CIGARETTE URNS, SMOOTH SAND AND REPLACE AS NECESSARY.	260
CLEAN AND POLISH DRINKING FOUNTAINS.	260
DUST ALL HIGH REACH AREAS.	52
VACUUM OR DUST ALL VENTS AND GRILL WORK AS NEEDED.	12

EXHIBIT “G”

DRUID CHASE OFFICE PARK

SECURITY SCHEDULE AS OF 8/15/95

Weekday Schedules:

The 6 W. Druid Hills Building remains unlocked from 7 a.m. - 6 p.m., Monday through Friday. Single tenant floors will activate/deactivate the elevator control for their floor at their discretion.

9 a.m. - 10 p.m., M-F	Roving patrol service throughout parking lots

11 p.m. - 7 a.m.	3-4 random checks of the property are made and include exterior door checks to ensure building is secure. Additionally, one interior door check is made to secure any unlocked suites. Security does not maintain elevator codes, therefore, no suite door checks are made if elevator is locked down.

Note:	Security is available to escort personnel on weekdays until 10 p.m. at specific times to be provided in advance. After 10 p.m., escort service can be provided at scheduled times at tenant’s expense.

Weekend & Holiday Schedules:

7 a.m. - 7 p.m.	3-4 random patrols to include exterior door checks only.

7 p.m. - 7 a.m.	3-4 random patrols to include exterior door checks and one interior door check. Again, security does not maintain elevator codes, therefore, no suite door checks are made if elevator is locked.

Escort service can be provided on weekends and holidays and after above hours at scheduled times at Tenant’s expense which shall be charged to Tenant at Landlord’s actual cost.

In case of emergency requiring security’s attention, Tenant should call 982-9191 and the answering service will page the Manager on call to dispatch security, if necessary.

**	Weeks Corporation reserves the right to modify the schedule from time to time as deemed necessary to provide adequate security to the Property. However, Landlord agrees that the schedule outlined above shall be the minimum service and that any modifications will not be less than currently provided.

EXHIBIT “H”

MONTH IN WHICH TERMINATION IS EXERCISED	UNAMORTIZED AMOUNT
1	$108,900.82
2	106,188.33
3	103,454.36
4	100,698.76
5	97,921.33
6	95,121.92
7	92,300.35
8	89,456.44
9	86,590.02
10	83,700.90
11	80,788.91
12	77,853.87
13	74,895.59
14	71,913.89
15	68,908.59
16	65,879.50
17	62,826.42
18	59,749.18
19	56,647.57
20	53,521.41
21	50,370.50
22	47,194.64
23	43,993.65
24	40,767.31
25	37,515.43
26	34,237.81
27	30,934.24
28	27,604.51
29	24,248.43
30	20,865.77
31	17,456.34
32	14,019.91
33	10,556.28
34	7,065.23
35	3,546.54

SPECIFICATIONS FOR

DRUID CHASE

SERVICE DAYS/YR
DUST INTERIOR OF FIRE EXTINGUISHER CABINETS, FIRE EXTINGUISHERS, AND CLEAN BOTH SIDES OF CABINET GLASS.	12

TILED AREAS
EMPTY AIL TRASH RECEPTACLES AND REPLACE LINERS AS NECESSARY.	260
DUST MOP ALL HARD SURFACE FLOORS WITH TREATED DUST MOP.	260
DUST ALL HORIZONTAL SURFACES.	260
BRUSH AND REMOVE SPOTS FROM FURNITURE AS NEEDED.	52
SPOT CLEAN ALL WALLS, DOORS, LIGHT SWITCHES, DESKS AND TABLES.	260
MOP ALL STAINS AND SPILLS ESPECIALLY COFFEE AND DRINK SPILLS.	208
DAMP MOP ENTIRE AREA.	52
DUST ALL LOW REACH AREAS.	52
USING A HIGH SPEED FLOOR MACHINE SPRAY BUFF ALL HARD SURFACE AREA.	12
DUST ALL HIGH REACH AREAS.	12
VACUUM OR DUST ALL VENTS AND GRILL WORK AS NEEDED.	4
STRIP HARD SURFACE FLOOR AND RECOAT WITH TWO COATS OF FLOOR POLISH.	2
LAY ONE COAT OF FLOOR POLISH.	2

ELEVATOR LOBBY - VCT
CLEAN AND POLISH ELEVATOR BRIGHT WORK.	260
SPOT CLEAN ALL WALLS, DOORS, LIGHT SWITCHES, DESKS AND TABLES.	260
DUST MOP ALL HARD SURFACE FLOORS WITH TREATED DUST MOP.	260
DAMP MOP ENTIRE AREA.	260
USING A HIGH SPEED FLOOR MACHINE SPRAY BUFF ALL HARD SURFACE AREA.	12
STRIP HARD SURFACE FLOOR AND RECOAT WITH TWO COATS OF FLOOR POLISH.	4
LAY ONE COAT OF FLOOR POLISH.	4

LOBBIES-GRANITE/MARBLE
EMPTY AND DAMP WIPE ASHTRAYS; CLEAN CIGARETTE URNS, SMOOTH SAND AND REPLACE AS NECESSARY.	260
CLEAN LOBBY SIGN DIRECTORIES REMOVING ALL SOIL.	260
BRUSH AND REMOVE SPOTS FROM FURNITURE AS NEEDED.	260
POLISH ALL WOOD SURFACES WITH APPROVED POLISH.	260
CLEAN BOTH SIDES OF ALL GLASS DOORS.	260
DUST ALL HORIZONTAL SURFACES.	260
DUST ALL LOW REACH AREAS.	260
SPOT CLEAN ALL WALLS, DOORS, LIGHT SWITCHES, DESKS AND TABLES.	260
VACUUM WALK–OFF MATS.	260
DUST MOP ALL HARD SURFACE FLOORS WITH TREATED DUST MOP.	260
DAMP MOP ENTIRE AREA.	260
DRY BUFF HARD SURFACE FLOOR WITH HIGH SPEED FLOOR MACHINE.	260

SPECIFICATIONS FOR

DRUID CHASE

		SERVICE DAYS/YR
	SPOT CLEAN INTERIOR GLASS WITHIN NORMAL REACH.	260
	EMPTY ALL TRASH RECEPTACLES AND REPLACE LINERS AS NECESSARY.	260
	DUST ALL HIGH REACH AREAS.	52
	THOROUGHLY CLEAN INTERIOR GLASS WITH THE EXCEPTION OF THE INTERIOR OF EXTERIOR WINDOWS.	52
	DUST ALL WALL SURFACES.	2

*	COMPUTER ROOMS – RAISED TILE
	EMPTY ALL TRASH RECEPTACLES AND REPLACE LINERS AS NECESSARY.	260
	DUST MOP ALL HARD SURFACE FLOORS WITH TREATED DUST MOP.	260
	MOP ALL STAINS AND SPILLS ESPECIALLY COFFEE AND DRINK SPILLS.	260
	DUST ALL HORIZONTAL SURFACES.	52
	DUST ALL LOW REACH AREAS.	52
	SPOT CLEAN ALL WALLS, DOORS, LIGHT SWITCHES, DESKS AND TABLES.	260
	BRUSH AND REMOVE SPOTS FROM FURNITURE AS NEEDED.	52
	VACUUM WALK–OFF MATS.	260
	SPOT CLEAN INTERIOR GLASS WITHIN NORMAL REACH.	260
	THOROUGHLY CLEAN INTERIOR GLASS WITH THE EXCEPTION OF THE INTERIOR OF EXTERIOR WINDOWS.	12
	DUST ALL HIGH REACH AREAS.	52
	MACHINE SCRUB FLOOR WITH DAMP MOP AND DRY PADS.	4

	REMOVE TRASH
	REMOVE ALL COLLECTED TRASH TO DESIGNATED AREA.	260

	LOADING DOCK
	DUST MOP ALL HARD SURFACE FLOORS WITH TREATED DUST MOP.	260
	DAMP MOP ENTIRE AREA.	260

	REGULAR OFFICES
	EMPTY ALL TRASH RECEPTACLES AND REPLACE LINERS AS NECESSARY.	260
	DUST ALL HORIZONTAL SURFACES.	260
	SPOT CLEAN ALL WALLS, DOORS, LIGHT SWITCHES, DESKS AND TABLES.	260
	USING APPROVED SPOTTER, SPOT CLEAN CARPETED AREA.	52
	SPOT CLEAN INTERIOR GLASS WITHIN NORMAL REACH.	260
	VACUUM ALL CARPETED TRAFFIC LANE AREAS.	208
	FULLY VACUUM CARPETS FROM WALL TO WALL.	52
	USING EDGING TOOL, VACUUM CORNERS AND EDGES REMOVING VISIBLE DUST AND DEBRIS.	52
	CLEAN AMD DISINFECT TELEPHONES.	12
	DUST ALL LOW REACH AREAS.	52
	THOROUGHLY CLEAN INTERIOR GLASS WITH THE EXCEPTION OF THE INTERIOR OF EXTERIOR WINDOWS.	12
	DUST ALL VENETIAN BLINDS.	12
	VACUUM OR DUST ALL VENTS AND GRILL WORK AS NEEDED.	4

SPECIFICATIONS FOR

DRUID CHASE

		SERVICE DAYS/YR
**	DINING/COFFEE AREA
	EMPTY ALL TRASH RECEPTACLES AND REPLACE LINERS AS NECESSARY.	260
	EMPTY AND DAMP WIPE ASHTRAYS.	260
	DUST ALL HORIZONTAL SURFACES.	260
	SPOT CLEAN ALL WALLS, DOORS, LIGHT SWITCHES, DESKS AND TABLES.	260
	FULLY VACUUM CARPETS FROM WALL TO WALL.	260
	USING APPROVED SPOTTER, SPOT CLEAN CARPETED AREA.	260
	SPOT CLEAN INTERIOR GLASS WITHIN NORMAL REACH.	260
	CLEAN ALL KITCHEN SINKS.	260
	DAMP WIPE ALL CAFETERIA AND LUNCH ROOM TABLES.	260
	USING EDGING TOOL, VACUUM CORNERS AND EDGES REMOVING VISIBLE DUST AND DEBRIS.	52
	DUST ALL LOW REACH AREAS.	52
	DUST ALL HIGH REACH AREAS.	52
	DUST ALL VENETIAN BLINDS.	52
	THOROUGHLY CLEAN INTERIOR GLASS WITH THE EXCEPTION OF THE INTERIOR OF EXTERIOR WINDOWS.	12
	VACUUM OR DUST ALL VENTS AND GRILL WORK AS NEEDED.	12

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (hereinafter referred to as the “First Amendment”) is made as of the 7TH day of August 1996, by and between WEEKS REALTY, L.P. (hereinafter referred to as “Landlord”) and WORLD TRAVEL PARTNERS, L.P. (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated September 26, 1995, (hereinafter referred to as the “Agreement”) for the lease of 12,681 sq. ft. of office space at 6 West Druid Hills, Suite 700, Atlanta, Georgia which is more particularly described in Exhibit “A” to the Agreement and certain easements, rights and privileges appurtenant thereto (hereinafter referred to as the “Leased Premises”); and

WHEREAS, Tenant desires to lease an additional 3,180 square feet of space in the Building (hereinafter the “Additional Space”); and

WHEREAS, Landlord and Tenant desire to enter into this First Amendment in order to amend the Agreement upon terms and conditions mutually acceptable to Landlord and Tenant;

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by Landlord and Tenant to one another, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Landlord and Tenant, Landlord and Tenant amend the Agreement as follows:

1. Effective July 15, 1996, paragraph 1.01 of the Agreement is hereby amended to provide for the lease by Tenant of an additional 3,180 square feet of space which is a portion of Suite 500 at 6 West Druid Hills, Atlanta, Georgia, as shown on the attached Exhibit A, which together with the 12,681 square feet being leased by Tenant under the Agreement (hereinafter the “Existing Space”), equals a total of 15,861 square feet (the Additional Space and Existing Space shall be collectively hereinafter referred to as the “Leased Premises” for all purposes of the Agreement, as amended hereby).

2. Paragraph 3.01 of the Agreement is hereby amended to provide that effective July 15, 1996 through the remainder of the term, Tenant shall pay as base rental the sum of Two Hundred Twenty Two Thousand Fifty Four and 00/100 Dollars ($222,054.00) per year payable in monthly installments each in the amount of Eighteen Thousand Five Hundred Four and 50/100 Dollars ($18,504.50) on or before the first day of each calendar month during the applicable term, together with any other additional rental as set forth hereunder or as set forth in the Agreement.

3. In consideration of Tenant’s performance of all its obligations under the Agreement, as amended, Landlord shall, at Landlord’s sole cost and expense, provide the following tenant improvements to the Leased Premises:

(a) Landlord shall purchase and install, in the Additional Space, a supplemental HVAC system engineered in accordance with the specifications labeled Exhibit “B” attached hereto. In the event that the cost to install said supplemental HVAC system exceeds $25,000, then Tenant shall pay to Landlord any amount above said $25,000 within thirty (30) days of Tenant’s receipt of Landlord’s invoice. Landlord’s contribution of said $25,000 amount is hereinafter referred to as “Allowance”. It is understood and agreed that the actual “cost to install” said supplemental HVAC system shall be Landlord’s direct cost of installing same. Landlord shall exercise good faith efforts to ensure that the “cost to install” said supplemental HVAC system reflects competitive pricing. Further, until such installation is complete and said supplemental HVAC system is operational, Landlord shall provide Tenant with complementary after hours HVAC service, as requested by Tenant for Additional Space. The supplemental HVAC system will be placed on a timer, and Landlord will bill Tenant $.65 / ton / hour such supplemental HVAC system is actually running. After installation, Tenant shall keep and maintain the supplemental HVAC system in good condition and repair and shall obtain and keep current during the Lease term a service maintenance contract on said equipment.

(b) Landlord shall provide Tenant with up to $15,000.00 worth of Bell South credits for services and equipment provided by Bell South.

4. Tenant shall continue to have the option to terminate, as more particularly described in Paragraph P of the Miscellaneous Provisions of the Agreement, and in addition thereto, Tenant shall have an option to terminate its lease of Additional Space at any time effective on December 31, 1996 or the last day of any calendar month thereafter provided that Tenant gives written notice to Landlord of its intention to terminate at least 120 days prior to the termination date, and provided that Tenant pays to Landlord a sum equal to the unamortized Allowance and broker’s commissions relating to the lease of Additional Space.

5. Landlord hereby grants to Tenant the right of first refusal to the lease the remainder of Suite 500 (approximately 3,618 rentable square feet), as shown on the attached Exhibit “A”, (the Adjacent Space) upon the terms and conditions contained herein.

So long as Tenant is not then in default under the Lease, Landlord will notify Tenant when it has made a proposal to lease the Adjacent Space to a third party and the terms and conditions upon which it is willing to lease such space.

Tenant shall provide written notice to Landlord, as to Tenant’s decision to lease or not to lease that portion of the Adjacent Space within five (5) calendar days after Landlord’s notice to Tenant is received. If Tenant does not provide written notice or indicates that it will not exercise its right of first refusal, this right will expire and Landlord shall have no future obligations to Tenant with regard to that portion of the Adjacent Space which was subject to such notice.

If Tenant does provide such notice to lease the Adjacent Space for a term not to exceed the remaining initial term of this Lease, Landlord and Tenant will execute a lease for the Adjacent Space within ten (10) days after Landlord’s receipt of Tenant’s notice of intent to lease on all the same terms as this Lease except for the rental terms, and other matters which shall be the same as those contained in the proposal to the third party. If Tenant does not provide written notice or indicates that it will not exercise its right of first refusal, this right will expire and Landlord shall have no future obligations to Tenant with regards to that portion of the Adjacent Space which was subject to such notice.

This right of first refusal to lease the Adjacent Space is personal to World Travel Partners, LP. and may not be assigned in connection with an assignment of this Lease or otherwise.

6. Except as expressly modified by this First Amendment, all provisions, terms and conditions of the Agreement shall remain in full force and effect.

7. In the event a provision of this First Amendment conflicts with a provision of the Agreement, the First Amendment shall supersede and control.

8. All terms and phrases used herein shall have the same meaning as assigned to them in the Agreement.

9. This First Amendment shall not be of any legal effect or consequence unless signed by Landlord and Tenant, and once signed by Landlord and Tenant it shall be binding upon and inure to the benefit of Landlord, Tenant, and their respective legal representatives, successors and assigns.

10. This First Amendment has been executed and shall be construed under the laws of the State of Georgia.

SIGNATURES CONTAINED ON FOLLOWING PAGE

IN WITNESS WHEREOF, the undersigned have caused this First Amendment to be executed under seal and delivered as of the day and year first above written.

LANDLORD:

Signed, sealed and delivered in the presence of:	WEEKS REALTY, L.P., a Georgia limited partnership

/s/ Toni M. Comer	By:	Weeks Corporation, a Georgia corporation, its sole general partner
Witness

/s/ Patricia L. Adams	By:	/s/ A. R. Weeks
Notary Public	Name:	A. R. Weeks, Jr.
Notary Public, Gwinnett County, Georgia My Commission Expires June 8, 1997	Its:	CHAIRMAN / CEO
(Corporate Seal)

TENANT:

Signed, sealed and delivered in the presence of:	WORLD TRAVEL PARTNERS, L.P.

/s/ Witness	By:	/s/ Timothy J. Severt
Witness	Name:	Timothy J. Severt
	Its:	VP of Administration

/s/ B. Sharon Wilhelm
Notary Public
Notary Public, Gwinnett County, Georgia My Commission Expires January 11, 1997
ATTEST:

By:
Name:
Its:

(Corporate Seal)

EXHIBIT “A”

WOOKS Corporation

4497 Park Drive

Norcross, Georgia 30093

404 923-4076 / Phone

404 717-3310/Fax

•	Druid Chase Office Park

6 West Druid Hills Road, Suite 700

Space Available: 12,681 RSF (7th Floor)

EXHIBIT A

EXHIBIT “B”

ARCHITECTURE • INTERIOR DESIGN • PROJECT MANAGEMENT • CORPORATE RELOCATIONS

July 16, 1996

David Barker

Weeks Corporation

4497 Park Drive

Norcross, Georgia 30093

Re:	WorldTravel
5th Floor - Druid Chase

Dear Mr. Barker,

Enclosed are copies of the WorldTravel expansion drawings for the 5th Floor at Druid Chase for you to distribute to your associates for review. The tenant has requested that I convey two outstanding issues that need to be resolved with input from your company.

The first issue relates to the question that Ron Budde from our office asked Jennifer DeWeese, last week regarding the upgrading of the existing building corridor and demising walls to be one hour rated and extended to structure. I have shown on our construction drawings for some of the building corridor wall and the demising wall to be extended to structure for the tenant’s security purposes, but this does not address the issue of fire rating. Jennifer was going to consult with you on this issue, therefore I am awaiting your feedback on this item.

The second issue concerns the modifications to the HVAC system to accommodate WorldTravel’s needs. Tim Severt of WorldTravel told me that they are receiving an allowance for the landlord to furnish and install four one-ton, 24 hour, above ceiling HVAC units to accommodate their 24 hour operating conditions. I have met with the tenant’s Technical and Equipment managers and propose the following criteria that should alter the design intent of the proposed 24 hour HVAC configuration.

The Server/Ticket Printer Rooms 518/514 will initially produce approx. 25,000 Btu/hr. of heat continuously. Therefore, the tenant would like a three ton, 24 hour cooling (only) unit above the ceiling to serve this room with a T-stat. This will give them a small amount of growth capacity.

The balance or the Suite shall be conditioned with after hour heating and cooling as required per the distribution of people and equipment as illustrated below:

Development Room	517	Equivalent of 4 PC servers plus two people.
Office	510	Equivalent of 2 PC’s plus one person.
Break	511	Refrigerator, microwave and coffee.
Distribution	508	Mscl. Postal Equipment, 11 People and 11 PC’s
Open Plan		15 People plus 15 PC’s

For the occupied areas (all areas except room 514/518), three one-ton units may be adequate instead of the four proposed. However, I will leave that for you to decide. Nonetheless, the tenant did stress that the 24 hour supplemental conditioning in the occupied areas should

(404) 396 - 3207 • 5076 WINTERS CHAPEL ROAD • ATLANTA, GEORGIA 30360 • FAX 396 - 9597

WortdTravel

include accommodations for heating as well as cooling, that the T-stats shall engage the equipment only after normal building hours and that all of the supplemental units shall be wired through a separate electrical meter to account for their increase in electricity consumption.

Please coordinate your work with the tenant’s General Contractor. You should contact Tim Severt with WorldTravel for a schedule and the G.C.’s contact information Please call me at 770 396 3207 if you have any other questions.

Sincerely,

/s/ Clint M. Morrison
Clint M. Morrison Senior Project Manager

cc:	Tim Severt - WorldTravel Partners
Les White - White Construction
Ron Budde - Loia Budde • Associates

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (hereinafter referred to as the “Second Amendment”) is made as of the 8TH day of April 1997, by and between WEEKS REALTY, L.P. (hereinafter referred to as “Landlord”) and WORLD TRAVEL PARTNERS, L.P. (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated September 26, 1995, as amended by that certain First Amendment to Lease Agreement dated August 7, 1996 (hereinafter collectively referred to as the “Agreement”) for the lease of 15,861 sq. ft. of office space at 6 West Druid Hills, Suite 700, Atlanta, Georgia which is more particularly described in Exhibit “A” to the Agreement and certain easements, rights and privileges appurtenant thereto (hereinafter referred to as the “Leased Premises”); and

WHEREAS, pursuant to the First Amendment to Lease Agreement, Tenant leased an additional 3,180 square feet in the Building (hereinafter the “First Additional Space”); and

WHEREAS, Tenant desires to lease an additional 12,464 square feet of space on the second floor in the Building; and

WHEREAS, Landlord has permitted Tenant to occupy an additional 3,618 square feet in the Building at no charge to Tenant (hereinafter the “Temporary Space”); and

WHEREAS, Landlord and Tenant desire Tenant to lease the Temporary Space along with the 12,644 square feet described above upon terms and conditions acceptable to Landlord (the 12,644 square feet on the second floor and the Temporary Space shall hereinafter be referred to as the Second Additional Space); and

WHEREAS, Landlord and Tenant desire to enter into this Second Amendment in order to amend the Agreement upon terms and conditions mutually acceptable to Landlord and Tenant;

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by Landlord and Tenant to one another, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Landlord and Tenant, Landlord and Tenant amend the Agreement as follows:

1. Effective upon the earlier of (i) June 1, 1997, or (ii) Substantial Completion of the improvements to the Second Additional Space, as hereinafter defined, Paragraph 1.01 of the Agreement is hereby amended to provide for the lease by Tenant of an additional 16,082 square feet of space in the Building at 6 West Druid Hills, Atlanta, Georgia, as shown on the attached Exhibit A (the “Second Additional Space”). “Substantial Completion” shall mean receipt of a certificate of occupancy and completion of construction of the Second Additional Space substantially in accordance with the approved plans attached, or to be attached, hereto in Exhibit “A” (the “Approved Plans”). It is understood and agreed by Landlord and Tenant that in order to achieve Substantial Completion the only permitted incomplete or defective punchlist items must be those which shall, if taken either individually or in the aggregate, do not materially or substantially interfere with Tenant’s taking possession of, moving its personal property and effects into, or using and enjoying the Second Additional Space for the purposes for which it was intended.

2. Effective upon Substantial Completion of the improvements to the Second Additional Space, Paragraph 1.01 of the Agreement is hereby amended to provide that the Leased Premises shall increase by 16,082 square feet which together with the space then being leased by Tenant under the Agreement including the First Additional Space (the “Existing Space”), equals a total of 31,943 square feet (the Second Additional Space and the Existing Space shall be collectively hereinafter referred to as the “Leased Premises” for all purposes of the Agreement, as amended hereby).

3. The Agreement is hereby extended for a period of three (3) years effective upon Substantial Completion of the improvements to the Second Additional Space (provided that if the date of Substantial Completion is not the first day of a calendar month, the term of this lease shall continue until the last day of the calendar month which is the thirty-sixth month after the Commencement Date) on all of the same terms, covenants and conditions of the Agreement, with the same base year, except that the base rental for the Leased Premises shall be the sum of Four Hundred Forty Seven Thousand Two Hundred Two and 00/100 Dollars ($447,202.00) per year payable in monthly installments each in the amount of Thirty Seven Thousand Two Hundred Sixty Six and 83/100 Dollars ($37,266.83) which payments shall be due on or before the first day of each calendar month during the term together with any other additional rent as set forth in the Agreement.

4. As consideration for Tenant’s performance of all obligations to be performed by Tenant under the Agreement, Landlord shall contribute the sum of Ninety Nine Thousand Six Hundred Seventy Two and 00/100 Dollars ($99,672.00) (the “Allowance”) towards the cost of tenant improvements to the Second Additional Space. The Allowance shall be used for alterations, improvements, fixtures and equipment which become part of or are attached or affixed to the Leased Premises, including walls, wall coverings and floor coverings, but excluding trade fixtures, furniture and furnishings or other personal property. In the event the cost of tenant improvements exceeds the cost of the tenant improvement Allowance, the excess shall be paid by Tenant within thirty (30) days of Tenant’s receipt of Landlord’s notice.

5. Tenant shall utilize the existing HVAC units, electrical, and other special use systems located in the Second Additional Space, and Tenant shall have the right to relocate the supplemental HVAC system, counters and built-in-work surfaces, and other special improvements, installed on Tenant’s behalf in the in the First Additional Space to the Second Additional Space.

6. The following sentence shall be deleted from Paragraph 33.01 of the Agreement:

“Landlord shall provide 4.0 parking spaces per 1,000 square feet of space in the Leased Premises at no extra charge to Tenant.”

and the following shall be inserted in lieu thereof:

“Landlord shall provide 2.6 parking spaces per 1,000 square feet of space in the Leased Premises at no extra charge to Tenant. In the event Landlord obtains additional parking or is otherwise able to offer a parking ratio in excess of the stated Building ratio of 2.6 parking spaces per 1,000 square feet of space in the Building, then such enhanced ratio shall first be provided to Tenant (as opposed to other tenants in the Building), and the Lease shall be duly amended in accordance therewith.”

7. Tenant may park 24 cars in the parking lots of Landlord’s buildings located at 1190 West Druid Hills Drive and 2801 Buford Highway. Such parking is not reserved nor assigned.

8. Paragraph P of the Agreement is hereby deleted in its entirety and Landlord and Tenant hereby mutually agree and understand that Tenant shall have no option to terminate the Agreement.

9. The following sentence shall be deleted from Paragraph 3(a) of the First Amendment to Lease Agreement:

“The supplemental HVAC system will be placed on a timer, and Landlord will bill Tenant $.65/ton/hour such supplemental HVAC system is actually running.”

and the following sentence shall be inserted in lieu thereof:

“The supplemental HVAC system will be placed on a meter, and Landlord will bill Tenant the “actual cost of electricity” plus a ten percent (10%) administrative charge for the time the supplemental HVAC system is actually running.”

10. Except as expressly modified by this Second Amendment, all provisions, terms and conditions of the Agreement shall remain in full force and effect.

11. In the event a provision of this Second Amendment conflicts with a provision of the Agreement, the Second Amendment shall supersede and control.

12. All terms and phrases used herein shall have the same meaning as assigned to them in the Agreement.

13. This Second Amendment shall not be of any legal effect or consequence unless signed by Landlord and Tenant, and once signed by Landlord and Tenant it shall be binding upon and inure to the benefit of Landlord, Tenant, and their respective legal representatives, successors and assigns.

14. This Second Amendment has been executed and shall be construed under the laws of the State of Georgia.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to be executed under seal and delivered as of the day and year first above written.

LANDLORD:

Signed, sealed and delivered in the presence of:	WEEKS REALTY, L.P., a Georgia limited partnership

/s/ Kelly A. Kinnery	By:	Weeks GP Holdings, Inc. a Georgia corporation, its sole general partner
Witness

/s/ Notary Public
Notary Public	By:	/s/ A. R. Weeks
	Name:	A. R. Weeks, Jr.
	Its:	CHAIRMAN/CEO

[SEAL]

TENANT:

Signed, sealed and delivered in the presence of:	WORLD TRAVEL PARTNERS, L.P.

/s/ Alison Ehrlich	By:	/s/ Timothy J. Severt
Witness	Name:	Timothy J. Severt
	Its:	Vice President Administration

	ATTEST:	/s/ President

/s/ Niki Johns Gomolough	By:	/s/ President
Notary Public	Name:	President
Notary Public, Cobb County, Georgia My Commission Expires March 25, 2001	Its:	President
[Corporate Seal]

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (hereinafter referred to as the “Third Amendment”) is made as of the 3rd day of December 1997, by and between WEEKS REALTY, L.P. (hereinafter referred to as “Landlord”) and WORLD TRAVEL PARTNERS, L.P. (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated September 26, 1995, as amended by that certain First Amendment to Lease Agreement dated August 7, 1996, and as further amended by that certain Second Amendment to Lease Agreement dated April 8, 1997 (hereinafter collectively referred to as the “Agreement”) for the lease of 31,943 square feet of office space at 6 West Druid Hills, Suite 700, Atlanta, Georgia, which is more particularly described in Exhibit “A” to the Agreement and certain easements, rights and privileges appurtenant thereto (hereinafter referred to as the “Leased Premises”); and

WHEREAS, Tenant desires to lease an additional 2,620 square feet of office space known as Suite 600 and an additional 1,042 square feet of office space known as Suite 635 at 6 West Druid Hills (hereinafter collectively referred to as the “Additional Space”); and

WHEREAS, Landlord and Tenant desire to enter into this Third Amendment in order to provide for said expansion of the Leased Premises upon terms and conditions mutually acceptable to Landlord and Tenant;

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by Landlord and Tenant to one another, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Landlord and Tenant, Landlord and Tenant amend the Agreement as follows:

1. Effective upon the earlier of (i) January 1, 1998, or (ii) Substantial Completion of the tenant improvements to the Additional Space, as hereinafter defined (hereinafter the “Commencement Date”), Tenant shall lease an additional 2,620 square feet of office space known as Suite 600 and an additional 1,042 square feet of office space at 6 West Druid Hills, as shown on the plan attached hereto as Exhibit “A”, which together with the 31,943 square feet being leased by Tenant under the original Agreement (hereinafter the “Existing Space”), equals a total of 35,605 square feet (the Additional Space and the Existing Space shall be collectively hereinafter referred to as the “Leased Premises” for all purposes of the Agreement, as amended hereby). “Substantial Completion” shall mean receipt of a certificate of occupancy and completion of tenant improvements to the Additional Space. It is understood and agreed by Landlord and Tenant that in order to achieve Substantial Completion the only permitted incomplete or defective punchlist items must be those which shall, if taken either individually or in the aggregate, do not materially or substantially interfere with Tenant’s taking possession of, moving its personal property and effects into, or using and enjoying the Additional Space for the purposes for which it was intended.

2. The Agreement is hereby extended for a period of three (3) years effective upon Substantial Completion of the tenant improvements to the Additional Space (provided that if the date of Substantial Completion is not the first day of the calendar month, the term of the Agreement shall continue until the last day of the calendar month which is the thirty-sixth month after the Commencement Date) on all of the same terms, covenants and conditions of the Agreement, except that the base year for the Additional

Space shall be 1997, and except that the base rental for the Leased Premises shall be as set forth below:

Existing Premises (31,943 square feet):
Years 1 - 3 $37,266.83/month	$447,202.00/year

Additional Space (3,662 square feet):
Years 1 - 3 $4,272.33/month	$51,268.00/year

Total Leased Premises (35,605 square feet):
Years 1 - 3 $41,539.17/month	$498,470.00/year

which payments shall be due and payable on or before the first day of each calendar month during the applicable term, together with any other additional rental as set forth hereunder or as set forth in the Agreement.

3. As consideration for Tenant’s performance of all obligations to be performed by Tenant under the Agreement, Landlord shall contribute $4.00 per square foot contained in the Additional Space, or the sum of Fourteen Thousand Six Hundred Forty-eight and no /100 Dollars ($14,648.00) (the “Allowance”) towards the cost of tenant improvements to the Additional Space. The Allowance shall be used for alterations, improvements, fixtures and equipment which become part of or are attached or affixed to the Additional Space, including walls, wall coverings and floor coverings, but excluding trade fixtures, furniture and furnishings or other personal property. In the event the cost of tenant improvements exceeds the cost of tenant improvement Allowance, the excess shall be paid by Tenant within thirty (30) days of Tenant’s receipt of Landlord’s notice.

4. Effective upon the Commencement Date and continuing for a period of twelve (12) months after the Commencement Date, Tenant shall have the option to install a sign on the roof of the Building, at Tenant’s cost and expense, subject to the reasonable approval of Landlord regarding the size, quality, location and method of installation of the sign. It is understood and agreed by Tenant, however, that should Tenant exercise its option to install said sign, Tenant shall be required to extend the term of the Agreement for one (1) additional year, on the same terms and conditions prevailing under the Agreement, so that the Agreement shall expire one (1) year beyond the original expiration date of the Agreement.

5. Landlord hereby grants to Tenant the option to lease 5,249 square feet of the adjacent space known as Suite 510, as shown on the attached Exhibit “B”, (hereinafter the “Adjacent Space”), upon the same terms and conditions as the Additional Space, at the same time of the surrender of the Adjacent Space by its current tenant (hereinafter the “Current Tenant”).

So long as Tenant is not then in default under the Agreement, Landlord will notify Tenant when the Current Tenant has surrendered and vacated the Adjacent Space. Tenant shall provide written notice to Landlord, as to Tenant’s decision to lease or not to lease the Adjacent Space within five (5) business days after Landlord’s notice to Tenant is received. If Tenant does provide such notice to lease the Adjacent Space, Landlord and Tenant will execute an amendment to the Agreement for the lease of the Adjacent Space within ten (10) days after Landlord’s receipt of Tenant’s notice of intent to lease on all the same terms as the Additional Space. If Tenant does not provide written notice or indicates that it will not exercise its option to lease the Adjacent Space, this right will expire and Landlord shall have no future obligations to Tenant with regard to the Adjacent Space which was subject to such notice. Notwithstanding the foregoing, should Tenant exercise its option to lease the Adjacent Space, the Base Rental for the first thirty (30) days of Tenant’s possession of the Adjacent Space shall be $12.50 per rentable square foot. Thereafter, the Base Rental for said Adjacent Space shall be per the Base Rental prevailing for the Leased Premises.

6. Tenant shall have the option to renew the Agreement for an additional one (1) year term provided that Tenant gives written notice to Landlord of its intention to renew at least ninety (90) days prior to the end of the then current term thereof. The renewal shall be upon the same terms and conditions and the same Base Rental prevailing under the Agreement.

It is expressly understood that Tenant shall have no option to renew the Agreement for the renewal term if at the time of the attempted exercise of such option or at the commencement of such renewal term the Agreement is not then in full force and effect and if Tenant is then in default of any terms and conditions of the Agreement.

See insert A.

7. Except as expressly modified by this Third Amendment, all provisions, terms and conditions of the Agreement shall remain in full force and effect.

8. In the event a provision of this Third Amendment conflicts with a provision of the Agreement, the Third Amendment shall supersede and control.

9. All terms and phrases used herein shall have the same meaning as assigned to them in the Agreement.

10. This Third Amendment shall not be of any legal effect or consequence unless signed by Landlord and Tenant, and once signed by Landlord and Tenant it shall be binding upon and inure to the benefit of Landlord, Tenant, and their respective legal representatives, successors and assigns.

11. This Third Amendment has been executed and shall be construed under the laws of the State of Georgia.

IN WITNESS WHEREOF, the undersigned have caused this Third Amendment to be executed under seal and delivered as of the day and year first above written.

LANDLORD:

Signed, sealed and delivered in the presence of:	WEEKS REALTY, L.P.

	By:	Weeks GP Holdings, Inc. a Georgia corporation, its sole general partner

/s/ Kelly A. Kinnery	By:	/s/ Forrest Robinson
Witness	Name:	Forrest Robinson
	Its:	President /COO
/s/ Patricia L. Adams
Notary Public

Notary Public, Gwinnett County, Georgia My Commission Expires ____________

TENANT:

Signed, sealed and delivered in the presence of:	WORLD TRAVEL PARTNERS, LP.

/s/ Witness	By:	/s/ Timothy J. Severt
Witness	Name:	Timothy J. Severt
	Its:	VP of Administration
/s/ B. Sharon Wilhelm
Notary Public

Notary Public, Gwinnett County, Georgia My Commission Expires January 11, 2001	ATTEST:

	By:	/s/ Alison Ehrlich
	Name:	Alison Ehrlich
Its:

(Corporate Seal)

INSERT A

2. Paragraph 7 of the 2nd Amendment to the Lease Agreement will be deleted in its entirety and replaced with the following:

“Tenant may park 30 cars in the parking lots of Landlord’s buildings located at 1190 West Druid Hills Drive and 2801 Buford Highway. Such parking is not reserved nor assigned.”

2,620 S.F.

Suite I-600

Office 1
Office 2
Office 3
Office 4
Office 5
Paneling
20'0"
11'6"
10'0"
15'4"
Note 2
Conf Rm
4'6"
10-0"
8'2"
4'0"
Office 6
Office 7
Paneling & Built In Bookcase
19'3"
Workroom
Break room
7'2"
9'9"

EXHIBIT “B”

SUITE 510

FOURTH AMENDMENT TO LEASE AGREEMENT

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (hereinafter referred to as the “Fourth Amendment”) is made as of the 5th day of October 1998, by and between WEEKS REALTY, L.P. (hereinafter referred to as “Landlord”) and WORLD TRAVEL PARTNERS, L.P. (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated September 26, 1995, and as amended by that certain First Amendment to Lease Agreement dated August 7, 1996, and as amended by that certain Second Amendment to Lease Agreement dated April 8, 1997 and as further amended by that certain Third Amendment to Lease Agreement dated December 3, 1997 (hereinafter collectively referred to as the “Agreement”) for the lease of 35,605 square feet of office/warehouse space at 6 West Druid Hills, Suite 700, Atlanta, Georgia which is more particularly described in Exhibit “A” to the Agreement and certain easements, rights and privileges appurtenant thereto (hereinafter referred to as the “Leased Premises”); and

WHEREAS, Tenant desires to lease an additional 11,442 square feet of office space at 6 West Druid Hills, Suite 400 (hereinafter the Additional Space”); and

WHEREAS, Landlord and Tenant desire to enter into this Fourth Amendment in order to provide for said expansion of the Leased Premises upon terms and conditions mutually acceptable to Landlord and Tenant;

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by Landlord and Tenant to one another, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Landlord and Tenant, Landlord and Tenant amend the Agreement as follows:

1. Effective upon the earlier of (i) January 1, 1999, or (ii) Substantial Completion of the tenant improvements to the Additional Space, as hereinafter defined (hereinafter the “Commencement Date”), Tenant shall lease an additional 11,442 square feet of space known as 6 West Druid Hills, Suite 700, Atlanta, Georgia as shown on the plan attached hereto as Exhibit “A”, (hereinafter the “Additional Space”), which together with the 35,605 square feet being leased by Tenant under the original Agreement (hereinafter the “Existing Space”), equals a total of 47,047 square feet (the Additional Space and the Existing Space shall be collectively hereinafter referred to as the “Leased Premises” for all purposes of the Agreement, as amended hereby). “Substantial Completion” shall mean receipt of a certificate of occupancy and completion of tenant improvements to the Additional Space. It is understood and agreed by Landlord and Tenant that in order to achieve Substantial Completion the only permitted incomplete or defective punchlist items must be those which shall, if taken either individually or in the aggregate, do not materially or substantially interfere with Tenant’s taking possession of, moving its personal property and effects into, or using and enjoying the Additional Space for the purposes for which it was intended.

2. The Agreement is hereby extended for a period of three (3) years effective upon Substantial Completion of the tenant improvements to the Additional Space (provided that if the date of Substantial Completion is not the first day of the calendar month, the term of the Agreement shall continue until the last day of the calendar month which is the thirty-sixth month after the Commencement Date) on all of the same terms, covenants and conditions of the Agreement, except that the base year for the Additional

Space shall be 1999, and except that the base rental for the Leased Premises shall be as set forth below:

Existing Premises (35,605 square feet):
Years 1 - 3 $41,539.16/month	$498,470.00/year

Additional Space (11,442 square feet):
Years 1-3 $14,302.50/mo.	$171,630.00/year

Total Leased Premises (47,027 square feet):
Years 1-3 $55,841.66/mo.	$670,100.00/year

which payments shall be due and payable on or before the first day of each calendar month during the applicable term, together with any other additional rental as set forth hereunder or as set forth in the Agreement.

3. As consideration for Tenant’s performance of all obligations to be performed by Tenant under the Agreement, Landlord shall contribute $3.00 per square foot contained in the Additional Space, or the sum of Thirty-Four Thousand Three Hundred Twenty-Six and no /100 Dollars ($34,326.00) (the “Allowance”) towards the cost of tenant improvements to the Additional Space. The Allowance shall be used for alterations, improvements, fixtures and equipment which become part of or are attached or affixed to the Additional Space, including walls, wall coverings and floor coverings, but excluding trade fixtures, furniture and furnishings or other personal property. In the event the cost of tenant improvements exceeds the cost of tenant improvement Allowance, the excess shall be paid by Tenant within thirty (30) days of Tenant’s receipt of Landlord’s notice.

4. Weeks Corporation will commence the refurbishment of the building’s main lobby during 1998.

5. Except as expressly modified by this Fourth Amendment, all provisions, terms and conditions of the Agreement shall remain in full force and effect.

6. In the event a provision of this Fourth Amendment conflicts with a provision of the Agreement, the Fourth Amendment shall supersede and control.

7. All terms and phrases used herein shall have the same meaning as assigned to them in the Agreement.

8. This Fourth Amendment shall not be of any legal effect or consequence unless signed by Landlord and Tenant, and once signed by Landlord and Tenant it shall be binding upon and inure to the benefit of Landlord, Tenant, and their respective legal representatives, successors and assigns.

9. This Fourth Amendment has been executed and shall be construed under the laws of the State of Georgia.

10. Landlord shall also contribute the sum of $19,021.50 (the “Other Allowance”) towards the cost of replacing the carpet including touch-up painting in the portion of Leased Premises comprising Floor 7.

*	including Touch-up painting

IN WITNESS WHEREOF, the undersigned have caused this Fourth Amendment to be executed under seal and delivered as of the day and year first above written.

LANDLORD:

Signed, sealed and delivered in the presence of:	WEEKS REALTY, L.P. a Georgia limited partnership

/s/ Kelly A. Kinnery	By:	Weeks GP Holdings, Inc., a Georgia corporation, its sole general partner
Witness

/s/ Dolores Lewellen	By:	/s/ Forrest W. Robinson
Notary Public	Name:	Forrest W. Robinson
	Its:	President / C.O.O.
[SEAL]

TENANT:

Signed, sealed and delivered in the presence of:	WORLD TRAVEL PARTNERS, L.P.

/s/ Alison Ehrlich	By:	/s/ Timothy J. Severt
Witness	Name:	Timothy J. Severt
	Its:	SVP-Administrator

/s/ Niki Johns Gomolough
Notary Public

ATTEST:

Notary Public, Gwinnett County, Georgia	By:	/s/ W. Thomas Barham
My Commission Expires January 11, 2001	Name:	W. Thomas Barham
	Its:	SVP-Finance

(Corporate Seal)

FIFTH AMENDMENT TO LEASE AGREEMENT

THIS FIFTH AMENDMENT TO LEASE AGREEMENT (hereinafter referred to as the “Fifth Amendment”) is made as of the 22nd day of April 1999, by and between WEEKS REALTY, L.P. (hereinafter referred to as “Landlord”) and WORLD TRAVEL PARTNERS, L.P. (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated September 26, 1995, and as amended by that certain First Amendment to Lease Agreement dated August 7,1996, and as amended by that certain Second Amendment to Lease Agreement dated April 8,1997, as amended by that certain Third Amendment to Lease Agreement dated December 3,1997, and as further amended by that certain Fourth Amendment to Lease Agreement dated October 5,1998 (hereinafter collectively referred to as the “Agreement”) for the lease of 47,047 rentable square feet of office space at 6 West Druid Hills, Suite 700, Atlanta, Georgia which is more particularly described in Exhibit “A” to the Agreement and certain easements, rights and privileges appurtenant thereto (hereinafter referred to as the “Leased Premises”); and

WHEREAS, Tenant desires to lease an additional 5,249 rentable square feet of office space at 6 West Druid Hills, known as Suite 510, as shown on the attached Exhibit “A” (hereinafter the “Expansion Space”); and

WHEREAS, Landlord and Tenant desire to enter into this Fifth Amendment in order to provide for said expansion of the Leased Premises upon terms and conditions mutually acceptable to Landlord and Tenant;

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by Landlord and Tenant to one another, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Landlord and Tenant, Landlord and Tenant amend the Agreement as follows:

1. Effective May 1, 1999 (hereinafter the “Expansion Commencement Date”), and continuing until midnight on December 31, 2001, Tenant shall lease the Expansion Space, which together with the 47,047 rentable square feet being leased by Tenant under the original Agreement (hereinafter the “Existing Space”), equals a total of 52,296 rentable square feet. As of the Expansion Commencement Date, the Existing Premises and the Expansion Space shall be collectively hereinafter referred to as the “Leased Premises” for all purposes of the Agreement, as amended hereby.

2. Paragraph 3.01 of the Agreement is hereby amended to provide that Tenant shall pay base rental as set forth below:

As of Expansion Commencement Date:

Existing Premises (47,047 rentable square feet):
$55,841.66/month $670,099.92/year

Expansion Space (Suite 510 - 5,249 rentable square feet):
$6,123.83/month $73,486.00/year

Total Leased Premises as of Expansion Commencement Date:
(52,296 rentable square feet)
$61,965.49/month $743,585.92/year

3. Effective as of the Expansion Commencement Date, Paragraph 4.01(iv) of the Agreement is hereby amended to provide that Tenant’s “Pro Rata Share” shall equal 64.16%.

4. Effective as of the Expansion Commencement Date, Paragraph 4.01(b) of the Agreement is hereby amended to provide that the Base Year for purposes of calculating Tenant’s Pro Rata Share of Additional Rent for the Expansion Space only shall be 1997.

5. Effective as of the Expansion Commencement Date, as consideration for Tenant’s performance of all obligations to be performed by Tenant under the Agreement, Landlord shall contribute $4.00 per rentable square foot contained in the Expansion Space (which is the sum of $20,996.00) towards the cost of tenant improvements to the Expansion Space only. The Allowance shall be used for alterations, improvements, fixtures and equipment which become part of or are attached or affixed to the Expansion Space, including walls, wall coverings and floor coverings, but excluding trade fixtures, furniture and furnishings or other personal property. In the event the cost of tenant improvements exceeds the cost of tenant improvement Allowance, the excess shall be paid by Tenant within thirty (30) days of Tenant’s receipt of Landlord’s notice.

6. Except as expressly modified by this Fifth Amendment, all provisions, terms and conditions of the Agreement shall remain in full force and effect.

7. In the event a provision of this Fifth Amendment conflicts with a provision of the Agreement, the Fifth Amendment shall supersede and control.

8. All terms and phrases used herein shall have the same meaning as assigned to them in the Agreement.

9. This Fifth Amendment shall not be of any legal effect or consequence unless signed by Landlord and Tenant, and once signed by Landlord and Tenant it shall be binding upon and inure to the benefit of Landlord, Tenant, and their respective legal representatives, successors and assigns.

10. This Fifth Amendment has been executed and shall be construed under the laws of the State of Georgia.

(SIGNATURES CONTAINED ON FOLLOWING PAGE)

IN WITNESS WHEREOF, the undersigned have caused this Fifth Amendment to be executed under seal and delivered as of the day and year first above written.

LANDLORD:

Signed, sealed and delivered in the presence of:	WEEKS REALTY, L.P. a Georgia limited partnership

/s/ Witness	By:	Weeks GP Holdings, Inc., a Georgia corporation, its sole general partner
Witness

/s/ Renita R. Mills	By:	/s/ Forrest W. Robinson
Notary Public	Name:	Forrest W. Robinson
	Its:	President / C.O.O

[SEAL]

TENANT:

Signed, sealed and delivered in the presence of:	WORLD TRAVEL PARTNERS, L.P.

/s/ Alison Ehrlich	By:	/s/ Timothy J. Severt
Witness	Name:	Timothy J. Severt
	Its:	SVP - Administration

/s/ B. Sharon Wilhelm
Notary Public

Notary Public, Gwinnett County, Georgia My Commission Expires January 11, 2001
ATTEST:

	By:	/s/ W. T. Barham
	Name:	W. T. Barham
	Its:	SR VP Finance

(Corporate Seal)

SIXTH AMENDMENT TO LEASE AGREEMENT

THIS SIXTH AMENDMENT TO LEASE AGREEMENT (hereinafter referred to as the “Sixth Amendment”) is made as of the 17 day of August 1999, by and between DUKE-WEEKS REALTY LIMITED PARTNERSHIP (hereinafter referred to as “Landlord”) and WORLD TRAVEL PARTNERS, L.P. (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Weeks Realty, L.P. and Tenant entered into that certain Lease Agreement dated September 26, 1995, and as amended by that certain First Amendment to Lease Agreement dated August 7, 1996, and as amended by that certain Second Amendment to Lease Agreement dated April 8, 1997, as amended by that certain Third Amendment to Lease Agreement dated December 3, 1997, as amended by that certain Fourth Amendment to Lease Agreement dated October 5, 1998, and as further amended by that certain Fifth Amendment to Lease Agreement dated April 22, 1999 (hereinafter collectively referred to as the “Agreement”) for the lease of 52,296 rentable square feet of office space at 6 West Druid Hills, Suites 700, 400 and 510, Atlanta, Georgia, as well as other suites throughout the Building, which is more particularly described in Exhibit “A” to the Agreement and certain easements, rights and privileges appurtenant thereto (hereinafter referred to as the “Leased Premises”); and

WHEREAS, Duke-Weeks Realty Limited Partnership succeeded to the interest of the Landlord under the Agreement and is the Landlord with respect to the Leased Premises, as defined herein; and

WHEREAS, Tenant desires to lease an additional 3,810 rentable square feet of office space at 6 West Druid Hills, known as Suite 100,3,963 rentable square feet of office space at 6 West Druid Hills, known as Suite 110, and 3,474 rentable square feet of office space at 6 West Druid Hills, known as Suite 640 as shown on the attached Exhibit “A” (hereinafter collectively the “Expansion Space”); and

WHEREAS, Landlord and Tenant desire to enter into this Sixth Amendment in order to provide for said expansion of the Leased Premises upon terms and conditions mutually acceptable to Landlord and Tenant;

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by Landlord and Tenant to one another, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Landlord and Tenant, Landlord and Tenant amend the Agreement as follows:

1. Effective August 15, 1999 and continuing until midnight on August 14, 2002, Tenant shall lease the Expansion Space, which together with the 52,296 rentable square feet being leased by Tenant under the original Agreement (hereinafter the “Existing Space”), equals a total of 63,543 rentable square feet. As of August 15, 1999, the Existing Premises and the Expansion Space shall be collectively hereinafter referred to as the “Leased Premises” for all purposes of the Agreement, as amended hereby.

2. Paragraph 3.01 of the Agreement is hereby amended to provide that Tenant shall pay base rental as set forth below:

Expansion Space
Suite 100 - 3,810 sq. ft.
August 15, 1999 - August 14, 2002	$4,762.50/month	$57,150.00/year

Suite 110 - 3,963 sq.ft.
August 15, 1999 - August 14, 2002	$4,128.13/month	$49,537.50/year

Suite 640 - 3,474 sq.ft.
August 15, 1999 - August 14, 2002	$4,632.00/month	$55,584.00/year

Existing Premises - 52,296 rentable square feet:
May 1, 1999 - December 31, 2001	$61,965.49/month	$743,585.92/year

Total Leased Premises - 63,543 rentable square feet
May 1, 1999 - August 14, 1999	$61,965.49/month	$743,585.92/year
August 15, 1999 - December 31, 2001	$75,488.12/month	$905,857.42/year

Total Leased Premises - 11,247 rentable square feet
January 1, 2002 - August 14, 2002	$13,522.63/month	$162,271.50/year

3. Effective as of August 15, 1999, Paragraph 4.01(iv) of the Agreement is hereby amended to provide that Tenant’s “Pro Rata Share” shall equal 77.96%.

4. Effective as of August 15, 1999, Paragraph 4.01(b) of the Agreement is hereby amended to provide that the Base Year for purposes of calculating Tenant’s Pro Rata Share of Additional Rent for the Expansion Space only shall be 1999.

5. Effective as of August 15, 1999, as consideration for Tenant’s performance of all obligations to be performed by Tenant under the Agreement, Landlord shall contribute $3.00 per rentable square foot contained in the Expansion Space (which is the sum of $33,741.00) towards the cost of tenant improvements to the Expansion Space only. The Allowance shall be used for alterations, improvements, fixtures and equipment which become part of or are attached or affixed to the Expansion Space, including walls, wall coverings and floor coverings, but excluding trade fixtures, furniture and furnishings or other personal property. In the event the cost of tenant improvements exceeds the cost of tenant improvement Allowance, the excess shall be paid by Tenant within thirty (30) days of Tenant’s receipt of Landlord’s notice. Notwithstanding the foregoing, Tenant shall not be permitted to alter or remove any existing finishes in Suite 640 of the Expansion Space without Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed.

6. Effective July 1, 1999 and thereafter during the course of construction of the Leased Premises, Tenant may enter upon the Expansion Space for purposes of inspecting and reviewing the work, taking measurements, making plans, installing trade fixtures and telephones, erecting temporary or permanent signs and doing such other work as may be appropriate or desirable without being deemed thereby to have taken possession or obligated itself to pay rent but Tenant agrees that: (a) Landlord shall have no liability for injury to any person or damage to any property of Tenant stored on the Expansion Space except for damages caused by the willful act or gross negligence of Landlord or its employees or agents, (b) Tenant shall not interfere with Landlord’s construction work on the Leased Premises, (c) Tenant shall indemnify, protect and hold harmless Landlord from and against any and all claims, demands, damages, losses, costs, expenses, liabilities and actions at law or in equity based upon any occurrence or condition arising out of or attributable to Tenant’s exercise of such right, and (d) Tenant shall be solely responsible for the permitting of any such work it performs.

7. Except as expressly modified by this Sixth Amendment, all provisions, terms and conditions of the Agreement shall remain in full force and effect.

8. In the event a provision of this Sixth Amendment conflicts with a provision of the Agreement, the Sixth Amendment shall supersede and control.

9. This Sixth Amendment shall not be of any legal effect or consequence unless signed by Landlord and Tenant, and once signed by Landlord and Tenant it shall be binding upon and inure to the benefit of Landlord, Tenant, and their respective legal representatives, successors and assigns.

10. This Sixth Amendment has been executed and shall be construed under the laws of the State of Georgia.

IN WITNESS WHEREOF, the undersigned have caused this Sixth Amendment to be executed under seal and delivered as of the day and year first above written.

LANDLORD:

Signed, sealed and delivered in the presence of:	WEEKS REALTY, L.P. a Georgia limited partnership

/s/ Witness	By:	Weeks GP Holdings, Inc., a Georgia corporation, its sole general partner
Witness

/s/ Patricia L. Adams	By:	/s/ Robert M. Chapman
Notary Public	Name:	Robert M. Chapman
Notary Public, Gwinnett County, Georgia My Commission Expires June 8, 2001	Its:	Executive V.P.

TENANT:

Signed, sealed and delivered in the presence of:	WORLD TRAVEL PARTNERS, L.P.

/s/ Alison Ehrich	By:	/s/ Timothy J. Severt
Witness	Name:	Timothy J. Severt
	Its:	SVP - Administration

/s/ B. Sharon Wilhelm
Notary Public

Notary Public, Gwinnett County, Georgia
My Commission Expires January 11, 2001	ATTEST:

	By:	/s/ W. Thomas Barham
	Name:	W. Thomas Barham
	Its:	SVP - Finance

(Corporate Seal)

EXHIBIT “A”

First Floor Plan

EXHIBIT “A”

Sixth Floor Plan to Be Attached

SEVENTH AMENDMENT TO LEASE AGREEMENT

THIS SEVENTH AMENDMENT TO LEASE AGREEMENT (hereinafter referred to as the “Seventh Amendment”) is made as of the 29 day of March 2000, by and between DUKE-WEEKS REALTY LIMITED PARTNERSHIP (hereinafter referred to as “Landlord”) and TRX, INC. (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Weeks Realty, L.P. and World Travel Partners, L.P. entered into that certain Lease Agreement dated September 26, 1995, and as amended by that certain First Amendment to Lease Agreement dated August 7, 1996, and as amended by that certain Second Amendment to Lease Agreement dated April 8, 1997, as amended by that certain Third Amendment to Lease Agreement dated December 3, 1997, as amended by that certain Fourth Amendment to Lease Agreement dated October 5, 1998, as further amended by that certain Fifth Amendment to Lease Agreement dated April 22, 1999, and as further amended by that certain Sixth Amendment to Lease Agreement dated August 17, 1999 (hereinafter collectively referred to as the “Agreement”) for the lease of 63,543 rentable square feet of office space at 6 West Druid Hills, Atlanta, Georgia, which is more particularly described in Exhibit “A” to the Agreement and certain easements, rights and privileges appurtenant thereto (hereinafter referred to as the “Leased Premises”); and

WHEREAS, Duke-Weeks Realty Limited Partnership succeeded to the interest of the Landlord under the Agreement and is the Landlord with respect to the Leased Premises, as defined herein; and

WHEREAS, TRX, Inc. succeeded to the interest of the Tenant under the Agreement and is the Tenant with respect to the Leased Premises, as defined herein; and

WHEREAS, the term of the Agreement will expire by its terms for a portion of the Leased Premises (Suites 510, 700, 600, 500, and 400 or 52,296 square feet) on December 31, 2001 and the term of the remaining portion (Suites 100, 110, and 640 or 11,247 square feet) will expire on August 14, 2002 and Tenant desires to enter into this Seventh Amendment in order to extend the term of the Agreement for the entire Leased Premises to be coterminous;

WHEREAS, Landlord and Tenant desire to enter into this Seventh Amendment in order to provide for said extension of the term of the Leased Premises upon terms and conditions mutually acceptable to Landlord and Tenant;

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by Landlord and Tenant to one another, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Landlord and Tenant, Landlord and Tenant amend the Agreement as follows:

1. The Agreement is hereby amended to extend the term of the Leased Premises through midnight on June 30, 2003 on all of the same terms, covenants and conditions as the original Agreement with the same base year except that the base rental shall be as set forth below:

Suites 510, 700, 600, 500, and 400 (52,296 square feet)
May 1, 1999 – December 31, 2001	$61,965.49/month	$743,585.92/year
January 1, 2002 – June 30, 2003	$65,063.77/month	$780,765.21/year

Suites 100,110 and 640 (11,247 square feet)
August 15, 1999 – August 14, 2002	$13,522.63/month	$162,271.50/year
August 15, 2002 – June 30, 2003	$14,198.76/month	$170,385.07/year

due on or before the first day of each calendar month during the term together with any other additional rent as set forth in the Agreement.

2. The rental provided in paragraph 1 above, includes an allowance (“Allowance”) in the amount of $87,891.50 to be applied to the cost of tenant improvements to the Leased Premises. A portion of the Allowance, or $78,444.00, will be payable on January 1, 2002 and the remaining portion, or $9,841.13 will be payable on August 15, 2002. The Allowance shall be used to offset Tenant’s costs associated with alterations, improvements, fixtures and equipment which become part of or are attached or affixed to the Leased Premises, including walls, wall coverings and floor coverings, but excluding trade fixtures, furniture and furnishings or other personal property. In the event the cost of tenant improvements exceeds the cost of tenant improvement Allowance, the excess shall be paid by Tenant.

3. Provided Tenant is not then in default beyond any applicable notice and cure period provided for herein, Tenant shall have the option to extend the term of the Leased Premises for two (2) successive periods of one (1) year each (each an “Extended Term”). Such options may be exercised by written notice to Landlord of its intention to renew at least six (6) months prior to the expiration of the initial term or the first Extended Term, as the case may be. Each Extended Term shall be on the same terms and conditions as contained herein, except as expressly provided herein to the contrary with respect to Base Rent and except for such as are, by their terms, inapplicable to an Extended Term.

The base rental for the first twelve (12) months of the extended term shall be calculated at a rate of one hundred three percent (103%) of the rate for the preceding term, payable in monthly installments on or before the first day of each calendar month during the extended term. Thereafter, the base rental shall increase at a rate of three percent (3%) per year above the rate for the preceding term, payable in monthly installments on or before the first day of each calendar month during the remainder of the extended term.

It is expressly understood that Tenant shall have no option to renew this Lease for the renewal term if at the time of the attempted exercise of such option or at the commencement of such renewal term this Lease is not then in full force and effect and if Tenant is then in default of any terms and conditions of this Lease.

4. Tenant shall have the option to terminate this Seventh Amendment by written notice to Landlord on or before June 30, 2000. If exercised, all terms and conditions of this amendment shall be null and void and of no further force and effect. Tenant’s failure to exercise such option by June 30, 2000 shall deem the option waived.

5. Except as expressly modified by this Seventh Amendment, all provisions, terms and conditions of the Agreement shall remain in full force and effect.

6. In the event a provision of this Seventh Amendment conflicts with a provision of the Agreement, the Seventh Amendment shall supersede and control.

7. All terms and phrases used herein shall have the same meaning as assigned to them in the Agreement.

8. This Seventh Amendment shall not be of any legal effect or consequence unless signed by Landlord and Tenant, and once signed by Landlord and Tenant it shall be binding upon and inure to the benefit of Landlord, Tenant, and their respective legal representatives, successors and assigns.

9. This Seventh Amendment has been executed and shall be construed under the laws of the State of Georgia.

10. Tenant shall have the right to install signage on the Building, at Tenants cost and expense, subject to the reasonable approval of Landlord regarding size, quality, location and method of installation of such signage.

11. Tenant shall have the right to install a receiving satelitte dish on the building, at Tenant cost and expense, subject to the reasonable approval of Landlord regarding the exact location.

(SIGNATURES CONTAINED ON FOLLOWING PAGE)

IN WITNESS WHEREOF, the undersigned have caused this Seventh Amendment to be executed under seal and delivered as of the day and year first above written.

LANDLORD:

Signed, sealed and delivered as to Landlord, in the presence of:	DUKE-WEEKS REALTY LIMITED PARTNERSHIP, an Indiana limited partnership

/s/ Robin M. Rich	By:	Duke-Weeks Realty Corporation, a Indiana corporation, its General Partner
Unofficial Witness

/s/ Patricia L. Adams	By:	/s/ Eben Hardie III
Notary Public	Name:	Eben Hardie III
	Title:	Senior Vice President
Notary Public, _______________________
My Commission Expires _________

TENANT:

Signed, sealed and delivered as to Tenant, in the presence of:	TRX, INC.

/s/ Unofficial Witness	By:	/s/ Timothy J. Severt
Unofficial Witness	Name:	Timothy J. Severt
	Title:	EVP - Administration

ATTEST:

/s/ Marcella Marie Derrick	By:	/s/ Scott Hancock
Notary Public	Name:	Scott Hancock
	Title:	EVP TRX

[SEAL]		[Corporate Seal]

EIGHTH AMENDMENT TO LEASE AGREEMENT

THIS EIGHTH AMENDMENT TO LEASE AGREEMENT (the “Amendment”) is executed this 19 day of March, 2003 (the “Execution Date”), but effective as of January 1, 2003 (the “Effective Date”) by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership f/k/a Duke-Weeks Realty Limited Partnership (“Landlord”), and TRX, INC., a Georgia corporation (“Tenant”).

W I T N E S S E T H :

WHEREAS, Weeks Realty, L.P. (“Weeks”) and World Travel Partners, L.P. (“WTP”) entered into that certain Lease Agreement dated September 26, 1995 (the “Original Lease”), as amended by that certain First Amendment to Lease Agreement dated August 7, 1996 (the “First Amendment”), as amended by that certain Second Amendment to Lease Agreement dated April 8, 1997 (the “Second Amendment”), as amended by that certain Third Amendment to Lease Agreement dated December 3, 1997 (the “Third Amendment”), as amended by that certain Fourth Amendment to Lease Agreement dated October 5, 1998 (the “Fourth Amendment”), as amended by that certain Fifth Amendment to Lease Agreement dated April 22, 1999 (the “Fifth Amendment”; the Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment being referred herein, collectively, as the “First Amended Lease”); and

WHEREAS, Landlord is the successor by merger to Weeks; and

WHEREAS, Landlord and WTP entered into that certain Sixth Amendment to Lease Agreement dated August 17, 1999 (the “Sixth Amendment”; the Sixth Amendment and the First Amended Lease being hereinafter referred to, collectively, as the “Second Amended Lease”); and

WHEREAS, WTP heretofore assigned all of its interest under the Second Amended Lease to Tenant; and

WHEREAS, Landlord and Tenant entered into that Seventh Amendment to Lease Agreement dated March 29, 2000 (the “Seventh Amendment”; the Seventh Amendment and the Second Amended Lease being hereinafter referred to, collectively, as the “Lease”) pursuant to which Tenant leases approximately 63,543 rentable square feet of space at 6 West Druid Hills Road, Suites 100, 110, 400, 500, 510, 640 and 700, Atlanta, Georgia 30329, within Druid Chase, said space being more particularly described on Exhibit A attached hereto and made a part hereof (hereinafter referred to as the “Original Premises”); and

WHEREAS, the Lease will expire by its terms on June 30, 2003; and

WHEREAS, Landlord and Tenant desire to amend the Lease to, among other things (i) extend the term of the Lease, and (ii) expand the Original Premises to include the additional approximately 2,429 rentable square feet of space within the Building commonly known as Suite 620, said space being more particularly described on Exhibit B attached hereto and made a part hereof (the “Suite 620 Space”; the Original Premises and the Suite 620 Space being referred to hereinafter, collectively, as the “Leased Premises”).

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($ 10.00) and other good and valuable consideration paid in hand by each party hereto to the other, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, hereby agree as follows:

1. Defined Terms. All capitalized terms used herein but undefined shall have the meaning as defined in the Lease.

2. Lease Term. The term of the Lease is hereby extended through and including October 31, 2008.

3. Expansion. Commencing as of the Effective Date, the Original Premises is expanded to include the Suite 620 Space, and all references to the “Leased Premises” herein and in the Lease shall be deemed to refer to the Original Premises and the Suite 620 Space, collectively. Prior to the Execution Date, Tenant leased the Suite 620 Space from Landlord on a month-to-month basis. Landlord and Tenant acknowledge and agree that such month-to-month lease has been terminated as of the date immediately preceding the Effective Date.

4. Rental. Commencing as of the Effective Date, Tenant shall pay Base Rental, upon all of the terms and conditions set forth in the Lease, in accordance with the following schedule:

January 1, 2003 – October 31, 2003	$0.00

November 1, 2003 – December 31, 2003	$142,939.34; $71,469.67 per month (based on $13.00 per rentable square foot per year)

January 1, 2004 – December 31, 2004	$883,365.12; $73,613.76 per month (based on $13.39 per rentable square foot per year)

January 1, 2005 – December 31, 2005	$909,866.04; $75,822.17 per month (based on $13.79 per rentable square foot per year)

January 1, 2006 – December 31, 2006	$937,161.96; $78,096.83 per month (based on $14.21 per rentable square foot per year)

January 1, 2007 – December 31, 2007	$965,276.88; $80,439.74 per month (based on $14.63 per rentable square foot per year)

January 1, 2008 – October 31, 2008	$828,529.30; $82,852.93 per month (based on $15.07 per rentable square foot per year)

Within ten (10) business days following the Execution Date, Landlord shall pay to Tenant $164,597.76, as reimbursement for Base Rental paid by Tenant prior to the Execution Date, but attributable to periods after the Effective Date.

5. Tenant’s Proportionate Share. As of the Effective Date, Tenant’s Pro Rata Share is increased to 80.944%, being the quotient obtained by dividing the rentable square footage of the Leased Premises (65,972 rentable square feet) by the rentable square footage of the Building (81,503 rentable square feet).

6. Operating Expenses.

(a) As of the Effective Date, Section 4.01(a)(ii) of the Lease is hereby deleted. Landlord and Tenant acknowledge and agree that as of the Effective Date, “Landlord’s Share of Operating Expenses per Rentable Square Foot” shall mean $7.28.

(b) Section 4.01(b) of the Lease (as such provision has been amended from time to time) is hereby deleted and replaced with the following:

The actual amount of Additional Rent payable shall be an amount equal to the remainder of (i) the product of Tenant’s Pro Rata Share times the Building Operating Expenses less (ii) the product of Landlord’s Share of Operating Expenses per Rentable Square Foot times the rentable square footage of the Leased Premises, provided that such amount shall not be less than zero.

(c) Tenant shall not be required to pay Additional Rent attributable to the period commencing as of the Effective Date and continuing through and including October 31, 2003. Within ten (10) business days following the Execution Date, Landlord shall pay to Tenant $16,781.52, as reimbursement for Additional Rent heretofore paid by Tenant with respect to such period.

(d) Notwithstanding anything in this Lease to the contrary, Tenant will be responsible for Tenant’s Pro Rata Share of Real Estate Taxes (as hereinafter defined), insurance premiums, utilities, janitorial services, snow removal and charges assessed against or attributed to the Building pursuant to any applicable declaration of protective covenants (“Uncontrollable Expenses”), without regard to the level of increase in any or all of the above in any year or other period of time. Tenant’s obligation to pay all other Operating Expenses which are not Uncontrollable Expenses (herein “Controllable Expenses”) shall be limited to an eight percent (8%) per annum increase over the amount the Controllable Expenses for the immediately preceding calendar year would have been had the Controllable Expenses increased at the rate of eight percent (8%) in all previous calendar years beginning with the Controllable Expenses included in Landlord’s Share of Operating Expenses per Rentable Square Foot for the year ending December 31, 2003.

(e) “Real Estate Taxes” - shall include any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax imposed upon the Building or common areas associated therewith (or against Landlord’s

2

business of leasing the Building) by any authority having the power to so charge or tax, together with the actual and reasonable costs and expenses of contesting the validity or amount of Real Estate Taxes, which at Landlord’s option may be calculated as if such contesting work had been performed on a contingent fee basis (whether charged by Landlord’s counsel or representative; provided, however, that said fees are reasonably comparable to the fees charged for similar services by others not affiliated with Landlord, but in no event shall said fees exceed thirty-three percent (33%) of the good faith estimated tax savings). Notwithstanding the foregoing or anything to the contrary contained in the Lease, Real Estate Taxes shall not include penalties and interest on tax impositions, nor any income, profit, business or gross receipts tax or capital levy, nor any inheritance, estate, succession, transfer, gift, franchise or corporation tax levied or imposed upon Landlord, nor any real estate transfer tax, mortgage lien tax, transfer gains tax, documentary stamp tax, recording fees or the like. In addition, Real Estate Taxes shall not include any capital expenditure to the Building or common areas associated therewith that are financed by Landlord or others through any assessment, special assessment district or other program authorized by law (Landlord and Tenant acknowledging, however, that said exclusion shall not, and is not intended to, apply to any capital expenditures made by or on behalf of Landlord that increases Real Estate Taxes due to an increase in the assessed value of the Building and/or common areas associated therewith. For so long as Tenant leases at least fifty percent (50%) of the rentable square feet of the Building, each calendar year, promptly following Landlord’s receipt of the Notice of Valuation for the Building and common areas associated therewith (which Landlord anticipates will arrive in February or March of each calendar year), Landlord shall deliver a copy of said Notice of Valuation to Tenant. Tenant shall have the right, by delivering written notice to Landlord (the “Contest Notice”) within ten (10) days following Tenant’s receipt of the Notice of Valuation, to require that Landlord contest the amount of Real Estate Taxes. If Landlord receives the Contest Notice as aforesaid, Landlord shall contest the Real Estate Taxes for said calendar year pursuant to this subsection (e). If Tenant fails to deliver the Contest Notice as aforesaid, Landlord shall nonetheless have the right, but not the obligation, to contest the Real Estate Taxes.

7. Notices.

(a) Paragraph 28.01 (a) of the Lease is hereby modified to reflect that Tenant’s notice address is as follows:

TRX, Inc.

6 West Druid Hills Drive

Atlanta, Georgia 30329

Attn: Executive Vice President of Administration

(b) Paragraph 28.0l(b) of the Lease is hereby modified to reflect that Landlord’s notice address is as follows:

Duke Realty Limited Partnership

3950 Shackleford Road, Suite 300

Duluth, Georgia 30096

Attn: Legal Department – Atlanta Market

8. Rental Payments. The Lease is hereby modified to reflect that Landlord’s rental payment address is as follows:

Duke Realty Limited Partnership

75 Remittance Drive, Suite 3205

Chicago, IL 60675-3205

9. Construction of Improvements to the Leased Premises.

(a) Suite 620 Space. As of the Execution Date, Landlord has delivered the Suite 620 Space to Tenant. Tenant acknowledges that it has accepted the Suite 620 Space in “AS IS” condition, without representation or warranty of Landlord of any kind.

(b) Tenant Improvements. Landlord acknowledges that following the date hereof, Tenant intends to construct various interior improvements within the Leased Premises (the “Tenant Improvements”). Tenant’s proposed architect/engineer, construction contractor, and mechanical, electric and plumbing subcontractors are subject to Landlord’s prior approval, which approval shall not be unreasonably withheld or delayed. Promptly following the selection and approval of the architect/engineer, Tenant shall forward to said architect/engineer (and copy Landlord on the transmittal) Landlord’s building standards (which, Landlord heretofore delivered to Tenant), and Tenant shall cause said architect/engineer to comply with said building standards. Promptly following the selection and

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approval of the contractor, Tenant shall forward to said contractor (and copy Landlord on the transmittal) Landlord’s mechanical, electrical and plumbing specifications and Landlord’s rules of conduct (all of which, Landlord heretofore delivered to Tenant), and Tenant shall cause said contractor to comply with said specifications and rules of conduct. At Landlord’s request, Tenant shall coordinate a meeting among Landlord, Tenant and Tenant’s contractor to discuss the Building systems and other matters related to the construction of the Tenant Improvements.

(c) Plans and Specifications. Following the Execution Date, Tenant shall, at its sole cost and expense, prepare and submit to Landlord a complete set of permittable construction drawings (collectively, the “Construction Drawings”), covering all work to be performed by Tenant in constructing the Tenant Improvements. Tenant shall have no right to include in the Construction Drawings any Tenant Improvements that would materially alter the exterior appearance or basic nature of the Building, or any Building systems. The Construction Drawings shall be in such detail as Landlord may reasonably require (provided that such requirements are consistent with customary practice in the Atlanta, Georgia office market) and shall be in compliance with all applicable statues, ordinances and regulations; provided, however, that Landlord’s approval of the Construction Drawings shall not be deemed to be a warranty or representation that the Construction Drawings comply with all applicable statues, ordinances and regulations. Landlord shall have five (5) business days after receipt of the Construction Drawings in which to review the Construction Drawings and in which to give to Tenant written notice of its approval of the Construction Drawings or its requested changes to the Construction Drawings. If Landlord requests any changes to the Construction Drawings, Tenant shall make such changes and shall, within five (5) business days of its receipt of Landlord’s requested changes (if any), submit the revised portion of the Construction Drawings to Landlord. Landlord shall have five (5) business days after receipt of the revised Construction Drawings in which to review said revised Construction Drawings and in which to give to Tenant written notice of its approval of the revised Construction Drawings or its requested changes thereto. This process shall continue until such time, if at all, that Landlord approves the Construction Drawings in accordance with this subsection (c). If Landlord shall fail to give Tenant written notice of its approval or requested changes to the Construction Drawings or any revisions thereto within said five (5) business day period, Landlord’s approval thereof shall be deemed given. Thereafter, any changes to the Construction Drawings shall be subject to Landlord’s prior written approval, including, without limitation, those required by any governmental authority having jurisdiction over the Building. Notwithstanding the foregoing, Tenant shall have the right to change the Construction Drawings without obtaining Landlord’s prior written consent provided that (i) such changes are non-structural in nature and are not visible from outside of the Leased Premises; (ii) such changes do not impact, in any way, any other tenant of the Building or such other tenants’ premises; (iii) such changes do not increase the load on any Building systems, services or utilities; (iv) the cost of such changes does not exceed Five Thousand and No/100 Dollars ($5,000.00); and (v) Tenant provides Landlord with five (5) days prior written notice of its intention to make such changes stating in reasonable detail the nature, extent and estimated cost of such changes together with the plans and specifications for the same. Tenant shall at all times in its preparation of the Construction Drawings, and of any revisions thereto, act reasonably and in good faith. Landlord shall at all times in its review of the Construction Drawings, and any revisions thereto, act reasonably and in good faith.

(d) Schedule. Prior to commencing the construction of the Tenant Improvements, Tenant shall deliver to Landlord (i) evidence of insurance (whether carried by Tenant or its contractor) reasonably satisfactory to Landlord, which insurance shall be maintained throughout the construction of the Tenant Improvements, and (ii) a project schedule in detail reasonably satisfactory to Landlord. Throughout the construction of the Tenant Improvements, Tenant shall notify Landlord promptly of any material deviations from such project schedule. Tenant or its contractor shall construct the Tenant Improvements in a good, first-class and workmanlike manner and in accordance with the Construction Drawings and all applicable governmental regulations. Landlord shall have the right, from time to time throughout the construction process, to enter upon the Leased Premises to perform periodic inspections of the Tenant Improvements, provided that no delay or interference with the construction of the Tenant Improvements is occasioned thereby. Tenant agrees to respond to and address promptly any reasonable concerns raised by Landlord during or as a result of such inspections.

(e) Punchlist. Upon substantial completion of the Tenant Improvements, a representative of Tenant shall inspect the Leased Premises and generate a punchlist of defective or uncompleted items relating to the completion of construction of the Tenant Improvements. Tenant shall notify Landlord in advance of the date on which such inspection will occur so that a representative of Landlord will have the opportunity to be present and participate in the preparation of the punchlist. Tenant shall, within a reasonable time after such punchlist is prepared, complete such incomplete work and remedy such defective work as are set forth on the punchlist.

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(f) Allowance. Landlord shall reimburse Tenant for the Improvement Costs (as hereinafter defined) incurred in constructing the Tenant Improvements, up to an amount equal to $395,832.00 (the “Allowance”), as follows:

(i) Landlord shall make periodic disbursements of the Allowance (but no more than monthly), less a holdback (the “Holdback”) equal to ten percent (10%), to Tenant at such time as:

(A) Tenant has delivered to Landlord a copy of Tenant’s building permit;

(B) Tenant has received Landlord’s written approval of the Construction Drawings (or such approval has been deemed given pursuant to Section 9(c) above);

(C) Tenant has delivered to Landlord invoices evidencing the cost of the Tenant Improvements made since the date of the preceding disbursement; and

(D) Tenant has delivered to Landlord an affidavit and interim lien waiver from Tenant’s contractor evidencing that all bills for labor, materials and services relating to all prior disbursements have been paid in full.

(ii) Landlord shall pay the remainder of the Allowance (less the Holdback) to Tenant at such time as Tenant’s contractor has:

(A) substantially completed the Tenant Improvements and received a certificate of occupancy from the applicable governing authority;

(B) delivered to Landlord an affidavit and final lien waiver evidencing that all bills for labor, materials and services have been paid in full; and

(C) delivered to Landlord invoices evidencing the cost of the Tenant Improvements.

(iii) Landlord shall pay the Holdback to Tenant at such time as Tenant has completed the incomplete work and remedied the defective work set forth on the punchlist and delivered to Landlord final lien waivers from all subcontractors, laborers and material suppliers having performed any work or supplied any materials in connection with the Tenant Improvements with a cost in excess of $5,000.00.

(iv) Disbursements of the Allowance and the Holdback shall be made by Landlord within five (5) business days of its receipt of the items required therefor pursuant to this Section 9(f).

(v) For purposes of this Lease, the term “Improvement Costs” shall mean (i) the cost of preparation of the Construction Drawings and all tenant buildout, including, without limitation, demising walls and utilities, (ii) any relocation costs, (iii) if applicable, the cost of a UPS/backup system, (iv) at Tenant’s option, any net additional cost of the Renovations to the Building as described in Section 11(c) below, (v) the cost of renovations/additions to the sprinkler system serving Tenant’s computer room, (vi) the cost of Tenant’s telecommunications and computer cabling, and (vii) the cost to widen the exterior walkway so that it extends to the existing overhang. Tenant shall be responsible for all Improvement Costs in excess of the Allowance. Notwithstanding the foregoing, if the Improvement Costs exceed the Allowance, Tenant shall have the option, which option shall be exercised, if at all, by written notice to Tenant within sixty (60) days following the Execution Date, to amortize such excess (herein, the “Excess Cost”) over the period commencing as of November 1, 2003 and continuing through and including October 31, 2008 on a straight-line basis at an annual rate of twelve percent (12%), which amortization payments shall be paid monthly in the same manner as Base Rental; provided, however, that Tenant shall be permitted to amortize only a maximum amount equal to the product of (a) Five and No/100 Dollars ($5.00), and (b) the rentable square feet of the Leased Premises. Tenant acknowledges and agrees that upon an early termination of the Lease for any reason (including, but not limited to, pursuant to casualty or condemnation or pursuant to Section 17(c) below), Tenant shall immediately pay to Landlord all accrued and unpaid interest, together with the unamortized portion of said Excess Cost. If the Allowance exceeds the Improvement Costs, Landlord and Tenant shall confirm the amount of such savings in writing, and such savings shall be credited to Tenant in such manner as Tenant reasonably requests, which may include, without limitation and at Tenant’s option, application of such savings to Base Rental, to any costs associated with any tenant improvements constructed by or on behalf of Tenant in any Expansion Space (hereinafter defined), and/or to the cost of any furniture, fixtures or equipment installed by Tenant in the Leased Premises or any Expansion Space.

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(g) Notwithstanding anything in the foregoing to the contrary, Landlord acknowledges and agrees that the Tenant Improvements may be constructed by Tenant in stages (each, a “Construction Stage”). In such case, the foregoing provisions of this Section 9 relating to the preparation and approval of Construction Drawings, the preparation of the punchlist and the correction or completion of the items shown thereon, and the payment of the Allowance shall be applied to each such Construction Stage as the Tenant Improvements related to such Construction Stage are undertaken and completed.

10. Landlord’s Right to Bid. Tenant acknowledges and agrees that Landlord shall have the right to bid as general contractor for the construction and installation of the first (1st) Construction Stage of the Tenant Improvements. If Tenant rejects Landlord’s bid, this Section 10 shall be deemed null and void and of no further force or effect and the Tenant Improvements shall be constructed and installed in accordance with Section 9 above. If, however, Tenant selects Landlord’s bid, Section 9 above shall be deemed null and void and of no further force and effect, and Landlord shall construct and install the Tenant Improvements in accordance with this Section 10.

(a) Suite 620 Space. As of the Execution Date, Landlord has delivered the Suite 620 Space to Tenant. Tenant acknowledges that it has accepted the Suite 620 Space in “AS IS” condition, without representation or warranty of Landlord of any kind, except as otherwise provided in this Section 10.

(b) Plans and Specifications. Tenant will develop a space plan for the Leased Premises that is reasonably acceptable to Landlord (the “Space Plan”). Within thirty (30) days after Landlord’s receipt of the Space Plan, Landlord shall prepare and submit to Tenant a set of plans and specifications and/or construction drawings (the “Plans and Specifications”) covering all work to be performed by Landlord in constructing the leasehold improvements to the Leased Premises in accordance with the Space Plan (the “Tenant Improvements”). Tenant shall have five (5) business days after receipt of the Plans and Specifications in which to review the Plans and Specifications and to give Landlord written notice of Tenant’s approval of the Plans and Specifications or its requested changes to the Plans and Specifications. Tenant shall have no right to request any leasehold improvements or any changes to the Plans and Specifications that would materially alter the Leased Premises, the exterior appearance or basic nature of the Building, or the Building systems. If Tenant fails to approve or request changes to the Plans and Specifications within five (5) business days after its receipt of the Plans and Specifications, then Tenant shall be deemed to have approved the Plans and Specifications and the same shall thereupon be final. If Tenant requests any changes to the Plans and Specifications, Landlord shall make those changes which are reasonably requested by Tenant and shall within five (5) business days of its receipt of such request submit the revised portion of the Plans and Specifications to Tenant. Tenant may not thereafter disapprove the revised portions of the Plans and Specifications unless Landlord has unreasonably failed to incorporate reasonable comments of Tenant and, subject to the foregoing, the Plans and Specifications, as modified by said revisions, shall be deemed to be final upon the submission of said revisions to Tenant. Tenant shall at all times in its review of the Plans and Specifications, and of any revisions thereto, act reasonably and in good faith. Tenant agrees to confirm Tenant’s consent to the Plans and Specifications in writing within three (3) days following Landlord’s written request therefor.

(c) Cost Statement. Following Tenant’s approval (or deemed approval) of the Plans and Specifications, Landlord shall solicit competitive bids from at least three (3) subcontractors for each major trade. Landlord and Tenant shall review the bids jointly and select one sub-contractor for each item bid. Promptly following the selection of a subcontractor for each major trade, Landlord shall deliver to Tenant a statement of the cost to construct and install all of the Tenant Improvements (the “Cost Statement”). Tenant acknowledges and agrees that (A) the cost to construct and install the Tenant Improvements shall include a fee payable to the project’s construction manager or general contractor, (B) that such construction manager or general contractor may be a subsidiary, affiliate or employees of Landlord, and (C) said fee shall be included in the Cost Statement and applied against the Allowance (as hereinafter defined). Tenant agrees to acknowledge the Cost Statement in writing within three (3) days following Landlord’s written request therefor.

(d) Allowance. Tenant shall be responsible for the cost to construct and install the Tenant Improvements only to the extent that the Cost Statement, taking into account any increases or decreases resulting from any Change Orders (as hereinafter defined), exceeds $395,832.00 (the “Allowance”). If, following Tenant’s approval (or deemed approval) of the Plans and Specifications, the Cost Statement shows that the cost to construct and install the Tenant Improvements will exceed the Allowance, Tenant shall deliver to Landlord, within thirty (30) days following Landlord’s written request, an amount equal to one-half (1/2) of such excess. Following substantial completion of the Tenant Improvements, Tenant shall pay to Landlord the remaining difference between the Cost Statement (taking into account any increases or decreases resulting from any Change Orders) and the Allowance within ten (10) days of Landlord’s request therefor. Tenant’s failure to deliver the payments required in this paragraph shall entitle Landlord to stop the construction and installation of the Tenant Improvements until such payment is received. In addition, all delinquent payments shall accrue interest at 15% per annum.

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Notwithstanding the foregoing, if the Cost Statement exceeds the Allowance, Tenant shall have the option, which option shall be exercised, if at all, by written notice to Tenant within thirty (30) days following Tenant’s receipt of the Cost Statement, to amortize such excess (herein, the “Excess Cost”) over the period commencing as of November 1, 2003 and continuing through and including October 31, 2008 on a straight-line basis at an annual rate of twelve percent (12%), which amortization payments shall be paid monthly in the same manner as Base Rental; provided, however, that Tenant shall be permitted to amortize only a maximum amount equal to the product of (a) Five and No/100 Dollars ($5.00), and (b) the rentable square feet of the Leased Premises. Tenant acknowledges and agrees that upon an early termination of the Lease for any reason (including, but not limited to, pursuant to casualty or condemnation or pursuant to Section 17(c) below), Tenant shall immediately pay to Landlord all accrued and unpaid interest, together with the unamortized portion of said Excess Cost. If the Allowance exceeds the Cost Statement (taking into account any increases or decreases resulting from any Change Orders), Landlord and Tenant shall confirm the amount of such savings in writing, and such savings shall be credited to Tenant in such manner as Tenant reasonably requests which may include, without limitation and at Tenant’s option, application of such savings to the construction of Tenant Improvements related to future Construction Stages, to any of the kinds of costs within the definition of “Improvement Costs”, above, to Base Rental, to any costs associated with any tenant improvements constructed by or on behalf of Tenant in any Expansion Space (hereinafter defined), and/or to the cost of any furniture, fixtures or equipment installed by Tenant in the Leased Premises or any Expansion Space.

(e) Schedule. Landlord shall provide Tenant with a proposed schedule for the construction and installation of the Tenant Improvements and shall notify Tenant of any material changes to said schedule. Tenant agrees to coordinate with Landlord regarding the installation of Tenant’s phone and data wiring and any other trade related fixtures that will need to be installed in the Leased Premises prior to substantial completion. In addition, if and to the extent permitted by applicable laws, rules and ordinances, Tenant shall have the right to enter the then unoccupied portion of the Leased Premises for thirty (30) days prior to the anticipated date for substantial completion (as such date may be modified from time to time) in order to install fixtures and otherwise prepare the Leased Premises for occupancy (which right shall expressly exclude making any structural modifications). During any entry prior to substantial completion Tenant shall not interfere with Landlord’s completion of the Tenant Improvements.

(f) Change Orders. Tenant shall have the right to request changes to the Plans and Specifications at any time by way of written change order (each, a “Change Order”, and collectively, “Change Orders”). Provided such Change Order is reasonably acceptable to Landlord, Landlord shall prepare and submit promptly to Tenant a memorandum setting forth the impact on cost and schedule resulting from said Change Order (the “Change Order Memorandum of Agreement”). Tenant shall, within three (3) days following Tenant’s receipt of the Change Order Memorandum of Agreement, either (i) execute and return the Change Order Memorandum of Agreement to Landlord, in which case the Cost Statement shall be deemed modified automatically to take into account said Change Order, or (ii) retract its request for the Change Order. If, after taking the Change Order into account, the cost to construct and install the Tenant Improvements, will exceed the Allowance, then, at Landlord’s option, Tenant shall pay to Landlord (or Landlord’s designee), within fifteen (15) days following Landlord’s request, any increase in the cost to construct and install the Tenant Improvements resulting from the Change Order, as set forth in the Change Order Memorandum of Agreement. Landlord shall not be obligated to commence any work set forth in a Change Order until such time as Tenant has delivered to Landlord the Change Order Memorandum of Agreement executed by Tenant and, if applicable, Tenant has paid Landlord in full for any increase in the Cost Statement.

(g) Punchlist. Upon substantial completion of the Tenant Improvements, a representative of Tenant shall inspect the Leased Premises and generate a punchlist of defective or uncompleted items relating to the completion of construction of the Tenant Improvements. Tenant shall notify Landlord of the date on which such inspection will occur so that a representative of Landlord will have an opportunity to be present and participate in the preparation of the punchlist. Following such inspection, Tenant shall submit the punchlist to Landlord and Landlord shall, within a reasonable time thereafter, complete such incomplete work and remedy such defective work as are set forth on the punchlist.

(h) Acceptance. Promptly following Landlord’s substantial completion of the Tenant Improvements, Tenant shall execute Landlord’s acceptance of premises form acknowledging that except for any punchlist items, that Tenant has accepted the Tenant Improvements.

(i) Warranty. Landlord hereby warrants to Tenant, which warranty shall survive for the one (1) year period following Substantial Completion of the applicable portion of the Tenant Improvements, that (i) the materials and equipment furnished by Landlord’s contractors in the completion of the Tenant Improvements will be of good quality and new, and (ii) such materials and equipment and the work of such contractors shall be free from defects not inherent in the quality required or permitted hereunder.

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This warranty shall exclude damages or defects caused by Tenant, its agents, employees or contractors, improper or insufficient maintenance, improper operation or normal wear and tear under normal usage.

11. Renovations.

(a) Renovations To Building. Landlord agrees to perform the following renovations (collectively, the “Renovations”) to the Building in accordance with the terms and conditions of this Section 11.

(i) Elevators. With respect to the elevators servicing the Building, Landlord shall upgrade the elevator components and systems and install new suspended ceiling and lighting and new solid surface panels on the interior elevator walls. Landlord has budgeted the sum of $20,000.00 for the completion of the Renovations to the elevators.

(ii) Common Area Restrooms. Within the common area restrooms located on the first, second, fourth, fifth, sixth, and seventh floors of the Building, Landlord shall (A) replace all countertops and sinks, (B) replace wallcoverings, (C) paint stall partitions, (D) replace mirrors, lighting, urinals and toilets, (E) clean and repair floor tiles as necessary, and (F) adjust the drain line pressure between urinals (or, in the alternative, provide a separate drain line for each urinal). Landlord has budgeted the sum of $180,000.00 for the completion of the Renovations to the common area restrooms.

(iii) Common Area Corridors. With respect to the common area corridors located on the first, second, fourth, fifth and sixth floors of the Building, Landlord shall install new carpeting (with respect to which Landlord has budgeted the sum of $18.50 per square yard, installed) and new wallcovering (with respect to which Landlord has budgeted the sum of $2.00 per square foot, installed), refinish all doors, and clean, repair or replace (as necessary) any damaged ceiling tiles and light fixtures.

(iv) Main Entrance Lobby. With respect to the main entrance lobby, Landlord shall install new wallcovering and furnishings (including replacement of all furniture located therein). Landlord shall coordinate the Renovations to the main entrance lobby with the Tenant Improvements to the portions of the Leased Premises located on the first (1st) floor of the Building. Landlord has budgeted the sum of $25,000.00 for the completion of the Renovations to the main entrance lobby.

(v) Landscaping. With respect to the exterior common areas, Landlord heretofore installed new plant materials and seasonal color plantings and a stone sidewalk area adjacent to the employee smoking area.

(b) Design Firm. Promptly following the Execution Date, Landlord and Tenant shall select a mutually acceptable design firm to design the Renovations. Landlord shall cause said design firm to provide Tenant with alternative design schemes for the Renovations, and Landlord shall work diligently with Tenant and such design firm to develop a design scheme that is mutually acceptable to both Landlord and Tenant. Landlord shall pay all costs, charges and expenses of the design firm in the preparation of the design scheme for the Renovations (including all alternate design schemes). Landlord shall schedule the performance of the Renovations at commercially reasonable times mutually acceptable to Landlord and Tenant.

(c) Scope of Renovations. Upon Tenant’s request, Landlord shall perform additional Renovations to the Building; provided, however, any Renovations beyond the scope of subsection (a) above shall be at Tenant’s sole cost and expense. Tenant acknowledges and agrees that if Tenant requests that the Renovations include any materials or products that exceed the quality of similar materials or products in similar buildings in the vicinity, such materials or products shall be deemed beyond the scope of subsection (a) above. Landlord and Tenant acknowledge and agree, however, that Tenant shall have the right to apply the cost of any additional Renovations against the Allowance.

12. Generator. During the remaining term of the Lease, Tenant shall have the sole and exclusive right, at its sole cost and expense and subject to the terms of the Lease, to operate Landlord’s emergency Onan generator Model #12.5-JC-3CR9887AB (the “Generator”). Landlord hereby represents, warrants and covenants that, as of the Execution Date, the Generator shall be in good and proper working order and condition and shall comply with all applicable federal, state and local laws and regulations. Tenant shall keep and maintain the Generator in good condition and repair and in accordance with all applicable federal, state and local laws and regulations, all protective covenants encumbering the Building, and the Lease. Tenant shall have no right to remove the Generator and the Generator shall at all times be the property of Landlord. Any provision in the Lease notwithstanding, Tenant shall indemnify and hold harmless Landlord from and against any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property connected with or arising from the Generator or the rights granted Tenant herein to the extent arising during the remaining term of the

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Lease. In the event Tenant elects to replace the Generator, such replacement shall be at Tenant’s sole cost and expense, and notwithstanding the foregoing, Tenant shall have the right to remove such replacement Generator at any time on or before the expiration of the term of the Lease provided that Tenant repairs any damage caused by such removal.

13. Expansion To Suite 120. As of the date hereof, that certain approximately 2,250 rentable square feet of space in the Building commonly known as Suite 120, as shown on Exhibit B attached hereto and made a part hereof (the “Suite 120 Space”), is leased by Accurid Retail Services, Inc. (the “Accurid”) pursuant to a written lease between Landlord and Accurid (the “Accurid Lease”). Accurid currently subleases the Suite 120 Space to a subtenant (the “Subtenant”) pursuant to a written sublease between Accurid and Subtenant. Following the Execution Date, Landlord shall use all reasonable efforts to cause Accurid to (i) terminate its sublease with Subtenant and cause Subtenant to vacate the Suite 120 Space, and (ii) terminate the Accurid Lease or relocate Accurid to other space within the Building (clauses (i) and (ii) being referred to herein as the “Contingency”). Landlord shall use all reasonable efforts to cause the Contingency to be satisfied on or before April 15, 2003. Landlord shall keep Tenant reasonably informed as to the status of the satisfaction of the Contingency. The Leased Premises shall be expanded, automatically, to include the Suite 120 Space as of the first (1st) business day following Landlord’s delivery of written notice to Tenant that the Contingency has been satisfied (said date being referred to herein as the “Suite 120 Space Commencement Date”). Tenant shall have no obligation to pay Base Rental or Additional Rent with respect to the Suite 120 Space prior to November 1, 2003. Commencing as of the later to occur of November 1, 2003 and the Suite 120 Space Commencement Date (x) Tenant shall pay to Landlord Base Rental in an amount equal to the rate per rentable square foot as set forth in Section 4 above, and (y) Tenant shall pay to Landlord Additional Rent with respect to the Suite 120 Space in accordance with the provisions set forth herein and in the Lease, except that Tenant’s Pro Rata Share with respect to the Suite 120 Space shall be 2.76%. As of the Suite 120 Space Commencement Date, the Allowance shall, automatically and without further act of any party, be increased by the sum of $13,500.00. At any time following the Suite 120 Space Commencement Date, at the request of either party, Landlord and Tenant shall enter into an amendment to the Lease confirming the terms of this Section 13.

Tenant shall have the right to use the Suite 120 Space (or, alternatively, the space fronting on the opposite side of the main lobby of the Building) as Tenant’s reception area and conference or production facility. In that regard and subject to Landlord’s reasonable approval, Tenant shall have the right to install window walls and doors on any such space fronting on the main lobby of the Building.

14. Right to Expand To Suites 300 and 610. Provided that Tenant is not in default under the Lease beyond any applicable grace, notice or cure period, Tenant shall have an exclusive option (each, an “Expansion Option”) to expand the Leased Premises to include (A) that certain approximately 11,135 rentable square feet of space located on the 3rd floor of the Building commonly known as Suite 300, as shown on Exhibit B hereto (the “Suite 300 Space”), and (B) that certain approximately 1,400 rentable square feet of space located on the 6th floor of the Building commonly known as Suite 610, as shown on Exhibit B hereto (the “Suite 610 space”; each of the Suite 300 Space and the Suite 610 Space being referred to herein as an “Option Space”, and collectively, as the “Option Spaces”), on the terms and conditions set forth herein.

(a) Existing Leases. Tenant acknowledges that as of the Execution Date, each Option Space is currently leased by other tenants (each, an “Existing Tenant, and collectively, the “Existing Tenants”). Landlord represents that (i) Landlord’s lease with the Existing Tenant occupying Suite 300 will expire by its terms on February 29, 2004, and (ii) Landlord’s lease with the Existing Tenant occupying Suite 610 will expire by its terms on March 31, 2006 (the leases set forth in clauses (i) and (ii) above being referred to herein each as an “Existing Lease” and collectively as the “Existing Leases”).

(b) Exercise of Option. If Tenant desires to lease an Option Space, Tenant shall deliver written notice to Landlord (the “Exercise Notice”) on or before the one hundred eightieth (180th) day prior to the expiration of the Existing Lease that encumbers that Option Space. Tenant shall have no right to exercise its Expansion Option for only a portion of an Option Space, and any Exercise Notice delivered with respect to only a portion of an Option Space shall be null and void. If Tenant fails to deliver the Exercise Notice to Landlord on or before the aforesaid one hundred eightieth (180th) day, Tenant shall be deemed to have waived its Expansion Option with respect to such Option Space (but not the remaining Option Space), and Landlord shall be free to negotiate and enter into an extension to the Existing Lease or a new lease with the Existing Tenant for the Option Space so waived without being subject to this Expansion Option. Landlord acknowledges, however, that Tenant’s waiver of its Expansion Option with respect to an Option Space shall not be deemed a waiver of Tenant’s Right of First Refusal for that Option Space as set forth in Section 15 below.

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(c) Expansion Space. Each time, if at all, that the Expansion Option is validly exercised, Tenant shall lease the Option Space that is the subject of Tenant’s Exercise Notice (the “Expansion Space”), commencing as of the date immediately following the expiration of the Existing Lease for the Expansion Space (the “Expansion Commencement Date”), on all of the same terms and conditions set forth in this Lease, except as follows:

(i) With respect to the Suite 300 Space only (A) Base Rental per rentable square foot for the Expansion Space shall be at the same Base Rental per rentable square foot as is applicable to the remainder of the Leased Premises as set forth in Section 4 above, (B) Tenant’s Pro Rata Share shall be increased to reflect the rentable square feet located within the Expansion Space, and (C) Tenant’s lease of the Expansion Space shall be for only the then remaining term of the Lease (the “Expansion Term”). With respect to the Suite 300 Space only, Tenant shall have the right to make improvements to the Expansion Space (the “Suite 300 Improvements”), in which case all of the terms and conditions of Section 9(b) through 9(g) above shall apply to the construction and installation of such Suite 300 Improvements, except that (1) all references to “Tenant Improvements” shall be deemed to refer to the Suite 300 Improvements, (2) all references to “Execution Date” shall be deemed to refer to the Expansion Commencement Date, (3) all references to the “Allowance” shall be deemed to refer to an amount equal to $5.60 per rentable square foot within the Expansion Space, and (4) the date “November 1, 2003” in Section 9(f)(v) shall be deemed to refer to November 1 of the year in which the Expansion Commencement Date occurs.

(ii) With respect to the Suite 600 Space only (A) Tenant shall not be required to pay Base Rental with respect to the Expansion Space until the thirtieth (30th) day following the Expansion Commencement Date, at which point (and throughout the remainder of the term of the Lease) Tenant shall be obligated to pay Base Rental with respect to the Expansion Space in amount equal to the base rental then being quoted by Landlord to prospective new tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings owned by Landlord, taking into account free rent and other concessions; provided, however, that in no event shall the Base Rental per rentable square foot for the Expansion Space be less than the rate per rentable square foot for the applicable period as set forth in Section 4 above (Landlord agreeing to notify Tenant of the amount of such Base Rental on or before the Expansion Commencement Date), (B) Tenant’s Pro Rata Share shall be increased to reflect the rentable square feet located within the Expansion Space, (C) Tenant’s lease of the Expansion Space shall be for only the then remaining term of the Lease (the “Expansion Term”), and (D) Tenant shall accept the Expansion Space for such term on an “AS IS” basis without representation or warranty from Landlord of any kind.

(d) Excluded. The Expansion Option shall be subject to any new lease entered into between Landlord and a third party after having complied with Section 15 below.

(e) Amendment. In the event Tenant leases any Expansion Space pursuant to this Section 14, at the option of either Landlord or Tenant, Landlord and Tenant shall enter into an amendment to this Lease confirming the terms set forth herein.

(f) Personal. The expansion option is personal to TRX, Inc. and shall automatically terminate and be of no further force and effect in the event that TRX, Inc. assigns more than fifty percent (50%) of its interest in the Lease or sublets more than fifty percent (50%) of its interest in the Leased Premises other than to a Permitted Transferee (as hereinafter defined).

15. Right of First Refusal. Provided that Tenant is not in default under the Lease beyond any applicable grace, notice or cure period, Landlord hereby grants to Tenant an ongoing right of first refusal (the “Right of First Refusal”) to expand the Leased Premises to include any Available Refusal Space (as hereinafter defined), subject to the terms and conditions set forth herein.

(a) Restriction. Subject to the other terms of this Right of First Refusal, after any space within the Building has or will become Available Refusal Space for leasing by Landlord, Landlord shall not, during the term of this Lease, lease to another tenant the Available Refusal Space without first offering Tenant the right to lease such Available Refusal Space.

(b) Available Refusal Space. Space shall be deemed to become “Available Refusal Space” in the event Landlord either (i) receives a bona fide proposal for the lease or some or all of space within the Building from a third party that Landlord desires to secure, or (ii) makes a bona fide proposal for the lease of some or all of the space within the Building to a third party that Landlord desires to secure and that such third party confirms in writing it is willing to accept, Notwithstanding the foregoing, space within the Building shall not be deemed to become “Available Refusal Space” if the space is (A) assigned or subleased by the current tenant of the space, (B) re-let by a current tenant of the space by renewal or extension pursuant to an express right set forth in such tenant’s lease as of the Effective Date.

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(c) Offer. Consistent with subsection (a) above, Landlord shall not lease any Available Refusal Space unless and until Landlord has first offered the Available Refusal Space to Tenant in writing (the “Offer”). The Offer shall contain the following terms that have been offered by Landlord to the third party, or by the third party to Landlord and such terms are acceptable to Landlord: (i) a description of the Available Refusal Space, (ii) the date on which Landlord expects the Available Refusal Space to be leased, (iii) the Base Rental for the Available Refusal Space, (iv) the term for the lease of the Available Refusal Space, and (v) the tenant improvement allowance, if any, being provided by Landlord with respect to the Available Refusal Space.

(d) Acceptance of Offer. Upon receipt of the Offer, Tenant shall have the right, for a period of five (5) business days after receipt of the Offer, to exercise the Right of First Refusal by giving Landlord written notice that Tenant desires to lease the Available Refusal Space upon the terms and conditions as are contained in the Offer modified as follows: (i) notwithstanding the term for the lease of the Available Refusal Space set forth in the Offer, the term of Tenant’s lease of the Available Refusal Space shall be coterminous with the Lease Term then in effect hereunder, and (ii) if the Lease Term then in effect hereunder is less than the term for the lease of the Available Refusal Space set forth in the Offer, the tenant improvement allowance, if any, set forth in the Offer shall be prorated accordingly.

(e) Amendment. If, within such five (5) business day period, Tenant exercises the Right of First Refusal, then Landlord and Tenant shall amend the Lease to include the Available Refusal Space subject to the same terms and conditions as the Lease, as modified in accordance with this Section 15. In addition, such amendment will reflect Tenant’s increased Pro Rata Share.

(f) Waiver. If, within such five (5) business day period, Tenant declines or fails to exercise the Right of First Refusal, Landlord shall then have the right to lease the Available Refusal Space as long as Landlord enters into a lease with a third party under the terms and conditions contained in the Offer. If Landlord does not enter into a lease with a third party under the terms and conditions contained in the Offer within one hundred eighty (180) days after Tenant declines or fails to exercise the Offer, or if Landlord desires to materially alter or modify the terms and conditions of the Offer, Landlord shall be required to present the altered or modified Offer to Tenant pursuant to this Right of First Refusal, in the same manner that the original Offer was submitted to Tenant.

(g) Personal. This Right of First Refusal is personal to TRX, Inc. and shall automatically terminate and be of no further force and effect if TRX, Inc. assigns more than fifty percent (50%) of its interest in the Lease or sublets more than fifty percent (50%) of its interest in the Leased Premises other than to a Permitted Transferee.

16. Option to Extend.

(a) Grant and Exercise of Option. Provided that (i) Tenant is not in default under the Lease beyond any applicable grace, notice or cure period, and (ii) the creditworthiness of Tenant is then reasonably acceptable to Landlord, Tenant shall have three (3) options to extend the term of the Lease for three (3) years each (each an “Extension Term”). Each Extension Term shall be upon the same terms and conditions contained in the Lease except (i) this provision giving three (3) extension options shall be amended to reflect the remaining options to extend, if any, (ii) any improvement allowances, termination rights or other concessions applicable to the Leased Premises during the prior term shall not apply to the Extended Term, and (iii) the Base Rental shall be adjusted as set forth herein (“Rent Adjustment”). Tenant shall exercise such option by delivering to Landlord, no later than one hundred eighty (180) days prior to the scheduled expiration of the Lease, written notice of Tenant’s desire to extend the term of the Lease. Tenant’s failure to timely exercise such option shall be deemed a waiver of such option. If Tenant properly exercises its option to extend, Landlord shall notify Tenant of the Rent Adjustment no later than fifteen (15) days after receipt of Tenant’s notice, of Landlord’s determination of the Minimum Annual Rent for the Leased Premises for the Extension Term, which shall be an amount equal to Landlord’s reasonable determination of market rent (taking into account free rent and other concessions). Tenant shall have five (5) business days following its receipt of Landlord’s notice to notify Landlord in writing that Tenant objects to the Landlord’s determination of the Minimum Annual Rent for the Extension Term and that Tenant elects to determine the Fair Market Value Rent (as defined and calculated below). If Tenant fails to notify Landlord of such election within said 5-day period, Landlord shall send Tenant a reminder notice. Tenant shall have five (5) business days following its receipt of Landlord’s reminder notice to notify Landlord of Tenant’s election. If Tenant fails to notify Landlord of such election within 5-business days following Tenant’s receipt of said reminder notice, Tenant shall be deemed to have accepted the Minimum Annual Rent set forth in Landlord’s notice to Tenant.

(b) Fair Market Value Rent. “Fair Market Value Rent” shall be an amount equal to the current market rate for renewal tenants in the Building for space of comparable size and quality and with

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similar or equivalent improvements as are found in the Building, and if none, then in similar buildings owned by Landlord in metropolitan Atlanta, Georgia, taking into account free rent and other concessions, including, without limitation, the Refurbishment Allowance (as hereinafter defined). The Fair Market Value Rent shall be determined as follows:

(i) Selection of Appraisers. If Tenant notifies Landlord that Tenant disagrees with Landlord’s determination of the Minimum Annual Rent for the Extension Term and that Tenant elects to determine the Fair Market Value Rent, then Landlord and Tenant shall, within ten (10) days after Landlord’s receipt of said notice, each select an appraiser to determine the Fair Market Value Rent for the Leased Premises. Each appraiser so selected shall be either an MAI appraiser or a licensed real estate broker, each having at least ten years prior experience in the appraisal or leasing of comparable space in the metropolitan area in which the Leased Premises are located and with a working knowledge of current rental rates and practices.

(ii) Appraisal. Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon the Fair Market Value Rent. The estimate chosen by such appraisers shall be binding on both Landlord and Tenant. If the two appraisers cannot agree upon the Fair Market Value Rent for the Leased Premises within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two appraisers shall select a third appraiser meeting the above criteria. Once the third appraiser has been selected as provided for above, then such third appraiser shall within ten (10) days after appointment make its determination of which of the appraisers’ two estimates most closely reflects Fair Market Value Rent and such estimate shall be binding on both Landlord and Tenant as the Fair Market Value Rent for the applicable Extension Term. The parties shall share equally in the costs of the third arbitrator.

(c) Refurbishment. As of the effective date of any Extension Term, Landlord shall provide to Tenant a refurbishment allowance (the “Refurbishment Allowance”) in an amount equal to the product of (i) $1.00 multiplied by the then rentable square footage of the Leased Premises, and (ii) the number of years in the Extension Term for which Tenant is required to pay Base Rental. Tenant shall be entitled to use the Refurbishment Allowance for any of the kinds of costs within the definition of “Improvements Costs” above.

(d) Personal. The option to extend provided in subparagraph (a) above is personal to TRX, Inc. and shall automatically terminate and be of no further force and effect in the event that TRX, Inc. assigns more than fifty percent (50%) of its interest in the Lease or sublets more than fifty percent (50%) of its interest in the Leased Premises other than to a Permitted Transferee.

(e) Previous Options to Extend. With the exception of this Section 16, all extension options set forth in the Lease (including, without limitation, the extension option set forth in Section 3 of the Seventh Amendment) are hereby null and void and of no further force or effect.

17. Janitorial and Maintenance Obligations.

(a) Janitorial Specifications. Landlord shall provide cleaning and janitorial service in the Leased Premises and the common areas associated therewith on Monday through Friday of each week except legal holidays, in accordance with the janitorial specifications attached hereto as Exhibit C and made a part hereof (the “Janitorial Specifications”); provided, however, Tenant shall be responsible for carpet cleaning other than routine vacuuming. If Landlord fails to comply materially with the Janitorial Specifications for a period of thirty (30) days after written notice thereof from Tenant (or, if the nature of Landlord’s failure is such that more than thirty (30) days are reasonably required to cure, and Landlord fails to commence to cure such failure within said thirty (30) day period and thereafter diligently complete the required cure within a reasonable time), Landlord shall have committed a “Janitorial Default”. If Landlord commits a Janitorial Default, in addition to other rights and remedies Tenant may have at law or under the Lease, Tenant may undertake all reasonable action to cure Landlord’s failure of performance. If Tenant elects to cure said default, Tenant shall, prior to commencement of said work, provide to Landlord a specific description of the work to be performed by Tenant and the name of any contractors or vendors employed by Tenant in connection therewith, all of which shall be adequately insured and of good reputation. Landlord agrees to reimburse Tenant on demand for all reasonable, third party out-of-pocket expenses incurred by Tenant in connection therewith, provided that Tenant delivers to Landlord adequate bills or other supporting evidence substantiating said cost. If Landlord does not reimburse Tenant within thirty (30) days of receipt of an invoice therefor, Tenant shall have the right to set off said amount from the Additional Rent payable by Tenant to Landlord under the Lease.

(b) Maintenance Requirements. Landlord shall provide maintenance services with respect to the Building and the common areas associated therewith in accordance with the maintenance specifications attached hereto as Exhibit D and made a part hereof (the “Maintenance Specifications”). If

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Landlord fails to comply materially with the Maintenance Specifications for a period of thirty (30) days after notice thereof from Tenant (or, if the nature of Landlord’s failure is such that more than thirty (30) days are reasonably required to cure, and Landlord fails to commence to cure such failure within said thirty (30) day period and thereafter diligently complete the required cure within a reasonable time), Landlord shall have committed a “ Maintenance Default”.

(c) Termination Option. If Landlord commits a Janitorial Default and/or a Maintenance Default that is not cured by Landlord within the applicable cure period provided above, and provided that (i) Tenant is not in default under the Lease beyond any applicable grace, notice or cure period, and (ii) commencing as of the Effective Date, Tenant has not been in default under the Lease beyond and applicable grace, notice or cure period, Tenant shall have the one-time right to terminate the Lease effective as of April 30, 2004. In order to exercise such termination right, Tenant shall notify Landlord of such exercise in writing at least one hundred eighty (180) days prior to the effective date of such termination (the “Termination Notice”), and together with the Termination Notice, Tenant shall deliver to Landlord, as an agreed-upon termination fee, an amount equal to $397,653.94. In the event Tenant fails to notify Landlord by such notice deadline, Tenant shall be deemed to have waived Tenant’s termination right for the remainder of the term of the Lease and any extensions thereof. This termination option is personal to TRX, Inc. and shall automatically terminate and be of no further force and effect if TRX, Inc. assigns or sublets all or any portion of its interest in the Lease other than to a Permitted Transferee.

18. Parking.

(a) Prior Provisions. As of the Effective Date (i) Paragraph 33.01 of the Lease (as such provision has been amended from time to time), and (ii) Section 7 of the Second Amendment (as amended from time to time) are hereby deleted in their entirety.

(b) On or before December 31, 2003 (subject to force majeure or any delay caused by Tenant), Landlord shall construct a parking deck adjacent to the Building in a location and with a layout mutually and reasonably acceptable to Landlord and Tenant (the “Parking Deck”). The Parking Deck shall include a pedestrian access to and from the Parking Deck and the Building.

(c) Prior to completion of the Parking Deck, Landlord shall make available to Tenant one hundred seventy-eight (178) automobile parking spaces (on an unassigned, non-exclusive basis) in the parking areas of the Building. Following the completion of the Parking Deck and continuing throughout the term of the Lease and any extensions thereof, Landlord shall make available to Tenant two hundred seventy-eight (278) automobile parking spaces (on an unassigned, non-exclusive basis) in the parking areas (including, without limitation, the Parking Deck) of the Building. Such parking shall be at no additional cost to Tenant. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate parking spaces among Tenant and other tenants. There will be no assigned parking unless Landlord, in its sole discretion, may deem advisable. Notwithstanding the foregoing, Landlord acknowledges and agrees that it shall, at its sole cost and expense, provide reasonable marking designating ten (10) parking spaces as being for Tenant’s exclusive use. Tenant acknowledges and agrees, however, that Landlord shall have no obligation to police or monitor the subject designated Tenant parking area. No vehicle may be repaired or serviced in the parking area and any vehicle deemed abandoned by Landlord will be towed from the project and all costs therein shall be borne by the Tenant. All driveways, ingress and egress, and all parking spaces are for the joint use of all tenants. There shall be no parking permitted on any of the streets or roadways located within the Park.

(d) In the event that during the remaining term of the Lease, the Leased Premises is expanded to include additional space in the Building, Tenant shall be entitled to an additional number of automobile parking spaces (on an unassigned, non-exclusive basis) in the parking areas of the Building based on a formula of 3.11 parking spaces for each 1,000 square feet of rentable area within such additional space, rounded to the nearest whole number of spaces. If any additional parking areas become available during the term of the Lease, upon any expansion of the Leased Premises, said formula shall be adjusted accordingly to provide Tenant its pro rata share of parking spaces in such additional parking areas.

19. Ground Cleanliness. In the event of any future dumping of waste or garbage in or on the banks of the creek located on property adjacent to the Building, Landlord shall use all reasonable efforts to cause the appropriate jurisdictional authorities to remove such waste or garbage from said creek.

20. Satellite Receiving Dish.

(a) Landlord and Tenant acknowledge that Tenant heretofore installed a satellite dish on the roof of the Building (the “Roof Dish”) pursuant to Section 11 of the Seventh Amendment. During the

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term of the Lease, Tenant shall have the right to keep and use the Roof Dish provided that (i) the use of the Roof Dish is in compliance with all of the terms and conditions of the Lease, (ii) the Roof Dish (and the use thereof) is in compliance with any and all applicable laws, statues, ordinances, regulations and protective covenants, and (iii) the maintenance and removal of the Roof Dish shall be at Tenant’s sole cost and expense (including, without limitation, the reasonable costs for Landlord’s roofing contractor to inspect and oversee said maintenance and removal).

(b) Tenant shall have no right to install any additional satellite dishes or related equipment on the roof of the Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant acknowledges that in reviewing any Tenant request to install any additional dishes or equipment, Landlord may require that Tenant deliver to Landlord such indemnities, permits, specifications and other information as Landlord may reasonably request.

(c) Tenant hereby indemnifies Landlord against all costs, losses, damages, fines, attorney and contractor fees incurred by Landlord as a result of Tenant’s installation, maintenance and removal of the Roof Dish, including, without limitation, the loss of Landlord’s roof warranty as a result of the acts or omissions of Tenant or its agents, employees or contractors. This indemnity shall survive the expiration or earlier termination of this Lease.

(d) Without limiting anything set forth in the Lease, upon the expiration or earlier termination of this Lease, Tenant shall remove the Roof Dish and any related equipment and promptly repair any damage caused by such removal.

21. Signage. Tenant shall have the right to install corporate identification signage in the main lobby of the Building, at Tenant’s expense, subject to the reasonable approval of Landlord regarding size, color, quality, location and method of installation of such signage.

22. Access and Security. Tenant shall have access to the Building 24 hours per day, 365 day per year, except in the event of an emergency or potential damage to persons or property. In addition, Landlord shall provide the following security services with respect to the Building: (a) roving patrol of the parking lot, and (b) security officer available in Tenant’s lobby between 6:00 PM and 10:00 PM as a general security presence and to provide escort service as required. Such security services shall be rendered at a first-class service level and shall be provided by a professional security services company through uniformed personnel equipped with cellular telephones and appropriately trained in standard and Building-specific emergency procedures.

23. ADA. Subject to the last sentence hereof, Landlord, at its sole cost and expense, shall be responsible for causing the Building to comply with Title III of the American With Disabilities Act of 1990 (the “ADA”), or the regulations promulgated thereunder (as the ADA is in effect and pertains to the general public). During the term of the Lease, Tenant hereby agrees that it shall be responsible, at its sole cost and expense, for causing the Building, the common areas associated therewith and the Leased Premises to comply with the ADA as a result of (i) any special requirements of the ADA relating to accommodations for individual employees, invitees and/or guests of Tenant, and (ii) any alterations made to the Leased Premises by or on behalf of Tenant.

24. Environmental Matters. Landlord represents and warrants that, to the best of its knowledge and belief, neither the Building nor the common areas associated therewith are in violation of any applicable environmental laws. To the extent required by applicable law or by any court having jurisdiction, Landlord shall, at its sole cost and expense, remove from the Building, the common areas associated therewith or any other portions of the property on which the same are located any Hazardous Substances (as hereinafter defined), unless the same are present as a result of the acts of Tenant, its agents or employees, and the costs of such removal shall be excluded from Operating Expenses. For purposes hereof, “Hazardous Substances” shall mean those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances” “solid waste” or “infectious waste” under applicable environmental laws.

25. Permitted Transfers. Notwithstanding anything to the contrary contained in the Lease, Tenant shall have the right, without Landlord’s consent, but upon ten (10) days prior notice to Landlord, to (i) sublet all or part of the Leased Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; (ii) assign all or any part of this Lease to any related corporation or other entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant, or to a successor entity into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant’s assets in property; or (iii) effectuate any public offering of Tenant’s stock on the New York Stock exchange or in the NASDAQ over the counter market, provided that in the event of an assignment of all of the Lease pursuant to clause (ii), the tangible

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net worth after such transaction is at least $1,000,000 and provided further that such successor entity assumes all of the obligations and liabilities of Tenant (any such entity hereinafter referred to as a “Permitted Transferee”). For the purpose hereof (x) “control” shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity, and (y) “tangible net worth” shall mean the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities. Any such transfer shall not relieve Tenant of its obligations under this Lease.

26. Competitors. Tenant shall have the right to reasonably review and approve any travel industry related company before such company is permitted to enter into a lease for space within the Building.

27. Other Options. Except as expressly provided in this Amendment, all expansion options, options to lease additional space, rights of first offer and rights of first refusal set forth in the Lease are hereby null and void.

28. Relocation. Notwithstanding anything to the contrary contained in the Lease, Landlord shall have no right to relocate Tenant without Tenant’s consent.

29. Alterations.

(a) Notwithstanding anything to the contrary contained in the Lease, Tenant shall not permit alterations in or to the Leased Premises unless and until the plans and the contractor have been approved by Landlord in writing; provided, however, that Tenant shall have the right to make alterations to the Leased Premises without obtaining Landlord’s prior written consent provided that (i) such alterations do not exceed Twenty Thousand Dollars ($20,000.00) in cost in any one instance and Fifty Thousand Dollars ($50,000.00) in cost in the aggregate during the Lease Term; (ii) such alterations are non-structural in nature; and (iii) Tenant provides Landlord with prior written notice of its intention to make such alterations stating in reasonable detail the nature, extent and estimated cost of such alterations together with the plans and specifications for the same. Without limiting the foregoing, at such time, if at all, as Tenant’s alterations made without obtaining Landlord’s consent reach the $50,000.00 aggregate cost threshold referenced above, Tenant shall have the right to make additional alterations to the Leased Premises without obtaining Landlord’s prior written consent only if clauses (ii) and (iii) above are satisfied and such alterations do not exceed Five Thousand ($5,000.00) in cost in the aggregate during any subsequent six (6) month period. Upon the expiration or any earlier termination of the Lease Tenant shall have no obligation hereunder to remove any such alterations unless, (x) at the time Landlord consents to such alteration, Landlord expressly requires such removal, or (y) if Landlord’s consent is not required, Landlord notifies Tenant in writing promptly following Landlord’s receipt of the notice required pursuant to clause (ii) above.

(b) Landlord acknowledges that Tenant desires, at Tenant’s sole cost and expense, to install an exterior access door (the “Exterior Door”) on the side of the Building facing the Interstate 85. Tenant shall have the right, at its sole cost and expense and subject to subsection (a) above and Paragraph 10.01 of the Lease, to install, use and maintain the Exterior Door, provided that (i) the design, contractor and precise location of the Exterior Door are reasonably satisfactory to Landlord, and (ii) Tenant’s installation, operation and maintenance of the Exterior Door is in accordance with all applicable federal, state and local laws and regulations, all covenants encumbering the Building, and the Lease. Tenant shall be solely responsible for providing all security with respect to the Exterior Door, and, any provision in the Lease notwithstanding. Tenant shall indemnify and hold harmless Landlord from and against any and all claims, losses, damages, or liability in any way related to Tenant’s failure to provide such security with respect to the Exterior Door.

30. Signage and Mail. Consistent with past practice, Tenant shall (a) continue to have a listing on the Building directory, and (b) have the right to accept mail on behalf of its clients at the Leased Premises.

31. Loading Dock. Landlord acknowledges and agrees that Tenant shall have the right to use the loading area facilities located on the 1st floor of the Building, adjacent to Suite 120, in accordance with the Building rules and regulations.

32. Prior Termination Option. Landlord and Tenant acknowledge and agree that Tenant heretofore waived the termination option set forth in Section 4 of the Seventh Amendment, and that such termination option is null and void.

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33. Insurance.

(a) As of the Effective Date, Paragraph 13.01 of the Lease is hereby deleted in its entirety and replaced with the following.

During the term of the Lease, Tenant shall maintain liability insurance in the Commercial General Liability form (including Broad Form Property Damage and Contractual Liabilities or reasonable equivalent thereto) covering the Leased Premises and Tenant’s use thereof against claims for bodily injury or death, property damage and product liability occurring upon, in or about the Leased Premises, such insurance to be written on an occurrence basis (not a claims made basis), to be in combined single limits amounts not less than $3,000,000 and to have general aggregate limits of not less than $5,000,000 for each policy year. Such policy shall name Landlord, Landlord’s managing agent, any mortgagee and any other party reasonably designated by Landlord as additional insureds, and shall provide that such policy may not be materially changed or canceled on less than thirty (30) days’ prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing such insurance within thirty (30) days prior to the expiration of each such policy. If Tenant fails to carry such insurance, Landlord may obtain such insurance and Tenant shall promptly reimburse Landlord therefor. In addition, Tenant shall maintain, throughout the term of the Lease, All Risk Coverage for the full cost of replacement of Tenant’s trade fixtures, merchandise and personal property.

(b) Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, or their respective property, the Leased Premises, its contents, or other portions of the Building arising from any risk which is insured against under any all risk coverage insurance carried (or required to be carried) by either Landlord or Tenant. All insurance policies maintained by Landlord or Tenant as provided in this Lease shall contain an agreement by the insurer waiving the insurer’s right of subrogation against the other party to this Lease.

34. Brokers. Except for Office Advisory, Inc. representing Tenant, whose commission shall be paid by Landlord, Landlord and Tenant each represents and warrants to the other that neither party has engaged or had any conversations or negotiations with any broker, finder or other third party concerning the matters set forth in this Amendment who would be entitled to any commission or fee based on the execution of this Amendment. Landlord and Tenant each hereby indemnifies the other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. Without limiting the foregoing, Tenant expressly agrees to indemnify Landlord from any claim for any brokerage commission (together with all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses) by Nora and/or Trammell Crow.

35. Concessions. Except as expressly provided herein, no free rent, moving allowances, tenant improvement allowances or other such financial concessions contained in the Lease shall apply to the Lease as extended hereby.

36. Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

37. Incorporation. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect. Without limitation, Tenant shall continue to have all rights to signage on the exterior of the Building as set forth in the Lease. As amended hereby, the Lease is hereby ratified and confirmed by Landlord and Tenant. To the extent the terms hereof are inconsistent with the terms of the Lease, the terms hereof shall control.

(SIGNATURES CONTAINED ON THE FOLLOWING PAGE)

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IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed on the day and year first written above.

Signed, sealed and delivered as to Landlord, in the presence of:	LANDLORD:
DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership

/s/ Unofficial Witness	By:	Duke Realty Corporation,
Unofficial Witness		its General Partner

		By:	/s/ W. Kerry Armstrong
		Name:	W. Kerry Armstrong
/s/ Patricia L. Adams		Title:	Senior Vice President Atlanta Office Group
Notary Public

Notary Public, Gwinnett County, Georgia My Commission Expires August 12, 2005

Signed, sealed and delivered as to Tenant, in the presence of:	TENANT:

TRX, INC., a Georgia corporation

		By:	/s/ Timothy J. Severt
/s/ Christopher Tomseth		Name:	Timothy J. Severt
Unofficial Witness		Title:	EVP, Administration

/s/ Aurelia Berry
Notary Public

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EXHIBIT A

ORIGINAL PREMISES

EXHIBIT A

ORIGINAL PREMISES

EXHIBIT A

ORIGINAL PREMISES

EXHIBIT A

ORIGINAL PREMISES

EXHIBIT A

ORIGINAL PREMISES

EXHIBIT A

ORIGINAL PREMISES

EXHIBIT B

EXHIBIT B

EXHIBIT B

EXHIBIT C

JANITORIAL SPECIFICATIONS

I.	LEASED PREMISES

A.	Daily (five (5) days a week)

1. Sweep, damp mop, or vacuum all floor areas of resilient, wood or carpet.

2. Empty and damp wash all wastebaskets, remove all trash, and, if necessary, insert new liners.

3. Dust, clean and/or polish level surfaces of filing cabinets, all other office furniture (including, without limitation, conference tables), windowsills, and picture frames. The tops of desks to be polished upon request, provided that Tenant removes any and all personal effects from surface areas.

4. Wash breakroom table tops and base of tables and chairs.

5. Clean glass and Plexiglas surfaces and polish railings where applicable.

6. Clean and scrub all restrooms: floors and stall partitions, mirrors, soap dispensers, shelves, wash basins, exposed plumbing, dispensers and disposal container exteriors using detergent disinfectant and water. Clean and sanitize toilets and urinals with detergent disinfectant beginning with the seats and working down. Pour on ounce of bowl cleaner after cleaning and do not flush. Clean and polish bright metals. Refill all soap, toilet tissue and towel dispensers. Empty trash and replace liners, [only if restroom within Leased Premises]

B.	Weekly

1. Remove gum, tar, etc., adhering to floor, tile, spot clean carpet stains.

2. Spot wash to remove smudges, marks, and fingerprints from walls, equipment, door partitions, light switches, desktops, etc.

3. Vacuum or remove lint on all cloth covered furniture.

4. Clean door tracks.

5. Spot clean and recondition hard surfaced floor area with wax and buffer.

6. Spot clean all high areas including moldings, door blinds, window casings, venetian blinds, etc.

C.	Monthly

1. High dust all light fixtures (remove all fingerprints and smudges with a mild detergent and water) and other vertical or horizontal surfaces.

2. Wipe down all exterior and interior wood doors with mild detergent and water. Do not use wax or polish unless instructed.

3. Dust all high areas including moldings, door blinds, window casings, venetian blinds, etc.

4. Clean all baseboards. Clean all entrance door thresholds.

D.	Quarterly

As needed, strip and refinish vinyl flooring, but not to exceed every two months.

E.	Annually

Interior window cleaning services are performed one time per year.

II.	COMMON AREAS

A.	Daily (five (5) days a week)

1. Wash and sanitize water fountains.

2. Sweep all stairwells, steps and landings.

3. Clean elevator cab walls, vacuum cab carpet and spot clean where needed. Cleaning materials will be specified by Property Management for any special finish, elevator frames and doors.

4. Clean glass and Plexiglas surfaces and polish railings where applicable.

5. Clean and scrub all restrooms: floors and stall partitions, mirrors, soap dispensers, shelves, wash basins, exposed plumbing, dispensers and disposal container exteriors using detergent disinfectant and water. Clean and sanitize toilets and urinals with detergent disinfectant beginning with the seats and working down. Pour on ounce of bowl cleaner after cleaning and do not flush. Clean and polish bright metals. Refill all soap, toilet tissue and towel dispensers. Empty trash and replace liners.

6. Clean and polish all tile lobby floors. Vacuum all lobby carpet. Clean and /or spot clean carpets as needed.

7. Notify Property Management of any irregularities in the building.

B.	Weekly

Damp mop all interiors stairwells and landings. Clean marble detergent and clear water. Provide Supervisor’s nightly inspection sheets to Property Management representative.

C.	Monthly

1. Make inspection tour with a Property Management representative (monthly or as needed).

2. Clean all baseboards. Clean all entrance door thresholds.

D.	Semi-Annually

1. Clean carpet in public areas.

2. Exterior window cleaning.

E.	Annual

Interior window services are performed one time per year.

19

EXHIBIT D

MAINTENANCE SPECIFICATIONS

GROUNDS MAINTENANCE SPECIFICATIONS

1.0	Turf

A.	Mowing

Primary turf areas are those areas specified by the client that require weekly maintenance with riding, walk behind or push type mowers.

All primary turf areas are to be mowed every seven (7) days. Any mowing required during off-peak periods will be performed as needed. Well maintained rotary mowers with sharp blades are to be used.

Considering the topography, Landlord’s Landscape Contractor (hereinafter referred to as “LLC”) is required to use the proper mowing equipment to provide a high quality cut and minimize the occurrence of unnecessary scalping due to uneven terrain.

Fescue turf is to be mowed at a height of 3  1/2 - 4 inches.

Bermuda turf is to be mowed at a height of 1  1/2 - 3  1/2 inches.

Excessive clippings are to be collected and removed from the job site at the end of each visit. Clippings are not to be left overnight for removal the following day. The use of bagging attachments is recommended but not required.

Permanent fixtures in the turf areas are to be trimmed with weedeaters to avoid unsightly growth at the base. Care is to be taken at all times when operating around fixtures to prevent damage to them. (A thin bank, 1” wide, can also be sprayed out at the base using a total kill herbicide to address unsightly growth from arising.)

Bermuda grass is to be scalp cut in the early spring to remove the dormant and dead growth on top. This cut should be 1 1/2 inches high. Clippings produced are to be collected and removed from the job site.

Turf fungus diseases should be treated on as-needed basis within the contract price. Dallas Grass, Nut Sedge Grass, and Goose Grass should also be treated on an as-needed basis within the contract price.

B.	Edging

Curbs, sidewalks and bedlines are to be edged with a mechanical, steel bladed edger on a weekly basis to maintain a neat appearance.

Turf along curbs and sidewalks that cannot be addressed with routine edging operations due to broken curbs or uneven borders are to be treated chemically and/or physically removed with a spade.

Edging that cannot be addressed during regular visits, due to vehicle obstructions, is to be discussed with the client to achieve a solution.

C.	Overseeding

D.	Trash and Debris

During routine maintenance visits the LLC is responsible for removing normal accumulations of trash and debris from the property.

Curbs, sidewalks, parking lots, etc. are to be cleaned with mechanical blowers and/or brooms to maintain a neat appearance.

Heavy accumulations of sand, gravel, leaves, etc. are to be removed with a shovel and brooms if blowers provide unsatisfactory results.

EXHIBIT D

MAINTENANCE SPECIFICATIONS

2.0	Trees and Shrubs

A.	Pruning

All plant material is to be pruned in a manner to provide a neat, natural appearance.

Shearing or selective pruning techniques are left to the discretion of LLC.

Dead and diseased wood is to be removed as it appears to prevent further infection.

Shade trees are to be limbed up according to tree type and surrounding conditions.

Suckers are to be removed from the base of plant material as they appear, to maintain a neat appearance.

Ornamental flowering trees are to be pruned at the proper time of year to encourage maximum flower production.

All pruning debris is the responsibility of the LLC. No debris may be disposed of on site without the expressed permission of the customer.

B.	Dormant Season Pruning

Deep cut selective pruning and hard cut backs will be performed on plant material during winter months for corrective and restorative purposes. Client shall be informed before any drastic cut backs are performed.

C.	Insect and Disease Control

All plant material will be fertilized with a balanced slow release fertilizer in the dormant season and supplemented throughout the year as necessary to maintain vigorous healthy plant material.

Plant material is to be inspected on a weekly basis to detect potential infestations of insects and/or disease.

A preventative spray program is to be implemented to provide protection against potential infestations.

When insect and/or disease problems are detected, legally approved chemicals are to be used to treat the problem.

At all times public and environmental safety is to be considered when applying pesticides.

D.	Staking

Occasionally a tree may need to be staked/re-staked to correct a leaning problem. However, should groups of trees need staking a separate cost will be provided to the customer.

Staking guy lines are to be inspected regularly for girdling. Staking guys are to remain on the material until the material can stand alone. If material begins to girdle but cannot stand alone, loosen guys to provide proper support.

E.	Mulch

Shrub beds and tree wells are to be mulched once in the fall per contract. A cost for mulching in the spring will be provided separately. Pine straw mulching will be billed to the customer separately for this application.

EXHIBIT D

MAINTENANCE SPECIFICATIONS

Pine straw mulch is to be applied to maintain a 3” thick layer.

Pine cones and sticks are to be removed from the mulched areas when the straw is applied.

Pine straw mulch is to be maintained within the confines of the bedlines and hardscape to provide a neat appearance.

Bedlines are to be trenched to a depth of 3” at least once per year.

F.	Weed Control

All mulched shrub beds, maintained natural areas, and walking paths, are to be treated with a pre-emergence and/or post-emergence chemicals to control weeds.

Weeds more than 2” tall are to be removed by hand and disposed of.

Weeds less than 2” are to be treated with legally approved post-emergence herbicides.

3.0	Irrigation

A cost for an Irrigation Planned Service Program and winterization is to be provided as a line item.

The LLC is to monitor the irrigation system as needed to assure proper operation.

LLC is responsible for making timing changes and minor adjustments to the system to assure proper watering times and area coverage.

LLC is responsible for the replacement and repair of irrigation heads, valves, hose bibs and all other parts of the system damaged by LLC’s operations.

Should malfunctions occur the LLC is to notify the client immediately of the problem and provide the malfunction solution along with a proposal to repair it.

4.0	Watering

All plant material is to be inspected weekly for moisture.

Soil probes are to be used to determine the need for watering. The probe should be inserted directly into the root ball to remove a soil sample. From the soil sample, a determination of watering needs is to be made.

Supplemental watering beyond that supplied by irrigation and rainfall is to be referenced by a separate proposal.

In the event poor drainage occurs in beds; resulting in plant loss, proposals are to be submitted to address the problem.

5.0	Miscellaneous

At all times, LLC operations personnel are to be dressed in company identifying uniforms.

The LLC is responsible for drug testing their employees and must supply evidence of a drug free work force.

All equipment used by the LLC is required to meet the standards set by OSHA when operating equipment on the client’s property.

It is the LLC’s responsibility to train and supervise operations personnel in the proper and safe operation and application of equipment and materials used on the client’s property.

EXHIBIT D

MAINTENANCE SPECIFICATIONS

The schedule of work hours for the accomplishment of landscape maintenance services will conform to the requirements of the project management (customers), and contractor will in no way interfere with the normal routine of the project staff or visitors.

EXHIBIT D

MAINTENANCE SPECIFICATIONS

TURF FERTILIZATION

COOL SEASON TURF

The following specifications are intended to be consistent with label instructions. In the event specifications conflict with label instructions the label instructions should be followed. All applications must comply with local, state, and federal regulations.

The contractor is responsible for providing the owner with healthy, vigorous plant material and turf throughout the term of the contract. Should any plant material not respond to the following outline, the LLC shall provide the customer with a proposal and cost to correct the condition.

FIRST APPLICATION

February – March

1.5 lb. Nitrogen per 1,000 Sq. Ft.

•	3/4 lb. from Methylene urea (85% slow release)

•	3/4 lb. from urea

.25 lb. Phosphorus

•	Derived from Polyphosphate

.25 lb. Potassium

•	Derived from muriate of potash

Broadleaf weed control

•	Post emergent control

Crab grass control

•	Derived from Barricade 65 WDG .75 lb. per acre

3 oz. iron per 1,000 Sq. Ft.

•	Derived from ferromec A.C. 15-0-0

SECOND APPLICATION

April

1.25 If. Nitrogen per 1,000 Sq. Ft.

•	1 lb. from urea formaldehyde

•	.25 lb. from urea

.25 lb. Potassium

•	Derived from muriate of potash

Broadleaf weed control

•	Post emergence control

Crab grass control

•	Derived from Barricade 65 WDG

•	.75 lb. per acre

3 oz. iron per 1,000 Sq. Ft.

•	Derived from ferromec A.C. 15-0-0 of 3.3 lbs. per acre

THIRD APPLICATION

September

1.5 lb. Nitrogen per 1,000 Sq. Ft.

•	1/2 lb. from methylene urea

•	1 lb. from urea

EXHIBIT D

MAINTENANCE SPECIFICATIONS

1.35 lb. Phosphorus

•	Source diammonium phosphate

1.35 lb. Potassium

•	Source muriate of potash

FOURTH APPLICATION

1 lb. Nitrogen per 1,000 Sq. Ft.

•	Derived from urea

.50 lb. Potassium

•	Derived from muriate of potash

Iron at 3.0 oz per 1,000 Sq. Ft.

•	Derived from ferromec A.C. 15-0-0

Broadleaf weed control

•	Post emergent control

EXHIBIT D

MAINTENANCE SPECIFICATIONS

WARM SEASON TURF

FIRST APPLICATION

February

1.5 lb. Potassium per 1,000 Sq. Ft.

•	Derived from muriate of potash

.25 lb. Phosphorus

•	Derived from Polyphosphate

Broadleaf weed control

•	Post emergent control

Crab grass control

•	Derived from Pendimethalin at a rate of 3.3 lbs. per acre

SECOND APPLICATION

Mid April

2.0 lb Nitrogen per 1,000 Sq. Ft.

•	1.25 lb. Nitrogen from urea

•	.75 lb. Nitrogen from urea formaldehyde

.50 lb. Potassium per 1,000 Sq. Ft.

•	Derived from muriate of potash

Broadleaf weed control

•	Post emergent control

Crab grass control

•	Derived from Pendimethalin at a rate of 3.3 lbs. per acre

THIRD APPLICATION

June

1.75 lb. Nitrogen per 1,000 Sq. Ft.

•	1.0 lb derived from urea formaldehyde

•	.75 lb. from urea and other sources

.10 lb Phosphorus

•	Derived from diammonium phosphate

.50 lb Potassium

•	Derived from muriate of potash

Broadleaf weed control

•	Post emergent control

FOURTH APPLICATION

Mid July

1.25 lb. Nitrogen per 1,000 Sq. Ft.

•	Derived from urea formaldehyde

EXHIBIT D

MAINTENANCE SPECIFICATIONS

Broadleaf weed control

•	Post emergent control

FIFTH APPLICATION

September – October

1.5 lb. Potassium per 1,000 Sq. Ft.

Winter grassy weed control

•	Derived from Princep 4 L. at a rate of 2 qt. per acre

Broadleaf weed control

•	Post emergent control

EXHIBIT D

MAINTENANCE SPECIFICATIONS

OVERSEEDING

The Fescue turf shall be over seeded in the fall in alternating years under the following specifications.

•	Aerator is to be used to disturb the soil surface and provide an environment for new seed soil contact.

•	An improved turf type tall Fescue blend seed type (no dwarf seed types accepted) with guaranteed germination of 90% and a guaranteed seed purity of 98% at a rate of 5 lbs. per 1,000 Sq. Ft. is to be used.

-    DAMAGED AREAS    -

Any areas damaged by disease or drought should be:

•	Scalped and debris removed.

•	Verticut and debris removed.

•	Over seeded with an improved variety of turf type Tall Fescue at a rate of 8 to 10 lbs. per 1,000 Sq. Ft.

•	Mulch with wheat straw to retain moisture.

Overseeding should be timed with the fourth fertilizer application.

-    AREAS INFESTED BY BERMUDA    -

Treatment of Bermuda infested Fescue grass shall be an option to the customer and a separate proposal shall be provided to perform the work.

EXHIBIT D

MAINTENANCE SPECIFICATIONS

TREE AND SHRUB CARE – INSECT AND DISEASE CONTROL

The following specifications are intended to be consistent with label instructions. In the event specifications conflict with label instructions the label instructions should be followed. All applications must comply with local, state, and federal regulations.

The contractor is responsible for providing the owner with healthy, vigorous plant material and turf throughout the term of the contract. Should any plant material not respond to the following outline, the LLC shall provide the customer with a proposal and cost to correct the condition.

Trees and ornamentals should be fertilized annually at the following rates.

BROAD CAST APPLICATION

1 lb. Nitrogen per 1,000 Sq. Ft. of planting

•	.60 lb. Nitrogen from urea formaldehyde

•	.40 lb. Nitrogen from urea and other sources

.25 lb. Phosphorus

•	Derived from diammonium phosphate

.60 lb. Potassium per 1,000 Sq. Ft.

•	Derived from muriate of potash

INJECTION APPLICATION FOR PARKING LOT/PLANTER PLANTINGS

Inject at a depth of 12 inches in 3 Ft. centers.

2/10 lb. Nitrogen per caliper inch of trunk diameter

1/10 lb. from urea formaldehyde

1/10 lb. Phosphorus per caliper inch of trunk diameter

•	Derived from Polyphosphate

2/10 lb. Potassium per caliper inch of trunk diameter

•	Derived from muriate of potash

Injection mix should also contain the following:

•	A 2% solution of chelated micronutrients with minimum analyses of

4.5% Iron (FE)

0.5% Copper (CU)

0.5% Manganese (MA)

0.5% Zinc (ZN)

The micronutrient package should be chelated with natural sugar glucoheptonates for maximum absorption.

All parking lot plantings should also receive a soil drench containing the following:

•	A 4.5% magnesium solution at a rate of 16 oz. of product per caliper inch of trunk diameter in sufficient water to drench the soil.

INSECT AND DISEASE CONTROL

FIRST APPLICATION

Dormant Oil

•	A 2% solution of 70 second dormant oil

•	A contact insecticide labeled for use with dormant oil at label rates.

SECOND APPLICATION

Target pest application mixture will contain the following:

•	Insecticide

•	Miticide

•	Contact and systemic fungicide

EXHIBIT D

MAINTENANCE SPECIFICATIONS

•	Chelated micronutrient package

SYSTEMIC INSECTICIDE APPLICATION

Systemic insecticides should be used at label rates in areas of high traffic; i.e., areas around doors, parks and walkways to reduce tenant exposure to sprays.

THIRD APPLICATION

Target pest application mixture will contain the following:

•	Insecticide

•	Miticide

•	Chelated micronutrient package

FOURTH APPLICATION

Dormant Oil

•	A 2% solution of 70 second dormant oil

•	A contact insecticide labeled for use with dormant oil at label rates.

EXHIBIT D

MAINTENANCE SPECIFICATIONS

IRRIGATION PLANNED SERVICE PROGRAM AND WINTERIZATION

An Irrigation Planned Service Program consists of a start up and two planned service visits and winterization. The program begins with a “Start Up”.

The term “Start Up” is misleading to many people. To prepare an irrigation system for operations, it takes more than turning on the main valve and closing the bleeders on the backflow. We require a thorough system check inclusive of the following:

Equipment Inspection*

a.	Clock

•	Visual inspection for damage to unit or wiring

•	Check operation systems for normal function

•	Adjust or repair as needed

•	Note and report results

b.	Backflow and Main Shut Off Valve

•	Visual inspection for damage or leaks

•	Check for proper operation positions and confirm normal function

•	Adjust or repair as needed

•	Note and report results

c.	Zone Valves

•	Visual inspection for damage or leaks

•	Manually operate valve

•	With valve in open position check flow

•	Adjust or repair as needed

•	Note and report results

d.	Heads (with zone valve in open position)

•	Visually inspect delivery, pattern, sweep and position

•	Adjust or repair

e.	Provide a typed evaluation explaining all problems encountered.

The two additional Planned Service visits will be performed during the growing season to ensure that the irrigation system is operating properly.

EXHIBIT D

MAINTENANCE SPECIFICATIONS

SEASONAL COLOR SPECIFICATIONS

Bed Preparation

All plant material will be pulled and the top layer of bark removed prior to soil preparation.

Irrigation heads shall be tagged prior to tilling. Any irrigation heads damaged will be replaced by contractor.

Soil preparation shall consist of tilling beds a depth of 15” – 18” with 6” – 90 degree trench.

Fertilizers, fungicides, insecticides, soil conditioners, and compost shall be incorporated into soil during bed preparation.

All debris, i.e., old plant material, rocks, clumps of soil, and excess bark, shall be removed from all planting areas prior to planting.

Installation

All plant material shall be free of insects and disease.

All plant material shall have healthy root systems and well-proportioned top growth.

Flowering plant material shall be in 80% blooms.

All plant material shall be in 3 1/2” pots or larger.

Spacing for Annuals

Summer	10” o.c.
Winter	8” o.c.

Spacing for Bulbs

Summer	10” o.c.	Jumbo or Grade A Quality
Winter	5” o.c.	#1 Quality

Maintenance

Seasonal color beds shall be maintained every 3 – 3 1/2 weeks during their growing seasons.

Maintenance visits shall include weeding, dead heading, cut backs, and additional fertilizers and mulch.

Additional fertilizers, insecticides, and fungicides shall be applied in liquid form once a month throughout the season.

Plant material will have a full guarantee. All plant material will be replaced due to any type of damage, except conditions beyond the contractors control (i.e. foot traffic, tire damage, and severe weather).

Property manager shall be notified prior to replacement installation.

All replacements shall be of no cost to the customer.

Watering

The seasonal color contractor is responsible for monitoring the water needs of all seasonal color beds and coordinating with the LLC regarding appropriate irrigation settings. It is the responsibility of the seasonal color contractor to arrange for and oversee watering of the planters

EXHIBIT D

MAINTENANCE SPECIFICATIONS

and un-irrigated beds. Hand watering by the seasonal color contractor can be provided at an extra cost.

Design

Seasonal color contractor will submit designs to property management for approval prior to installation.

NINTH AMENDMENT TO LEASE AGREEMENT

THIS NINTH AMENDMENT TO LEASE AGREEMENT (the “Amendment”) is executed this 26th day of July, 2004, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership f/k/a Duke-Weeks Realty Limited Partnership (“Landlord”), and TRX, INC., a Georgia corporation (“Tenant”).

W I T N E S S E T H :

WHEREAS, Weeks Realty, L.P. (“Weeks”) and World Travel Partners, L.P. (“WTP”) entered into that certain Lease Agreement dated September 26, 1995 (the “Original Lease”), as amended by that certain First Amendment to Lease Agreement dated August 7, 1996 (the “First Amendment”), as amended by that certain Second Amendment to Lease Agreement dated April 8, 1997 (the “Second Amendment”), as amended by that certain Third Amendment to Lease Agreement dated December 3, 1997 (the “Third Amendment”), as amended by that certain Fourth Amendment to Lease Agreement dated October 5, 1998 (the “Fourth Amendment”), as amended by that certain Fifth Amendment to Lease Agreement dated April 22, 1999 (the “Fifth Amendment”; the Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment being referred to herein, collectively, as the “First Amended Lease”); and

WHEREAS, Landlord is the successor by merger to Weeks; and

WHEREAS, Landlord and WTP entered into that certain Sixth Amendment to Lease Agreement dated August 17, 1999 (the “Sixth Amendment”; the Sixth Amendment and the First Amended Lease being hereinafter referred to, collectively, as the “Second Amended Lease”); and

WHEREAS, WTP heretofore assigned all of its interest under the Second Amended Lease to Tenant; and

WHEREAS, Landlord and Tenant entered into that Seventh Amendment to Lease Agreement dated March 29, 2000, as amended by that certain Eighth Amendment to Lease Agreement dated March 19, 2003 (the Second Amended Lease, as so amended, being hereinafter referred to hereinafter as the “Lease”), pursuant to which Tenant leases approximately 68,222 rentable square feet of space at 6 West Druid Hills Road, Suites 100, 110, 120, 400, 500, 510, 620, 640 and 700, Atlanta, Georgia 30329, within Druid Chase, said space being more particularly described therein (hereinafter referred to as the “Original Premises”); and

WHEREAS, Landlord and Tenant desire to amend the Lease to, among other things, expand the Original Premises to include (a) the additional approximately 11,135 rentable square feet of space within the Building commonly known as Suite 300, said space being more particularly described on Exhibit A attached hereto and made a part hereof (the “Suite 300 Space”), and (b) the additional approximately 1,400 rentable square feet of space within the Building commonly known as Suite 610, said space being more particularly described on Exhibit A-l attached hereto and made a part hereof (the “Suite 610 Space”; the Original Premises, the Suite 300 Space and the Suite 610 Space being referred to hereinafter, collectively, as the “Leased Premises”).

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid in hand by each party hereto to the other, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, hereby agree as follows:

1. Defined Terms. All capitalized terms used herein but undefined shall have the meaning as defined in the Lease.

2. Lease Term. The term of the Lease is hereby extended through and including October 31, 2008.

3. Expansion.

(a) Commencing as of the date (the “Suite 300 Expansion Date”) that is the earlier of (i) sixty (60) days following completion of the demolition to the Suite 300 Space required to be performed by Landlord hereunder, or (ii) the date upon which Tenant commences actual business operations in the Suite 300 Space, the Original Premises shall be expanded to include the Suite 300 Space, and as of such date, all references to the “Leased Premises” herein and in the Lease shall be deemed to include, without limitation, the Suite 300 Space.

(b) Commencing as of the date (the “Suite 610 Expansion Date”) that is the earlier of (i) sixty (60) days following completion of the demolition to the Suite 610 Space required to be performed by Landlord hereunder, or (ii) the date upon which Tenant commences actual business operations in the Suite 610 Space, the Leased Premises (as previously expanded) shall be expanded to include the Suite 610 Space, and thereafter all references to the “Leased Premises” herein and in the Lease shall be deemed to include, without limitation, the Suite 610 Space.

4. Rental. Commencing as of the Suite 300 Expansion Date and the Suite 610 Expansion Date, Tenant shall pay Base Rental, upon all of the terms and conditions set forth in the Lease, in accordance with the following schedule:

Suite 300 Expansion Date and Suite 610
Expansion Date – December 31, 2004	$90,111.36 per month
(based on $13.39 per rentable square foot per year; the amount of Base Rental for such period shall be adjusted to the extent that the Suite 300 Expansion Date and the Suite 610 Expansion Date occur on different dates)

January 1, 2005 – December 31, 2005	$1,113,776.28; $ 92,814.69 per month (based on $13.79 per rentable square foot per year)

January 1, 2006 – December 31, 2006	$1,147,189.44; $ 95,599.12 per month (based on $14.21 per rentable square foot per year)

January 1, 2007 – December 31, 2007	$1,181,605.32; $98,467.11 per month (based on $14.63 per rentable square foot per year)

January 1, 2008 – October 31, 2008	$1,014,211.20; $101,421.12 per month (based on $15.07 per rentable square foot per year)

5. Tenant’s Proportionate Share.

(a) As of the first to occur of the Suite 300 Expansion Date and the Suite 610 Expansion Date, Tenant’s Pro Rata Share shall be increased to the quotient obtained by dividing the rentable square footage of the Leased Premises by the rentable square footage of the Building (80,757 rentable square feet).

(b) As of the second to occur of the Suite 300 Expansion Date and the Suite 610 Expansion Date, Tenant’s Pro Rata Share shall be increased to 100%.

6. Construction of Suite 300 Improvements to the Leased Premises.

(a) Suite 300 Space. As of the date hereof (the “Effective Date”), Landlord will deliver and Tenant will accept the Suite 300 Space in “AS IS” condition, without representation or warranty of Landlord of any kind, except as otherwise provided in Section 8 below.

(b) Suite 300 Improvements. Landlord acknowledges that following the Effective Date, Tenant intends to construct various interior improvements within the Suite 300 Space (the “Suite 300 Improvements”). Tenant’s proposed architect/engineer, construction contractor, and mechanical, electrical and plumbing subcontractors are subject to Landlord’s prior approval, which approval shall not be unreasonably withheld or delayed. Promptly following the selection and approval of the architect/engineer, Tenant shall forward to said architect/engineer (and copy Landlord on the transmittal) Landlord’s building standards (which, Landlord heretofore delivered to Tenant), and Tenant shall cause said architect/engineer to comply with said building standards. Promptly following the selection and approval of the contractor, Tenant shall forward to said contractor (and copy Landlord on the transmittal) Landlord’s mechanical, electrical and plumbing specifications and Landlord’s rules of conduct (all of which, Landlord heretofore delivered to Tenant), and Tenant shall cause said contractor to comply with said specifications and rules of conduct. At Landlord’s request, Tenant shall coordinate a meeting among Landlord, Tenant and Tenant’s contractor to discuss the Building systems and other matters related to the construction of the Suite 300 Improvements.

(c) Suite 300 Plans and Specifications. Following the Effective Date, Tenant shall, at its sole cost and expense, prepare and submit to Landlord a complete set of permittable construction drawings (collectively, the “Suite 300 Construction Drawings”), covering all work to be performed by Tenant in constructing the Suite 300 Improvements. Tenant shall have no right to include in the Suite

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300 Construction Drawings any Suite 300 Improvements that would materially alter the exterior appearance or basic nature of the Building, or any Building systems. The Suite 300 Construction Drawings shall be in such detail as Landlord may reasonably require (provided that such requirements are consistent with customary practice in the Atlanta, Georgia office market) and shall be in compliance with all applicable statues, ordinances and regulations; provided, however, that Landlord’s approval of the Suite 300 Construction Drawings shall not be deemed to be a warranty or representation that the Suite 300 Construction Drawings comply with all applicable statues, ordinances and regulations. Landlord shall have five (5) business days after receipt of the Suite 300 Construction Drawings in which to review the Suite 300 Construction Drawings and in which to give to Tenant written notice of its approval of the Suite 300 Construction Drawings or its requested changes to the Suite 300 Construction Drawings. If Landlord requests any changes to the Suite 300 Construction Drawings, Tenant shall make such changes and shall, within five (5) business days of its receipt of Landlord’s requested changes (if any), submit the revised portion of the Suite 300 Construction Drawings to Landlord. Landlord shall have five (5) business days after receipt of the revised Suite 300 Construction Drawings in which to review said revised Suite 300 Construction Drawings and in which to give to Tenant written notice of its approval of the revised Suite 300 Construction Drawings or its requested changes thereto. This process shall continue until such time, if at all, that Landlord approves the Suite 300 Construction Drawings in accordance with this subsection (c). If Landlord shall fail to give Tenant written notice of its approval or requested changes to the Suite 300 Construction Drawings or any revisions thereto within said five (5) business day period, Landlord’s approval thereof shall be deemed given. Thereafter, any changes to the Suite 300 Construction Drawings shall be subject to Landlord’s prior written approval, including, without limitation, those required by any governmental authority having jurisdiction over the Building. Notwithstanding the foregoing, Tenant shall have the right to change the Suite 300 Construction Drawings without obtaining Landlord’s prior written consent provided that (i) such changes are non-structural in nature and are not visible from outside of the Leased Premises; (ii) such changes do not impact, in any way, any other tenant of the Building or such other tenants’ premises; (iii) such changes do not increase the load on any Building systems, services or utilities; (iv) the cost of such changes does not exceed Five Thousand and No/100 Dollars ($5,000.00); and (v) Tenant provides Landlord with five (5) days prior written notice of its intention to make such changes stating in reasonable detail the nature, extent and estimated cost of such changes together with the plans and specifications for the same. Tenant shall at all times in its preparation of the Suite 300 Construction Drawings, and of any revisions thereto, act reasonably and in good faith. Landlord shall at all times in its review of the Suite 300 Construction Drawings, and any revisions thereto, act reasonably and in good faith.

(d) Schedule. Prior to commencing the construction of the Suite 300 Improvements, Tenant shall deliver to Landlord (i) evidence of insurance (whether carried by Tenant or its contractor) reasonably satisfactory to Landlord, which insurance shall be maintained throughout the construction of the Suite 300 Improvements, and (ii) a project schedule in detail reasonably satisfactory to Landlord. Throughout the construction of the Suite 300 Improvements, Tenant shall notify Landlord promptly of any material deviations from such project schedule. Tenant or its contractor shall construct the Suite 300 Improvements in a good, first-class and workmanlike manner and in accordance with the Suite 300 Construction Drawings and all applicable governmental regulations. Landlord shall have the right, from time to time throughout the construction process, to enter upon the Leased Premises to perform periodic inspections of the Suite 300 Improvements, provided that no delay or interference with the construction of the Suite 300 Improvements is occasioned thereby. Tenant agrees to respond to and address promptly any reasonable concerns raised by Landlord during or as a result of such inspections.

(e) Punchlist. Upon substantial completion of the Suite 300 Improvements, a representative of Tenant shall inspect the Leased Premises and generate a punchlist of defective or uncompleted items relating to the completion of construction of the Suite 300 Improvements. Tenant shall notify Landlord in advance of the date on which such inspection will occur so that a representative of Landlord will have the opportunity to be present and participate in the preparation of the punchlist. Tenant shall, within a reasonable time after such punchlist is prepared, complete such incomplete work and remedy such defective work as are set forth on the punchlist.

(f) Suite 300 Allowance. Landlord shall reimburse Tenant for the Suite 300 Improvement Costs (as hereinafter defined) incurred in constructing the Suite 300 Improvements, up to an amount equal to $56,788.50 (the “Suite 300 Allowance”), as follows:

(i) Landlord shall make periodic disbursements of the Suite 300 Allowance (but no more than monthly), less a holdback (the “Suite 300 Holdback”) equal to ten percent (10%), to Tenant at such time as:

(A) Tenant has delivered to Landlord a copy of Tenant’s building permit;

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(B) Tenant has received Landlord’s written approval of the Suite 300 Construction Drawings (or such approval has been deemed given pursuant to Section 6(c) above);

(C) Tenant has delivered to Landlord invoices evidencing the cost of the Suite 300 Improvements made since the date of the preceding disbursement; and

(D) Tenant has delivered to Landlord an affidavit and interim lien waiver from Tenant’s contractor evidencing that all bills for labor, materials and services relating to all prior disbursements have been paid in full.

(ii) Landlord shall pay the remainder of the Suite 300 Allowance (less the Suite 300 Holdback) to Tenant at such time as Tenant’s contractor has:

(A) substantially completed the Suite 300 Improvements and received a certificate of occupancy from the applicable governing authority;

(B) delivered to Landlord an affidavit and final lien waiver evidencing that all bills for labor, materials and services have been paid in full; and

(C) delivered to Landlord invoices evidencing the cost of the Suite 300 Improvements.

(iii) Landlord shall pay the Suite 300 Holdback to Tenant at such time as Tenant has completed the incomplete work and remedied the defective work set forth on the punchlist and delivered to Landlord final lien waivers from all subcontractors, laborers and material suppliers having performed any work or supplied any materials in connection with the Suite 300 Improvements with a cost in excess of $5,000.00.

(iv) Disbursements of the Suite 300 Allowance and the Suite 300 Holdback shall be made by Landlord within five (5) business days of its receipt of the items required therefor pursuant to this Section 6(f).

(v) For purposes of this Amendment, the term “Suite 300 Improvement Costs” shall mean the cost of preparation of the Suite 300 Construction Drawings and all tenant buildout, including, without limitation, demising walls and utilities. Notwithstanding the foregoing, if the Suite 300 Improvement Costs exceed the Suite 300 Allowance, Tenant shall have the option, which option shall be exercised, if at all, by written notice to Tenant within sixty (60) days following the Suite 300 Expansion Date, to amortize such excess (herein, the “Suite 300 Excess Cost”) over the period commencing as of the Suite 300 Expansion Date and continuing through and including October 31,2008 on a straight-line basis at an annual rate of twelve percent (12%), which amortization payments shall be paid monthly in the same manner as Base Rental; provided, however, that Tenant shall be permitted to amortize only a maximum amount equal to the product of (a) Five and No/100 Dollars ($5.00), and (b) the rentable square feet of the Leased Premises. Tenant acknowledges and agrees that upon an early termination of the Lease for any reason, Tenant shall immediately pay to Landlord all accrued and unpaid interest, together with the unamortized portion of said Suite 300 Excess Cost. If the Suite 300 Allowance exceeds the Suite 300 Improvement Costs, Landlord and Tenant shall confirm the amount of such savings in writing, and such savings shall be credited to Tenant in such manner as Tenant reasonably requests, which may include, without limitation and at Tenant’s option, application of such savings to Base Rental, to any costs associated with any tenant improvements constructed by or on behalf of Tenant in the Suite 300 Space, and/or to the cost of any furniture, fixtures or equipment installed by Tenant in the Leased Premises or the Suite 300 Space.

(g) Notwithstanding anything in the foregoing to the contrary, Landlord acknowledges and agrees that the Suite 300 Improvements may be constructed by Tenant in stages (each, a “Suite 300 Construction Stage”). In such case, the foregoing provisions of this Section 6 relating to the preparation and approval of Suite 300 Construction Drawings, the preparation of the punchlist and the correction or completion of the items shown thereon, and the payment of the Suite 300 Allowance shall be applied to each such Suite 300 Construction Stage as the Suite 300 Improvements related to such Suite 300 Construction Stage are undertaken and completed.

7. Landlord’s Right to Bid. Tenant acknowledges and agrees that Landlord shall have the right to bid as general contractor for the construction and installation of the first (1st) Suite 300 Construction Stage of the Suite 300 Improvements. If Tenant rejects Landlord’s bid, this Section 7 shall be deemed null and void and of no further force or effect and the Suite 300 Improvements shall be constructed and installed in accordance with Section 6 above. If, however, Tenant selects Landlord’s bid,

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Section 6 above shall be deemed null and void and of no further force and effect, and Landlord shall construct and install the Suite 300 Improvements in accordance with this Section 7.

(a) Suite 300 Space. As of the Effective Date, Landlord will deliver and Tenant will accept the Suite 300 Space in “AS IS” condition, without representation or warranty of Landlord of any kind, except as otherwise provided in this Section 7 and Section 8 below.

(b) Suite 300 Plans and Specifications. Tenant will develop a space plan for the Suite 300 Space that is reasonably acceptable to Landlord (the “Suite 300 Space Plan”). Within thirty (30) days after Landlord’s receipt of the Suite 300 Space Plan, Landlord shall prepare and submit to Tenant a set of plans and specifications and/or construction drawings (the “Suite 300 Plans and Specifications”) covering all work to be performed by Landlord in constructing the leasehold improvements to the Leased Premises in accordance with the Suite 300 Space Plan (the “Suite 300 Improvements”). Tenant shall have five (5) business days after receipt of the Suite 300 Plans and Specifications in which to review the Suite 300 Plans and Specifications and to give Landlord written notice of Tenant’s approval of the Suite 300 Plans and Specifications or its requested changes to the Suite 300 Plans and Specifications. Tenant shall have no right to request any leasehold improvements or any changes to the Suite 300 Plans and Specifications that would materially alter the Leased Premises, the exterior appearance or basic nature of the Building, or the Building systems. If Tenant fails to approve or request changes to the Suite 300 Plans and Specifications within five (5) business days after its receipt of the Suite 300 Plans and Specifications, then Tenant shall be deemed to have approved the Suite 300 Plans and Specifications and the same shall thereupon be final. If Tenant requests any changes to the Suite 300 Plans and Specifications, Landlord shall make those changes which are reasonably requested by Tenant and shall within five (5) business days of its receipt of such request submit the revised portion of the Suite 300 Plans and Specifications to Tenant. Tenant may not thereafter disapprove the revised portions of the Suite 300 Plans and Specifications unless Landlord has unreasonably failed to incorporate reasonable comments of Tenant and, subject to the foregoing, the Suite 300 Plans and Specifications, as modified by said revisions, shall be deemed to be final upon the submission of said revisions to Tenant. Tenant shall at all times in its review of the Suite 300 Plans and Specifications, and of any revisions thereto, act reasonably and in good faith. Tenant agrees to confirm Tenant’s consent to the Suite 300 Plans and Specifications in writing within three (3) days following Landlord’s written request therefor.

(c) Suite 300 Cost Statement. Following Tenant’s approval (or deemed approval) of the Suite 300 Plans and Specifications, Landlord shall solicit competitive bids from at least three (3) subcontractors for each major trade. Landlord and Tenant shall review the bids jointly and select one sub-contractor for each item bid. Promptly following the selection of a subcontractor for each major trade, Landlord shall deliver to Tenant a statement of the cost to construct and install all of the Suite 300 Improvements (the “Suite 300 Cost Statement”). Tenant acknowledges and agrees that (i) the cost to construct and install the Suite 300 Improvements shall include a fee payable to the project’s construction manager or general contractor, (ii) that such construction manager or general contractor may be a subsidiary, affiliate or employees of Landlord, and (iii) said fee shall be included in the Suite 300 Cost Statement and applied against the Suite 300 Allowance (as hereinafter defined). Tenant agrees to acknowledge the Suite 300 Cost Statement in writing within three (3) days following Landlord’s written request therefor.

(d) Suite 300 Allowance. Tenant shall be responsible for the cost to construct and install the Suite 300 Improvements only to the extent that the Suite 300 Cost Statement, taking into account any increases or decreases resulting from any Suite 300 Change Orders (as hereinafter defined), exceeds $56,788.50 (the “Suite 300 Allowance”). If, following Tenant’s approval (or deemed approval) of the Suite 300 Plans and Specifications, the Suite 300 Cost Statement shows that the cost to construct and install the Suite 300 Improvements will exceed the Suite 300 Allowance, Tenant shall deliver to Landlord, within thirty (30) days following Landlord’s written request, an amount equal to one-half (1/2) of such excess. Following substantial completion of the Suite 300 Improvements, Tenant shall pay to Landlord the remaining difference between the Suite 300 Cost Statement (taking into account any increases or decreases resulting from any Suite 300 Change Orders) and the Suite 300 Allowance within ten (10) days of Landlord’s request therefor. Tenant’s failure to deliver the payments required in this paragraph shall entitle Landlord to stop the construction and installation of the Suite 300 Improvements until such payment is received. In addition, all delinquent payments shall accrue interest at 15% per annum. Notwithstanding the foregoing, if the Suite 300 Cost Statement exceeds the Suite 300 Allowance, Tenant shall have the option, which option shall be exercised, if at all, by written notice to Tenant within thirty (30) days following Tenant’s receipt of the Suite 300 Cost Statement, to amortize such excess (herein, the “Suite 300 Excess Cost”) over the period commencing as of the Suite 300 Expansion Date and continuing through and including October 31, 2008 on a straight-line basis at an annual rate of twelve percent (12%), which amortization payments shall be paid monthly in the same manner as Base Rental; provided, however, that Tenant shall be permitted to amortize only a maximum amount equal to the product of (a) Five and No/100 Dollars ($5.00), and (b) the rentable square feet of

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the Leased Premises. Tenant acknowledges and agrees that upon an early termination of the Lease for any reason, Tenant shall immediately pay to Landlord all accrued and unpaid interest, together with the unamortized portion of said Suite 300 Excess Cost. If the Suite 300 Allowance exceeds the Suite 300 Cost Statement (taking into account any increases or decreases resulting from any Suite 300 Change Orders), Landlord and Tenant shall confirm the amount of such savings in writing, and such savings shall be credited to Tenant in such manner as Tenant reasonably requests which may include, without limitation and at Tenant’s option, application of such savings to the construction of Suite 300 Improvements related to future Suite 300 Construction Stages, to any of the kinds of costs within the definition of “Suite 300 Improvement Costs”, above, to Base Rental, to any costs associated with any tenant improvements constructed by or on behalf of Tenant in the Suite 300 Space, and/or to the cost of any furniture, fixtures or equipment installed by Tenant in the Leased Premises or the Suite 300 Space.

(e) Schedule. Landlord shall provide Tenant with a proposed schedule for the construction and installation of the Suite 300 Improvements and shall notify Tenant of any material changes to said schedule. Tenant agrees to coordinate with Landlord regarding the installation of Tenant’s phone and data wiring and any other trade related fixtures that will need to be installed in the Leased Premises prior to substantial completion. In addition, if and to the extent permitted by applicable laws, rules and ordinances, Tenant shall have the right to enter the then unoccupied portion of the Leased Premises for thirty (30) days prior to the anticipated date for substantial completion (as such date may be modified from time to time) in order to install fixtures and otherwise prepare the Leased Premises for occupancy (which right shall expressly exclude making any structural modifications). During any entry prior to substantial completion Tenant shall not interfere with Landlord’s completion of the Suite 300 Improvements.

(f) Suite 300 Change Orders. Tenant shall have the right to request changes to the Suite 300 Plans and Specifications at any time by way of written change order (each, a “Suite 300 Change Order”, and collectively, “Suite 300 Change Orders”). Provided such Suite 300 Change Order is reasonably acceptable to Landlord, Landlord shall prepare and submit promptly to Tenant a memorandum setting forth the impact on cost and schedule resulting from said Suite 300 Change Order (the “Suite 300 Change Order Memorandum of Agreement”). Tenant shall, within three (3) days following Tenant’s receipt of the Suite 300 Change Order Memorandum of Agreement, either (i) execute and return the Suite 300 Change Order Memorandum of Agreement to Landlord, in which case the Suite 300 Cost Statement shall be deemed modified automatically to take into account said Suite 300 Change Order, or (ii) retract its request for the Suite 300 Change Order. If, after taking the Suite 300 Change Order into account, the cost to construct and install the Suite 300 Improvements, will exceed the Suite 300 Allowance, then, at Landlord’s option, Tenant shall pay to Landlord (or Landlord’s designee), within fifteen (15) days following Landlord’s request, any increase in the cost to construct and install the Suite 300 improvements resulting from the Suite 300 Change Order, as set forth in the Suite 300 Change Order Memorandum of Agreement. Landlord shall not be obligated to commence any work set forth in a Suite 300 Change Order until such time as Tenant has delivered to Landlord the Suite 300 Change Order Memorandum of Agreement executed by Tenant and, if applicable, Tenant has paid Landlord in full for any increase in the Suite 300 Cost Statement.

(g) Punchlist. Upon substantial completion of the Suite 300 Improvements, a representative of Tenant shall inspect the Leased Premises and generate a punchlist of defective or uncompleted items relating to the completion of construction of the Suite 300 Improvements. Tenant shall notify Landlord of the date on which such inspection will occur so that a representative of Landlord will have an opportunity to be present and participate in the preparation of the punchlist. Following such inspection, Tenant shall submit the punchlist to Landlord and Landlord shall, within a reasonable time thereafter, complete such incomplete work and remedy such defective work as are set forth on the punchlist.

(h) Acceptance. Promptly following Landlord’s substantial completion of the Suite 300 Improvements, Tenant shall execute Landlord’s acceptance of premises form acknowledging that except for any punchlist items, that Tenant has accepted the Suite 300 Improvements.

(i) Warranty. Landlord hereby warrants to Tenant, which warranty shall survive for the one (1) year period following substantial completion of the applicable portion of the Suite 300 Improvements, that (A) the materials and equipment furnished by Landlord’s contractors in the completion of the Suite 300 Improvements will be of good quality and new, and (B) such materials and equipment and the work of such contractors shall be free from defects not inherent in the quality required or permitted hereunder. This warranty shall exclude damages or defects caused by Tenant, its agents, employees or contractors, improper or insufficient maintenance, improper operation or normal wear and tear under normal usage.

8. Demolition of Suite 300 Space. Promptly following the Effective Date, Landlord shall, at Landlord’s sole cost and expense, fully demolish the Suite 300 Space in accordance with Tenant’s reasonable specifications.

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9. Construction of Suite 610 Improvements to the Leased Premises.

(a) Suite 610 Space. As of the Effective Date, Landlord will deliver and Tenant will accept the Suite 610 Space in “AS IS” condition, without representation or warranty of Landlord of any kind, except as otherwise provided in Section 11 below.

(b) Suite 610 Improvements. Landlord acknowledges that following the Effective Date, Tenant intends to construct various interior improvements within the Suite 610 Space (the “Suite 610 Improvements”). Tenant’s proposed architect/engineer, construction contractor, and mechanical, electrical and plumbing subcontractors are subject to Landlord’s prior approval, which approval shall not be unreasonably withheld or delayed. Promptly following the selection and approval of the architect/engineer, Tenant shall forward to said architect/engineer (and copy Landlord on the transmittal) Landlord’s building standards (which, Landlord heretofore delivered to Tenant), and Tenant shall cause said architect/engineer to comply with said building standards. Promptly following the selection and approval of the contractor, Tenant shall forward to said contractor (and copy Landlord on the transmittal) Landlord’s mechanical, electrical and plumbing specifications and Landlord’s rules of conduct (all of which, Landlord heretofore delivered to Tenant), and Tenant shall cause said contractor to comply with said specifications and rules of conduct. At Landlord’s request, Tenant shall coordinate a meeting among Landlord, Tenant and Tenant’s contractor to discuss the Building systems and other matters related to the construction of the Suite 610 Improvements.

(c) Suite 610 Plans and Specifications. Following the Effective Date, Tenant shall, at its sole cost and expense, prepare and submit to Landlord a complete set of permittable construction drawings (collectively, the “Suite 610 Construction Drawings”), covering all work to be performed by Tenant in constructing the Suite 610 Improvements. Tenant shall have no right to include in the Suite 610 Construction Drawings any Suite 610 Improvements that would materially alter the exterior appearance or basic nature of the Building, or any Building systems. The Suite 610 Construction Drawings shall be in such detail as Landlord may reasonably require (provided that such requirements are consistent with customary practice in the Atlanta, Georgia office market) and shall be in compliance with all applicable statues, ordinances and regulations; provided, however, that Landlord’s approval of the Suite 610 Construction Drawings shall not be deemed to be a warranty or representation that the Suite 610 Construction Drawings comply with all applicable statues, ordinances and regulations. Landlord shall have five (5) business days after receipt of the Suite 610 Construction Drawings in which to review the Suite 610 Construction Drawings and in which to give to Tenant written notice of its approval of the Suite 610 Construction Drawings or its requested changes to the Suite 610 Construction Drawings. If Landlord requests any changes to the Suite 610 Construction Drawings, Tenant shall make such changes and shall, within five (5) business days of its receipt of Landlord’s requested changes (if any), submit the revised portion of the Suite 610 Construction Drawings to Landlord. Landlord shall have five (5) business days after receipt of the revised Suite 610 Construction Drawings in which to review said revised Suite 610 Construction Drawings and in which to give to Tenant written notice of its approval of the revised Suite 610 Construction Drawings or its requested changes thereto. This process shall continue until such time, if at all, that Landlord approves the Suite 610 Construction Drawings in accordance with this subsection (c). If Landlord shall fail to give Tenant written notice of its approval or requested changes to the Suite 610 Construction Drawings or any revisions thereto within said five (5) business day period, Landlord’s approval thereof shall be deemed given. Thereafter, any changes to the Suite 610 Construction Drawings shall be subject to Landlord’s prior written approval, including, without limitation, those required by any governmental authority having jurisdiction over the Building. Notwithstanding the foregoing, Tenant shall have the right to change the Suite 610 Construction Drawings without obtaining Landlord’s prior written consent provided that (i) such changes are nonstructural in nature and are not visible from outside of the Leased Premises; (ii) such changes do not impact, in any way, any other tenant of the Building or such other tenants’ premises; (iii) such changes do not increase the load on any Building systems, services or utilities; (iv) the cost of such changes does not exceed Five Thousand and No/100 Dollars ($5,000.00); and (v) Tenant provides Landlord with five (5) days prior written notice of its intention to make such changes stating in reasonable detail the nature, extent and estimated cost of such changes together with the plans and specifications for the same. Tenant shall at all times in its preparation of the Suite 610 Construction Drawings, and of any revisions thereto, act reasonably and in good faith. Landlord shall at all times in its review of the Suite 610 Construction Drawings, and any revisions thereto, act reasonably and in good faith.

(d) Schedule. Prior to commencing the construction of the Suite 610 Improvements, Tenant shall deliver to Landlord (i) evidence of insurance (whether carried by Tenant or its contractor) reasonably satisfactory to Landlord, which insurance shall be maintained throughout the construction of the Suite 610 Improvements, and (ii) a project schedule in detail reasonably satisfactory to Landlord. Throughout the construction of the Suite 610 Improvements, Tenant shall notify Landlord promptly of any material deviations from such project schedule. Tenant or its contractor shall construct the Suite 610

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Improvements in a good, first-class and workmanlike manner and in accordance with the Suite 610 Construction Drawings and all applicable governmental regulations. Landlord shall have the right, from time to time throughout the construction process, to enter upon the Leased Premises to perform periodic inspections of the Suite 610 Improvements, provided that no delay or interference with the construction of the Suite 610 Improvements is occasioned thereby. Tenant agrees to respond to and address promptly any reasonable concerns raised by Landlord during or as a result of such inspections.

(e) Punchlist. Upon substantial completion of the Suite 610 Improvements, a representative of Tenant shall inspect the Leased Premises and generate a punchlist of defective or uncompleted items relating to the completion of construction of the Suite 610 Improvements. Tenant shall notify Landlord in advance of the date on which such inspection will occur so that a representative of Landlord will have the opportunity to be present and participate in the preparation of the punchlist. Tenant shall, within a reasonable time after such punchlist is prepared, complete such incomplete work and remedy such defective work as are set forth on the punchlist.

(f) Suite 610 Allowance. Landlord shall reimburse Tenant for the Suite 610 Improvement Costs (as hereinafter defined) incurred in constructing the Suite 610 Improvements, up to an amount equal to $7,000.00 (the “Suite 610 Allowance”), as follows:

(i) Landlord shall make periodic disbursements of the Suite 610 Allowance (but no more than monthly), less a holdback (the “Suite 610 Holdback”) equal to ten percent (10%), to Tenant at such time as:

(A) Tenant has delivered to Landlord a copy of Tenant’s building permit;

(B) Tenant has received Landlord’s written approval of the Suite 610 Construction Drawings (or such approval has been deemed given pursuant to Section 9(c) above);

(C) Tenant has delivered to Landlord invoices evidencing the cost of the Suite 610 Improvements made since the date of the preceding disbursement; and

(D) Tenant has delivered to Landlord an affidavit and interim lien waiver from Tenant’s contractor evidencing that all bills for labor, materials and services relating to all prior disbursements have been paid in full.

(ii) Landlord shall pay the remainder of the Suite 610 Allowance (less the Suite 610 Holdback) to Tenant at such time as Tenant’s contractor has:

(A) substantially completed the Suite 610 Improvements and received a certificate of occupancy from the applicable governing authority;

(B) delivered to Landlord an affidavit and final lien waiver evidencing that all bills for labor, materials and services have been paid in full; and

(C) delivered to Landlord invoices evidencing the cost of the Suite 610 Improvements.

(iii) Landlord shall pay the Suite 610 Holdback to Tenant at such time as Tenant has completed the incomplete work and remedied the defective work set forth on the punchlist and delivered to Landlord final lien waivers from all subcontractors, laborers and material suppliers having performed any work or supplied any materials in connection with the Suite 610 Improvements with a cost in excess of $5,000.00.

(iv) Disbursements of the Suite 610 Allowance and the Suite 610 Holdback shall be made by Landlord within five (5) business days of its receipt of the items required therefor pursuant to this Section 6(f).

(v) For purposes of this Amendment, the term “Suite 610 Improvement Costs” shall mean the cost of preparation of the Suite 610 Construction Drawings and all tenant buildout, including, without limitation, demising walls and utilities. Notwithstanding the foregoing, if the Suite 610 Improvement Costs exceed the Suite 610 Allowance, Tenant shall have the option, which option shall be exercised, if at all, by written notice to Tenant within sixty (60) days following the Suite 610 Expansion Date, to amortize such excess (herein, the “Suite 610 Excess Cost”) over the period commencing as of the Suite 610 Expansion Date and continuing through and including October 31, 2008 on a straight-line basis at an annual rate of twelve percent (12%), which amortization payments shall be paid monthly in the same manner as Base Rental; provided, however, that Tenant shall be permitted to amortize only a

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maximum amount equal to the product of (a) Five and No/100 Dollars ($5.00), and (b) the rentable square feet of the Leased Premises. Tenant acknowledges and agrees that upon an early termination of the Lease for any reason, Tenant shall immediately pay to Landlord all accrued and unpaid interest, together with the unamortized portion of said Suite 610 Excess Cost. If the Suite 610 Allowance exceeds the Suite 610 Improvement Costs, Landlord and Tenant shall confirm the amount of such savings in writing, and such savings shall be credited to Tenant in such manner as Tenant reasonably requests, which may include, without limitation and at Tenant’s option, application of such savings to Base Rental, to any costs associated with any tenant improvements constructed by or on behalf of Tenant in the Suite 610 Space, and/or to the cost of any furniture, fixtures or equipment installed by Tenant in the Leased Premises or the Suite 610 Space.

(g) Notwithstanding anything in the foregoing to the contrary, Landlord acknowledges and agrees that the Suite 610 Improvements may be constructed by Tenant in stages (each, a “Suite 610 Construction Stage”). In such case, the foregoing provisions of this Section 9 relating to the preparation and approval of Suite 610 Construction Drawings, the preparation of the punchlist and the correction or completion of the items shown thereon, and the payment of the Suite 610 Allowance shall be applied to each such Suite 610 Construction Stage as the Suite 610 Improvements related to such Suite 610 Construction Stage are undertaken and completed.

10. Landlord’s Right to Bid. Tenant acknowledges and agrees that Landlord shall have the right to bid as general contractor for the construction and installation of the first (1st) Suite 610 Construction Stage of the Suite 610 Improvements. If Tenant rejects Landlord’s bid, this Section 10 shall be deemed null and void and of no further force or effect and the Suite 610 Improvements shall be constructed and installed in accordance with Section 9 above. If, however, Tenant selects Landlord’s bid, Section 9 above shall be deemed null and void and of no further force and effect, and Landlord shall construct and install the Suite 610 Improvements in accordance with this Section 10.

(a) Suite 610 Space. As of the Effective Date, Landlord will deliver and Tenant will accept the Suite 610 Space in “AS IS” condition, without representation or warranty of Landlord of any kind, except as otherwise provided in this Section 10 and Section 11 below.

(b) Suite 610 Plans and Specifications. Tenant will develop a space plan for the Suite 610 Space that is reasonably acceptable to Landlord (the “Suite 610 Space Plan”). Within thirty (30) days after Landlord’s receipt of the Suite 610 Space Plan, Landlord shall prepare and submit to Tenant a set of plans and specifications and/or construction drawings (the “Suite 610 Plans and Specifications”) covering all work to be performed by Landlord in constructing the leasehold improvements to the Leased Premises in accordance with the Suite 610 Space Plan (the “Suite 610 Improvements”). Tenant shall have five (5) business days after receipt of the Suite 610 Plans and Specifications in which to review the Suite 610 Plans and Specifications and to give Landlord written notice of Tenant’s approval of the Suite 610 Plans and Specifications or its requested changes to the Suite 610 Plans and Specifications. Tenant shall have no right to request any leasehold improvements or any changes to the Suite 610 Plans and Specifications that would materially alter the Leased Premises, the exterior appearance or basic nature of the Building, or the Building systems. If Tenant fails to approve or request changes to the Suite 610 Plans and Specifications within five (5) business days after its receipt of the Suite 610 Plans and Specifications, then Tenant shall be deemed to have approved the Suite 610 Plans and Specifications and the same shall thereupon be final. If Tenant requests any changes to the Suite 610 Plans and Specifications, Landlord shall make those changes which are reasonably requested by Tenant and shall within five (5) business days of its receipt of such request submit the revised portion of the Suite 610 Plans and Specifications to Tenant. Tenant may not thereafter disapprove the revised portions of the Suite 610 Plans and Specifications unless Landlord has unreasonably failed to incorporate reasonable comments of Tenant and, subject to the foregoing, the Suite 610 Plans and Specifications, as modified by said revisions, shall be deemed to be final upon the submission of said revisions to Tenant. Tenant shall at all times in its review of the Suite 610 Plans and Specifications, and of any revisions thereto, act reasonably and in good faith. Tenant agrees to confirm Tenant’s consent to the Suite 610 Plans and Specifications in writing within three (3) days following Landlord’s written request therefor.

(c) Suite 610 Cost Statement. Following Tenant’s approval (or deemed approval) of the Suite 610 Plans and Specifications, Landlord shall solicit competitive bids from at least three (3) subcontractors for each major trade. Landlord and Tenant shall review the bids jointly and select one sub-contractor for each item bid. Promptly following the selection of a subcontractor for each major trade, Landlord shall deliver to Tenant a statement of the cost to construct and install all of the Suite 610 Improvements (the “Suite 610 Cost Statement”). Tenant acknowledges and agrees that (i) the cost to construct and install the Suite 610 Improvements shall include a fee payable to the project’s construction manager or general contractor, (ii) that such construction manager or general contractor may be a subsidiary, affiliate or employees of Landlord, and (iii) said fee shall be included in the Suite 610 Cost Statement and applied against the Suite 610 Allowance (as hereinafter defined). Tenant agrees to

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acknowledge the Suite 610 Cost Statement in writing within three (3) days following Landlord’s written request therefor.

(d) Suite 610 Allowance. Tenant shall be responsible for the cost to construct and install the Suite 610 Improvements only to the extent that the Suite 610 Cost Statement, taking into account any increases or decreases resulting from any Suite 610 Change Orders (as hereinafter defined), exceeds $7,000.00 (the “Suite 610 Allowance”). If, following Tenant’s approval (or deemed approval) of the Suite 610 Plans and Specifications, the Suite 610 Cost Statement shows that the cost to construct and install the Suite 610 Improvements will exceed the Suite 610 Allowance, Tenant shall deliver to Landlord, within thirty (30) days following Landlord’s written request, an amount equal to one-half (1/2) of such excess. Following substantial completion of the Suite 610 Improvements, Tenant shall pay to Landlord the remaining difference between the Suite 610 Cost Statement (taking into account any increases or decreases resulting from any Suite 610 Change Orders) and the Suite 610 Allowance within ten (10) days of Landlord’s request therefor. Tenant’s failure to deliver the payments required in this paragraph shall entitle Landlord to stop the construction and installation of the Suite 610 Improvements until such payment is received. In addition, all delinquent payments shall accrue interest at 15% per annum. Notwithstanding the foregoing, if the Suite 610 Cost Statement exceeds the Suite 610 Allowance, Tenant shall have the option, which option shall be exercised, if at all, by written notice to Tenant within thirty (30) days following Tenant’s receipt of the Suite 610 Cost Statement, to amortize such excess (herein, the “Suite 610 Excess Cost”) over the period commencing as of the Suite 610 Expansion Date and continuing through and including October 31, 2008 on a straight-line basis at an annual rate of twelve percent (12%), which amortization payments shall be paid monthly in the same manner as Base Rental; provided, however, that Tenant shall be permitted to amortize only a maximum amount equal to the product of (a) Five and No/100 Dollars ($5.00), and (b) the rentable square feet of the Leased Premises. Tenant acknowledges and agrees that upon an early termination of the Lease for any reason, Tenant shall immediately pay to Landlord all accrued and unpaid interest, together with the unamortized portion of said Suite 610 Excess Cost. If the Suite 610 Allowance exceeds the Suite 610 Cost Statement (taking into account any increases or decreases resulting from any Suite 610 Change Orders), Landlord and Tenant shall confirm the amount of such savings in writing, and such savings shall be credited to Tenant in such manner as Tenant reasonably requests which may include, without limitation and at Tenant’s option, application of such savings to the construction of Suite 610 Improvements related to future Suite 610 Construction Stages, to any of the kinds of costs within the definition of “Suite 610 Improvement Costs”, above, to Base Rental, to any costs associated with any tenant improvements constructed by or on behalf of Tenant in the Suite 610 Space, and/or to the cost of any furniture, fixtures or equipment installed by Tenant in the Leased Premises or the Suite 610 Space.

(e) Schedule. Landlord shall provide Tenant with a proposed schedule for the construction and installation of the Suite 610 Improvements and shall notify Tenant of any material changes to said schedule. Tenant agrees to coordinate with Landlord regarding the installation of Tenant’s phone and data wiring and any other trade related fixtures that will need to be installed in the Leased Premises prior to substantial completion. In addition, if and to the extent permitted by applicable laws, rules and ordinances, Tenant shall have the right to enter the then unoccupied portion of the Leased Premises for thirty (30) days prior to the anticipated date for substantial completion (as such date may be modified from time to time) in order to install fixtures and otherwise prepare the Leased Premises for occupancy (which right shall expressly exclude making any structural modifications). During any entry prior to substantial completion Tenant shall not interfere with Landlord’s completion of the Suite 610 Improvements.

(f) Suite 610 Change Orders. Tenant shall have the right to request changes to the Suite 610 Plans and Specifications at any time by way of written change order (each, a “Suite 610 Change Order”, and collectively, “Suite 610 Change Orders”). Provided such Suite 610 Change Order is reasonably acceptable to Landlord, Landlord shall prepare and submit promptly to Tenant a memorandum setting forth the impact on cost and schedule resulting from said Suite 610 Change Order (the “Suite 610 Change Order Memorandum of Agreement”). Tenant shall, within three (3) days following Tenant’s receipt of the Suite 610 Change Order Memorandum of Agreement, either (i) execute and return the Suite 610 Change Order Memorandum of Agreement to Landlord, in which case the Suite 610 Cost Statement shall be deemed modified automatically to take into account said Suite 610 Change Order, or (ii) retract its request for the Suite 610 Change Order. If, after taking the Suite 610 Change Order into account, the cost to construct and install the Suite 610 Improvements, will exceed the Suite 610 Allowance, then, at Landlord’s option, Tenant shall pay to Landlord (or Landlord’s designee), within fifteen (15) days following Landlord’s request, any increase in the cost to construct and install the Suite 610 Improvements resulting from the Suite 610 Change Order, as set forth in the Suite 610 Change Order Memorandum of Agreement. Landlord shall not be obligated to commence any work set forth in a Suite 610 Change Order until such time as Tenant has delivered to Landlord the Suite 610 Change Order Memorandum of Agreement executed by Tenant and, if applicable, Tenant has paid Landlord in full for any increase in the Suite 610 Cost Statement.

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(g) Punchlist. Upon substantial completion of the Suite 610 Improvements, a representative of Tenant shall inspect the Leased Premises and generate a punchlist of defective or uncompleted items relating to the completion of construction of the Suite 610 Improvements. Tenant shall notify Landlord of the date on which such inspection will occur so that a representative of Landlord will have an opportunity to be present and participate in the preparation of the punchlist. Following such inspection, Tenant shall submit the punchlist to Landlord and Landlord shall, within a reasonable time thereafter, complete such incomplete work and remedy such defective work as are set forth on the punchlist.

(h) Acceptance. Promptly following Landlord’s substantial completion of the Suite 610 Improvements, Tenant shall execute Landlord’s acceptance of premises form acknowledging that except for any punchlist items, that Tenant has accepted the Suite 610 Improvements.

(i) Warranty. Landlord hereby warrants to Tenant, which warranty shall survive for the one (1) year period following substantial completion of the applicable portion of the Suite 610 Improvements, that (a) the materials and equipment furnished by Landlord’s contractors in the completion of the Suite 610 Improvements will be of good quality and new, and (b) such materials and equipment and the work of such contractors shall be free from defects not inherent in the quality required or permitted hereunder. This warranty shall exclude damages or defects caused by Tenant, its agents, employees or contractors, improper or insufficient maintenance, improper operation or normal wear and tear under normal usage.

11. Demolition of Suite 610 Space. Promptly following the Effective Date, Landlord shall, at Landlord’s sole cost and expense, fully demolish the Suite 610 Space in accordance with Tenant’s reasonable specifications.

12. Option to Terminate. Paragraph 17(c) of the Eighth Amendment to Lease Agreement is hereby deleted in its entirety.

13. Electrical Systems. Notwithstanding anything to the contrary contained in the Lease, Landlord shall perform infrared inspections of the Building’s electrical systems every two (2) years. If Landlord’s electrical contractor recommends any repairs as a result of any such inspection, Landlord shall make such repairs, the cost of which shall be included in Operating Expenses to the extent permitted under the Lease. Upon Tenant’s written request, Landlord shall provide Tenant with a copy of the applicable inspection report.

14. INTENTIONALLY OMITTED

15. Signage. Tenant, at Tenant’s sole cost and expense, shall have the right to install a sign placard displaying Tenant’s name and/or logo on the Building monument signage located at the North Druid Hills Road entrance drive to the Building (the “Sign”); provided that said Sign and Tenant’s installation thereof complies with all laws, rules, regulations and ordinances encumbering the Building. Without limiting the foregoing, Tenant specifically acknowledges and agrees that Tenant shall be solely responsible for ensuring that the Sign complies with the protective covenants that encumber the Building as of the date of this Amendment, and that any failure by Tenant to comply with the terms of said protective covenants (including, without limitation, obtaining any approvals therein required) shall be at Tenant’s sole risk and expense. The size, location, materials, coloring, lettering, lighting and method of installation shall be subject to Landlord’s prior approval. Tenant shall, at its sole cost and expense, keep and maintain the Sign in good condition and repair. On or before the expiration or earlier termination of the Lease, Tenant shall be responsible for removing the Sign and returning the surrounding premises to their original condition, normal wear and tear excepted. Tenant shall place no other exterior signs on the Leased Premises, Building or common areas without the prior written consent of Landlord. Landlord may immediately remove any sign not in conformity with the Lease.

16. Janitorial Services. Notwithstanding anything to the contrary contained in the Lease, TRX, Inc. (“TRX”) shall have the right, upon thirty (30) days prior notice to Landlord, to provide all janitorial services in the Building in lieu of Landlord providing such services provided that (a) TRX leases and occupies the entire Building during such time that it provides such service (it being understood that in the event Existing Tenant has failed to vacate, it shall nonetheless be deemed for the purposes of this Section 16 that Tenant leases and occupies the entire Building but Tenant shall not provide janitorial services for the space leased by the Existing Tenant), and (b) TRX complies with the Janitorial Specifications. Without limiting the foregoing, however, Tenant acknowledges and agrees that Landlord shall have the right to calculate its management fee as if Landlord were providing such janitorial services. In the event that TRX exercises its right to provide janitorial services in the Building pursuant to this Section 16, (x) Section 17(a) of the Eighth Amendment to Lease Agreement shall be considered null and void and carry no further force or effect, and (y) TRX’s option to terminate the Lease in connection with a Janitorial Default pursuant to Section 17(c) of the Eighth Amendment to Lease

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Agreement shall terminate and thereafter be null and void and of no further force or effect. This provision is personal to TRX and shall automatically terminate if all or any portion of this Lease is assigned by TRX.

17. Aesthetic Modifications.

(a) Promptly following the date hereof and in addition to the Renovations, Landlord shall (i) replace the interior elevator cab operating panel with floor call buttons, (ii) replace or refinish the interior elevator cab floor position indicator lamps, and (iii) replace the corridor push-button stations surface mounted on the walls of each floor (collectively, the “Aesthetic Modifications”). Landlord estimates that the cost to complete the Aesthetic Modifications will not exceed $25,000.00. Upon completion of the Aesthetic Modifications, Landlord shall prepare and submit to Tenant a statement of the cost to perform the Aesthetic Modifications (the “Aesthetic Cost Statement”). Tenant shall have the option, within thirty (30) days following Tenant’s receipt of the Aesthetic Cost Statement, to reimburse to Landlord an amount (the “Reimbursement Amount”) equal to one-half (1/2) of the total cost shown on the Aesthetic Cost Statement. If Tenant fails to pay the Reimbursement Amount within such 30-day period, the Reimbursement Amount shall be amortized over the term of the Lease, as extended hereby, on a straight-line basis at an annual rate of eleven percent (11%), which amortization payments shall commence as of the Suite 300 Expansion Date and shall be paid monthly in the same manner as monthly rental installments. In the event the Reimbursement Amount is amortized as aforesaid, at the request of either party, Landlord and Tenant shall enter into an amendment to this Lease confirming such amortization. Notwithstanding anything to the contrary contained herein, upon an early termination of the Lease for any reason (including, but not limited to, casualty or condemnation) other than for a Landlord default, Tenant shall immediately pay to Landlord all accrued and unpaid interest, together with the unamortized portion of the Reimbursement Amount.

(b) Notwithstanding anything to the contrary contained in the Lease for so long as Tenant leases and occupies the entire Building (it being understood that in the event Existing Tenant has failed to vacate, it shall nonetheless be deemed for the purposes of this Section 17 that Tenant leases and occupies the entire Building), and provided that Tenant is not in default under the Lease beyond any applicable cure period, Landlord shall not make any aesthetic modifications to the Building or the common areas without Tenant’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed. This provision is personal to TRX and shall automatically terminate if all or any portion of this Lease is assigned by TRX.

18. Parking. Landlord acknowledges and agrees that Tenant shall have the right, at Tenant’s sole cost and expense, to provide reasonable marking designating fifteen (15) parking spaces located adjacent to the Leased Premises in the Parking Deck as being for Tenant’s exclusive use, subject to Landlord’s reasonable approval of the location, identification, and intended marking of said parking spaces. Other than as expressly set forth elsewhere in the Lease, Tenant acknowledges and agrees that Landlord shall have no obligation to police or monitor the subject designated Tenant parking area. Upon the expiration or earlier termination of the Lease, Tenant shall remove such marking and repair any damage caused thereby.

19. Generators.

(a) Promptly following the date hereof, Landlord shall, at Landlord’s sole cost and expense, remove the emergency Onan generator Model #12.5-JC-3CR9887AB attached to the Building. Following such removal, Section 12 of the Eighth Amendment to Lease Agreement shall be of no further force or effect.

(b) Tenant shall have the right, at its sole cost and expense and subject to the terms of the Lease, to install, operate and maintain a generator (the “Generator”) in close proximity to Tenant’s existing generator, provided that (i) the design and precise location of the Generator is reasonably satisfactory to Landlord, and (ii) Tenant’s installation, operation and maintenance of the Generator is in accordance with all applicable federal, state and local laws and regulations, and the Lease. Tenant shall be solely responsible for obtaining any necessary permits and licenses required for the installation, operation and maintenance of the Generator. Prior to installation of the Generator, Tenant shall, on behalf of the installer, provide Landlord with a certificate of insurance reasonably satisfactory to Landlord. In addition, prior to installation of the Generator, at Landlord’s option, Tenant shall, at Tenant’s sole cost and expense, install screening surrounding the Generator. The size, location, design and manner of the installation of the screening surrounding the Generator shall be subject to the written approval of Landlord, which approval shall not be unreasonably withheld. Tenant shall at all times keep the Generator and the surrounding area in a clean and orderly condition.

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(c) Tenant shall be responsible for all costs of removal of the Generator and the screening surrounding the Generator. Tenant shall also be responsible for all costs associated with restoring the Building and/or common areas to their original condition after such removal. Tenant agrees, within thirty (30) days after written notice from Landlord, to remove the Generator and screening surrounding same in the event any governmental entity or applicable law or regulation requires removal thereof or Tenant fails to materially comply with the terms stated herein. Such removal shall be in accordance with all of the terms and conditions set forth herein. If Tenant elects not to remove the Generator and screening surrounding same from the Building or common areas, upon expiration or earlier termination of the Lease, or after expiration of the thirty (30) day notice period provided herein, the Generator and screening surrounding same shall be deemed abandoned by Tenant and shall become the property of Landlord or Landlord may remove the same. Provided Landlord removes the Generator within thirty (30) days following the expiration or earlier termination of the Lease (or within thirty (30) days after the expiration of the thirty (30) day notice period referenced above, if applicable), such removal by Landlord shall be at Tenant’s expense. Any provision in the Lease notwithstanding, Tenant shall indemnify and hold harmless Landlord from and against any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property arising from the Generator and screening surrounding same.

20. Right of First Offer to Purchase. So long as the Lease is in full force and effect, Tenant has not committed a default under the Lease beyond applicable cure periods at any time during the term of the Lease, and no default has occurred and is then continuing, Landlord hereby grants to Tenant a right of first offer (the “Purchase Offer”) to purchase the Building, subject to the terms and conditions set forth herein.

(a) The term of the Purchase Offer shall commence on the date hereof and shall continue through and including October 31, 2008, unless sooner terminated pursuant to the terms hereof. Notwithstanding anything contained in this Section 20 to the contrary, in the event the Lease is terminated or expires prior to the exercise of the Purchase Offer by Tenant, then the Purchase Offer shall terminate.

(b) Prior to offering the Building for sale to a third party, Landlord shall deliver to Tenant a written notice that Landlord intends to explore the sale of the Building (the “Notice to Sell”), which Notice to Sell shall specify, among other things, the purchase price for the Building and the terms of payment that Landlord is willing to accept (the “Purchase Price”) and the closing date. Tenant shall have five (5) days after receipt of the Notice to Sell to deliver an offer to Landlord offering to purchase the Building (the “Notice of Intent to Purchase”) for the Purchase Price and on the terms set forth in the Notice to Sell. The negotiation and execution of a mutually acceptable purchase and sale agreement must occur no more than fifteen (15) calendar days after the date on which Tenant gives Landlord the Notice of Intent to Purchase.

(c) If Tenant fails or elects not to give timely the Notice of Intent to Purchase within said five (5) day period, or if for any reason a mutually acceptable purchase and sale agreement is not executed, delivered and accepted by and between Landlord and Tenant within fifteen (15) calendar days after the date on which Tenant gives Landlord the Notice of Intent to Purchase, then this Purchase Offer shall terminate and Landlord may proceed to offer to sell the Building, and may thereafter sell the Building, without any longer being subject to this Purchase Offer or Tenant’s rights under this Section 20.

(d) The following transactions by Landlord shall be excluded from the Purchase Offer:

(i) A transfer of the Building to an entity controlled by Landlord.

(ii) A transfer of the Building to a development authority or other governmental or quasi-governmental agency.

(iii) A sale of the Building by foreclosure or transfer in lieu of foreclosure of a mortgage, deed of trust or deed to secure debt loan.

(iv) A sale of the Building to the appropriate condemning authority pursuant to eminent domain or under threat of eminent domain.

(v) A sale of the Building as part of a portfolio sale of one or more properties in addition to the Building.

(vi) If Landlord creates a security interest in the Building as collateral for a loan.

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(e) This Purchase Offer is personal to TRX, Inc. and shall automatically terminate and be of no further force and effect if TRX, Inc. assigns or sublets all or any portion of its interest in this Lease, other than an assignment of all of this Lease to the parent company of TRX, Inc.

(f) Notwithstanding anything to the contrary contained above, TRX, Inc. shall have the right to designate its parent company as the buyer of the Building pursuant to TRX’s exercise of this Purchase Offer.

(g) This Purchase Offer shall be null and void and terminate if Tenant is a holdover Tenant pursuant to Paragraph 30.01 of the Lease at the time Landlord is required to give Tenant the Notice to Sell or at the time Tenant gives Landlord the Notice of Intent to Purchase.

21. Security Guard in Lobby. For so long as Tenant leases and occupies the entire Building (it being understood that in the event Existing Tenant has failed to vacate, it shall nonetheless be deemed for the purposes of this Section 21 that Tenant leases and occupies the entire Building) Tenant shall have the right, at Tenant’s sole cost and expense, to station a security guard in the main lobby of the Building. Alternatively, Tenant may direct Landlord to hire a security company to station a guard at times and on days as determined by Tenant, it being understood that the additional cost associated with same shall be at Tenant’s cost, without being subject to any applicable cap on the Operating Expenses of the Building.

22. Non-Disturbance. The Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien and security title of any Mortgage (as hereinafter defined) presently existing or hereafter encumbering the Building provided that the holder of said Mortgage agrees not to disturb Tenant’s possession of the Leased Premises so long as Tenant is not in default hereunder, as evidenced by a subordination, non-disturbance agreement signed by said holder. Promptly following Landlord’s request, Tenant shall execute such a subordination and non-disturbance agreement. For purposes of this Lease, “Mortgage” shall mean any or all mortgages, deeds to secure debt, deeds of trust or other instruments in the nature thereof, and any amendments, modifications, extensions or renewals thereof. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate in such form as Landlord may reasonably request certifying (i) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (ii) the date to which rent has been paid, (iii) that there are not, to Tenant’s knowledge, any uncured defaults or specifying such defaults if any are claimed, and (iv) any other matters or state of facts reasonably required respecting the Lease, it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord and by any purchaser or mortgagee of the Building. No owner of the Leased Premises, whether or not named herein, shall have liability hereunder after it ceases to hold title to the Leased Premises. Landlord represents and warrants that as of the date of this Ninth Amendment, the Building is not encumbered by a Mortgage.

23. Memorandum of Lease. The parties agree that the Lease may not be recorded but that either party may request that the other execute a Memorandum of Lease which may be recorded. The parties agree to remove the Memorandum of Lease of record upon the expiration or earlier termination of the Lease. In the event of an early termination as a result of Tenant’s default and vacation of the Leased Premises, Tenant agrees that Landlord can unilaterally remove the Memorandum of Lease of record.

24. Management Fees. Paragraph 4.01(a)(v)(J) of the Lease is hereby modified to provide that contractual management fees and/or property management fees shall not exceed a total of three percent (3%) of gross rental income of the Building.

25. Landlord Representation. As of the date of this Ninth Amendment, to the actual knowledge of Landlord, Landlord represents and warrants that Tenant is not in default under the Lease nor has any event occurred which with the passage of time or the giving of notice, would become a default by Tenant under the Lease.

26. Perforated Metal Panels. Notwithstanding anything to the contrary contained in the Lease, Tenant shall, at Tenant’s sole cost and expense, maintain and repair all perforated metal panels located within the Leased Premises.

27. Right to Expand to Suites 300 and 610. Section 14 of the Eighth Amendment to Lease Agreement is hereby deleted in its entirety.

28. Right of First Refusal. Section 15 of the Eighth Amendment to Lease Agreement is hereby deleted in its entirety.

29. Brokers. Except for Office Advisory, Inc. representing Tenant, whose commission shall be paid by Landlord, Landlord and Tenant each represents and warrants to the other that neither party has

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engaged or had any conversations or negotiations with any broker, finder or other third party concerning the matters set forth in this Amendment who would be entitled to any commission or fee based on the execution of this Amendment. Landlord and Tenant each hereby indemnifies the other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. Without limiting the foregoing, Tenant expressly agrees to indemnify Landlord from any claim for any brokerage commission (together with all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses) by Nora and/or Trammell Crow.

30. Concessions. Except as expressly provided herein, no free rent, moving allowances, tenant improvement allowances or other such financial concessions contained in the Lease shall apply to the Lease as extended hereby.

31. Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

32. Incorporation. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect. Without limitation, Tenant shall continue to have all rights to signage on the exterior of the Building as set forth in the Lease. As amended hereby, the Lease is hereby ratified and confirmed by Landlord and Tenant. To the extent the terms hereof are inconsistent with the terms of the Lease, the terms hereof shall control.

(SIGNATURES CONTAINED ON THE FOLLOWING PAGE)

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IN WITNESS WHEREOF, the parties have caused this Ninth Amendment to be executed on the day and year first written above.

Signed, sealed and delivered as to Landlord, in the presence of:	LANDLORD:
DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership

	By:	Duke Realty Corporation,
Unofficial Witness		its General Partner

		By:	/s/ W. Kerry Armstrong
/s/ Notary Public		Name:
Notary Public		Title:

Notary Public, Gwinnett County, Georgia My Commission Expires Oct. 12, 2004

Signed, sealed and delivered as to Tenant, in the presence of:	TENANT:
TRX, INC., a Georgia corporation

/s/ Tonya Miller		By:	/s/ Timothy J Severt
Unofficial Witness		Name:	Timothy J Severt
/s/ Alison Stokes		Title:	EVP Administration
Notary Public

My Commission Expires March 18, 2007

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EXHIBIT A

SUITE 300 SPACE

d

EXHIBIT A

SUITE 300 SPACE

EXHIBIT A-1

SUITE 610 SPACE